                                                                      EXHIBIT 99





                            STERLING SOFTWARE, INC.

                          SECOND AMENDED AND RESTATED
                    REVOLVING CREDIT AND TERM LOAN AGREEMENT


                          Dated as of August 24, 1995

                                     Among

                            STERLING SOFTWARE, INC.,

                                      and

                       THE FIRST NATIONAL BANK OF BOSTON

                                   as Agent,
                                      ------

                                      and

                                   THE BANKS
                         listed on Schedule 1.1 hereto
                                   -------- ---

                            STERLING SOFTWARE, INC.
                          SECOND AMENDED AND RESTATED
                    REVOLVING CREDIT AND TERM LOAN AGREEMENT

                               TABLE OF CONTENTS

Section                                                                   Page
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

SECTION 1.  DEFINITIONS AND RULES OF INTERPRETATION......................   1

    1.1.   Definitions...................................................   1
    1.2.   Accounting Terms and Determinations...........................  15
    1.3.   Rules of Interpretation.......................................  15

SECTION 2.  THE CREDIT...................................................  16

    2.1.   Loans.........................................................  16
    2.2.   Reduction of Total Commitment.................................  15
    2.3.   The Notes.....................................................  17
    2.4.   Interest......................................................  17
    2.5.   Interest on Overdue Amounts...................................  18
    2.6.   Interest Rate Elections; Requests
           for Loans.....................................................  18
    2.7.   Conversion Options............................................  18
    2.8.   Funds for Loans...............................................  19
    2.9.   Maturity Maturity of the Loans, Repayment in Installments.....  20
    2.10.  Mandatory Repayments..........................................  21
    2.11.  Optional Prepayment of Principal..............................  21
    2.12.  Commitment Fee................................................  21
    2.13.  Agent's Fee...................................................  22
    2.14.  Closing Fee...................................................  22

SECTION 2A. LETTERS OF CREDIT............................................  22

    2A.1.  Letter of Credit Commitments..................................  22
    2A.2.  Reimbursement Obligation of the Company.......................  23
    2A.3.  Letter of Credit Payments.....................................  24
    2A.4.  Obligations Absolute..........................................  25
    2A.5.  Reliance By Issuer............................................  25
    2A.6.  Letter of Credit Fee..........................................  26

SECTION 3.  CERTAIN GENERAL PROVISIONS...................................  26

    3.1.   Funds for  Payments...........................................  26
    3.2.   Computations..................................................  27

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                                      -2-

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    3.3.   Additional Costs, Etc.........................................  27
    3.4.   Indemnification for Losses....................................  29
    3.5.   Capital Adequacy..............................................  30
    3.6.   Bank Certificate..............................................  30
    3.7.   Inability to Determine Eurodollar Rate........................  30
    3.8.   Illegality....................................................  31

SECTION 4.  GUARANTY.....................................................  31

SECTION 5.  REPRESENTATIONS AND WARRANTIES...............................  31

    5.1.   Corporate Existence...........................................  31
    5.2.   Subsidiaries..................................................  31
    5.3.   Corporate Authority, etc......................................  32
    5.4.   Binding Effect of Documents, etc..............................  33
    5.5.   No Defaults or Events of Default..............................  34
    5.6.   Chief Executive Offices.......................................  34
    5.7.   Financial Statements and Projections..........................  34
    5.8.   No Material Changes, Etc......................................  34
    5.9.   Mortgages and Liens...........................................  35
    5.10.  Indebtedness..................................................  35
    5.11.  Litigation....................................................  35
    5.12.  No Default....................................................  36
    5.13.  Taxes.........................................................  36
    5.14.  True Copies of Charter and Other Documents....................  36
    5.15.  Employee Benefit Plans........................................  37
    5.16.  Other Representations.........................................  38
    5.17.  Disclosure....................................................  38
    5.18.  Holding Company and Investment Company Acts...................  38
    5.19.  Regulations U and X...........................................  38
    5.20.  Franchises, Patents, Copyrights, Etc..........................  39
    5.21   Non-Guarantor Subsidiaries....................................  39
    5.22.  Environmental Compliance......................................  39
    5.23.  Solvency......................................................  40

SECTION 6.  CONDITIONS TO THE FIRST LENDING..............................  40

    6.1.   Loan Documents, etc...........................................  41
    6.2.   Legality of Transactions, Etc.................................  41
    6.3.   Representations and Warranties................................  41
    6.4.   Performance, etc..............................................  41
    6.5.   Certified Copies of Charter Documents.........................  41
    6.6.   Proof of Corporate Action.....................................  42
    6.7.   Incumbency Certificate........................................  42
    6.8.   Proceedings and Documents.....................................  42
    6.9.   Legal Opinions................................................  42
    6.10.  UCC Search Results............................................  42

                                      -3-

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    6.11.  Subordinated Debt.............................................  42
    6.12.  Insurance Certificates........................................  42
    6.13.  Payment of Fees...............................................  43
    6.14.  Post-Closing Undertakings.....................................  43

SECTION 7.  CONDITIONS TO SUBSEQUENT LOANS...............................  43

    7.1.   Legality of Transactions......................................  43
    7.2.   Representations and Warranties;
           No Default or Event of Default................................  43
    7.3.   Performance, etc..............................................  44
    7.4.   Proceedings and Documents.....................................  44
    7.5.   Continued Compliance with Certain Regulations.................  44
    7.6.   Governmental Regulation.......................................  44

SECTION 8.  AFFIRMATIVE COVENANTS OF THE COMPANY.........................  44

    8.1    Punctual Payment..............................................  44
    8.2.   Legal Existence, etc..........................................  45
    8.3.   Use of Loan Proceeds..........................................  45
    8.4.   Financial Statements..........................................  45
    8.5.   Notice of Litigation and Judgment and Environmental Events....  47
    8.6.   Notice of Default.............................................  47
    8.7.   Books and Records.............................................  47
    8.8.   Insurance.....................................................  47
    8.9.   Taxes.........................................................  48
    8.10.  Conduct of Business...........................................  49
    8.11.  Compliance with Law, Contracts, Licenses and Permits..........  49
    8.12.  Access to Properties and Books; Commercial
           Finance Examinations; Confidentiality.........................  49
    8.13.  Allowances....................................................  50
    8.14.  Change of Corporate Name; Maintenance of Office...............  51
    8.15.  Employee Benefit Plan.........................................  51
    8.16.  Corporate Existence; Maintenance of Properties................  51
    8.17.  Activation of Non-guarantor Subsidiaries......................  52
    8.18.  Deactivation of Sterling Subsidiaries.........................  53
    8.19.  New Subsidiaries..............................................  53
    8.20.  Margin Calls..................................................  53
    8.21.  Further Assurances............................................  54
    8.22.  Post-Closing Undertakings.....................................  54

SECTION 9.  NEGATIVE COVENANTS OF THE COMPANY............................  54

    9.1.   Indebtedness..................................................  54
    9.2.   Security Interests and Liens..................................  56
    9.3.   Restrictions on Investments...................................  57
    9.4.   Merger and Consolidation......................................  58

                                      -4-

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    9.5.   Acquisitions..................................................  58
    9.6.   Changes in Terms of Subordinated Debt.........................  59
    9.7.   Subordinated Debt Repurchase..................................  60
    9.8.   Capital Expenditures..........................................  60
    9.9.   Asset Dispositions............................................  60
    9.10.  Change of Location............................................  61
    9.11.  Employee Benefit Plans........................................  61
    9.12.  Additional Shares.............................................  62
    9.13.  Negative Pledges..............................................  63
    9.14.  Compliance with Environmental Laws............................  63
    9.15.  Amendments of Original Cray Agreements........................  63
    9.16.  Distributions.................................................  63

SECTION 10. FINANCIAL COVENANTS..........................................  63

    10.1.  Profitability.................................................  63
    10.2.  Operating Cash Flow to Interest Charges.......................  64
    10.3.  Quick Ratio...................................................  64
    10.4.  Consolidated Net Worth........................................  64
    10.5.  Liabilities to Net Worth Ratio................................  64
    10.6.  Total Debt To Operating Cash Flow Ratio.......................  64

SECTION 11. EVENTS OF DEFAULT; ACCELERATION..............................  64

SECTION 12. SETOFF.......................................................  69

SECTION 13. THE AGENT....................................................  69

    13.1.  Authorization.................................................  69
    13.2.  Employees and Agents..........................................  69
    13.3.  No Liability..................................................  70
    13.4.  No Representations............................................  70
    13.5.  Payments......................................................  70
    13.6.  Holders of Notes..............................................  71
    13.7.  Indemnity.....................................................  71
    13.8.  Agent As Bank.................................................  72
    13.9.  Resignation...................................................  72
    13.10. Notification of Defaults and Events of Default................  72

SECTION 14.   EXPENSES...................................................  72

SECTION 15.   INDEMNIFICATION............................................  73

SECTION 16.   SURVIVAL OF COVENANTS, ETC.................................  74

SECTION 17.   ASSIGNMENT AND PARTICIPATION...............................  74

                                      -5-

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    17.1.  Conditions to Assignment by Banks.............................  74
    17.2.  Certain Representations and Warranties;
           Limitations; Covenants........................................  74
    17.3.  Register......................................................  75
    17.4.  New Note......................................................  76
    17.5.  Participations................................................  76
    17.6.  Disclosure....................................................  76
    17.7.  Assignee or Participant Affiliated with the Sterling Companies  77
    17.8.  Miscellaneous Assignment Provisions...........................  77
    17.9.  Assignment by the Company.....................................  77

SECTION 18.   NOTICES, ETC...............................................  77

SECTION 19.   GOVERNING LAW..............................................  78

SECTION 20.   HEADINGS...................................................  78

SECTION 21.   COUNTERPARTS...............................................  78

SECTION 22.   ENTIRE AGREEMENT, ETC......................................  79

SECTION 23.   CONSENTS, AMENDMENTS, WAIVERS, ETC.........................  79

SECTION 24.   NO RESTRICTIONS WITH RESPECT TO
              MARGIN STOCK...............................................  79

SECTION 25.   USURY PROVISION............................................  80

SECTION 26.   WAIVER OF JURY TRIAL.......................................  80

SECTION 27.   SEVERABILITY...............................................  81

SECTION 28.   TRANSITIONAL ARRANGEMENTS..................................  81

    28.1.  Original Credit Agreement Superseded..........................  81
    28.2.  Return and Cancellation of Notes..............................  81
    28.3.  Fees under Superseded Agreement...............................  81

SECTION 29.   DELIVERY IN MASSACHUSETTS..................................  81

                         LIST OF SCHEDULES AND EXHIBITS
                         ------------------------------


                                   SCHEDULES
                                   ---------

SCHEDULE 1.1    -     Banks
SCHEDULE 1.2    -     Cray Agreements
SCHEDULE 1.3    -     Non-Guarantor Subsidiaries
SCHEDULE 1.4    -     Sterling Accounts Receivable Agreements
SCHEDULE 1.5    -     Sterling Accounts Receivable
SCHEDULE 1.6    -     Sterling Subsidiaries
SCHEDULE 5.2    -     Shares owned by the Company in other
                      corporations; Subsidiaries
SCHEDULE 5.6    -     Mailing address of each of the Sterling Subsidiaries
SCHEDULE 5.9    -     Locations of Sterling Companies
SCHEDULE 5.11   -     Litigation
SCHEDULE 5.12   -     Defaults
SCHEDULE 5.13   -     Taxes
SCHEDULE 5.20   -     Intellectual Property
SCHEDULE 5.22   -     Environmental Matters
SCHEDULE 8.22   -     Post-Closing UCC Search Jurisdictions
SCHEDULE 9.1    -     Capitalized Leases; Indebtedness
SCHEDULE 9.2(a) -     Existing Liens


                                    EXHIBITS
                                    --------

EXHIBIT A       -     Amended and Restated Note
EXHIBIT B       -     Loan Request
EXHIBIT C       -     Opinion of Jackson & Walker
EXHIBIT D       -     Compliance Certificate
EXHIBIT E       -     Assignment and Acceptance
EXHIBIT F       -     Guaranty

                          SECOND AMENDED AND RESTATED
                    REVOLVING CREDIT AND TERM LOAN AGREEMENT
                    --------- ------ --- ---- ---- ---------



     This SECOND AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT is made as of the 24th day of August, 1995, by and among STERLING SOFTWARE, INC., a Delaware corporation (the "Company"), THE FIRST NATIONAL BANK OF BOSTON, a national banking association ("FNBB) and the other lending institutions listed on Schedule 1.1 hereto, and THE FIRST NATIONAL BANK OF BOSTON, as agent
          -------- ---
for itself and such other lending institutions (the "Agent").

     The Company, the Agent, FNBB and Bank One Texas, National Association (the "Original Banks") have previously entered into an Amended and Restated Revolving Credit and Term Loan Agreement dated as of June 8, 1990, which agreement has been heretofore amended on several occasions (as heretofore amended and in effect, the "Prior Credit Agreement"). The Company, the Agent, the Original Banks and the other Banks (as hereinafter defined) desire further to amend in various respects and restate the Prior Credit Agreement, so as, inter alia, to add Bank of America National Trust and Savings Association as a
- ----- ----
bank thereunder. Accordingly, the parties hereto hereby agree to amend and restate the Prior Credit Agreement as follows:

     (S)1.  DEFINITIONS AND RULES OF INTERPRETATION.
            ----------- --- ----- -- --------------

     (S)1.1.  Definitions.  The following terms shall have the meanings set
              -----------
forth in this (S)1.1 or elsewhere in the provisions of this Agreement referred to below:

     Accounts Receivable.  All rights of the Company and its Subsidiaries to
     -------- ----------
payment for goods sold, leased or otherwise marketed in the ordinary course of business and all rights of the Company and its Subsidiaries to payment for services rendered in the ordinary course of business and all sums of money or other proceeds due or to become due thereon pursuant to transactions with Persons, recorded on books of account in accordance with generally accepted accounting principles, excluding, however, from the foregoing definition of Accounts Receivable, all intercompany accounts receivable and deducting from the
- -------- ----------
foregoing definition of Accounts Receivable the aggregate amount of all
                        -------------------
allowances therefor on the books of the Company and its Subsidiaries in accordance with generally accepted accounting principles.

     Affiliate.  Any Person that would be considered to be an affiliate
     ---------
Company under Rule 144(a) of the Rules and Regulations of the Securities and Exchange

Commission, as in effect on the date hereof, if the Company were issuing securities.

     Agent.  The First National Bank of Boston, acting as agent for the Banks.
     -----

     Agent's Fee.  See (S)2.13.
     ------- ---

     Agent's Special Counsel.  Bingham, Dana & Gould of Boston, Massachusetts,
     ------- ------- -------
or such other counsel as may be approved by the Agent.

     Agreement.  This Second Amended and Restated Revolving Credit and Term
     ---------
Loan Agreement, including the Exhibits and Schedules hereto.

     Assignment and Acceptance Agreement.  See (S)17.1.
     ---------- --- ---------- ---------

     Authorized Officer.  Any corporate officer of the Company.
     ------------------

     Balance Sheet Date.  September 30, 1994.
     ------- ----- ----

     Banks.  FNBB and the other lending institutions listed on Schedule 1.1
     -----                                                     -------- ---
hereto and any other Person who becomes an assignee of any rights and obligations of a Bank pursuant to (S)17.

     Base Rate.  The greater of (i) the annual rate of interest announced from
     ---- ----
time to time by FNBB at its head office in Boston, Massachusetts as its "base rate" (computed on the basis of a year of 360 days) and (ii) the annual rate of interest equal to the sum of (A) the Federal Funds Effective Rate for overnight funds in effect from time to time plus (B) one-half percent (1/2%). For the purposes of this definition, "Federal Funds Effective Rate" shall mean for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York and reported in The Wall Street Journal or other publication of
                            -----------------------
national circulation selected by the Agent, or, if such rate is not so published and reported for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three funds brokers of recognized standing selected by the Agent.

     Base Rate Loan(s).  Loans bearing interest calculated by reference to the
     ---- ---- -------
Base Rate.

     Business Day.  Any day on which commercial banking institutions in
     -------- ---
Boston, Massachusetts, San Francisco, California and Dallas, Texas are open for the transaction of banking business and, when dealing in the Eurodollar Interbank Market as contemplated hereunder, also a day which is a Eurodollar Business Day.

     Capital Assets.  Fixed assets, tangible (such as land, building,
     --------------
fixtures, machinery and equipment) and intangible (such as goodwill and marketing rights), provided that Capital Assets shall not include intangible
                   --------
assets included in Capitalized Computer Software Costs; and provided further
                                                            ----------------
that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with generally accepted accounting principles.

     Capital Expenditures.  Amounts paid or indebtedness incurred by the
     --------------------
Company or any of its Subsidiaries in connection with the purchase or lease by the Company or such Subsidiary of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with generally accepted accounting principles; provided, however, that amounts paid
                                          --------  -------
or indebtedness incurred by the Company or any of its Subsidiaries in connection with the purchase or lease by the Company or such Subsidiary of Capital Assets pursuant to contracts or agreements with the United States government or any agency thereof shall not be included in the foregoing definition of Capital
                                                                    -------
Expenditures for so long as such amounts paid or indebtedness incurred is
- ------------
promptly reimbursed by the United States government or the applicable agency thereof to the Company or such Subsidiary.

     Capitalized Computer Software Costs.  For any fiscal period of the
     -----------------------------------
Company, the production costs for the development of computer software to be sold, leased or otherwise marketed which have been capitalized in accordance with generally accepted accounting principles and which otherwise would have been an expense in determining Consolidated Earnings Before Interest and Taxes.

     Closing Date.  The day on which all conditions set forth in (S)(S)6 and 7
     ------- ----
hereof have been satisfied and any Loans may be made or any Letter of Credit may be issued hereunder.

     Code.  The Internal Revenue Code of 1986, as amended and in effect from
     ----
time to time.

     Commitment.  With respect to each Bank, that amount equal to the product
     ----------
of (i) the Total Commitment multiplied by (ii) such Bank's Commitment Percentage, in each case as the same may be in effect from time to time; or if such commitment is terminated pursuant to the provisions hereof, zero.

     Commitment Fee.  See (S)2.12.
     ---------- ---

     Commitment Percentage.  With respect to each Bank, the percentage
     ---------- ----------
referred to on Schedule 1.1 hereto as such Bank's percentage of the aggregate
               -------- ---
Commitments of the Banks to make Loans to the Company and to participate in the issuance, extension and renewal of Letters of Credit for the account of the Company and the Sterling Subsidiaries.

     Company.  Sterling Software, Inc., a Delaware corporation.
     -------

     Compliance Certificate.  See (S)8.4(c).
     ---------- -----------

     Consolidated or consolidated.  With reference to any term defined herein,
     ------------ -- ------------
shall mean that term as applied to the financial statements of the Company and all of its Subsidiaries, consolidated in accordance with generally accepted accounting principles.

     Consolidated Current Liabilities.  All liabilities of the Company and its
     ------------ ------- -----------
Subsidiaries on a consolidated basis which may properly be classified as current liabilities in accordance with generally accepted accounting principles.

     Consolidated Earnings Before Interest and Taxes.  For any particular
     ------------ -------- ------ -------- --- -----
fiscal period, the consolidated income (or loss) of the Company and its Subsidiaries before restructuring charges, extraordinary items and other non-operating acquisition-related charges, interest expense and income taxes, determined in accordance with generally accepted accounting principles.

     Consolidated Net Income.  With respect to any particular fiscal period,
     ------------ --- ------
the consolidated net income (or net loss) of the Company and its Subsidiaries for such period, determined in accordance with generally accepted accounting principles.

     Consolidated Net Worth.  The excess of the Consolidated Total Assets of
     ------------ --- -----
the Company and its Subsidiaries over Consolidated Total Liabilities of the Company and its Subsidiaries, in each case determined in accordance with generally accepted accounting principles.

     Consolidated Operating Income.  Consolidated Net Income before income
     ------------ --------- ------
taxes, extraordinary items of gain or loss, the cumulative effect of a change in generally accepted accounting principles and the effect of discontinued operations, determined in accordance with generally accepted accounting principles.

     Consolidated Revenue.  For any fiscal period, the consolidated revenue of
     ------------ -------
the Company and its Subsidiaries, determined in accordance with generally accepted accounting principles.

     Consolidated Total Assets.  The consolidated assets of the Company and
     ------------ ----- ------
its Subsidiaries, as determined in accordance with generally accepted accounting principles.

     Consolidated Total Liabilities.  The consolidated liabilities of the
     ------------ ----- -----------
Company and its Subsidiaries, determined in accordance with generally accepted accounting principles.

     Conversion Date.  August 24, 1998.
     ---------------

     Conversion Request.  A notice given by the Company to the Agent of the
     ---------- -------
Company's election to convert or continue a Loan in accordance with (S)2.7.

     Cray Agreements.  Those agreements set forth on Schedule 1.2 hereto.
     ---- ----------                                 ------------

     Default.  Any event which, but for the giving of notice or the lapse of
     -------
time, or both, would constitute an Event of Default.

     Distribution.  The declaration or payment of any dividend on or in
     ------------
respect of any shares of any class of capital stock of any Person, other than dividends payable solely in shares of common stock of such Person; or the repurchase, redemption, or other retirement of any class of capital stock of any Person, directly or indirectly through a Subsidiary or otherwise; the return of capital by any Person to its shareholders as such; or any other distribution on or in respect of any shares of any class of capital stock of any Person.

     Dollar or $.  Dollars in lawful currency of the United States of America.
     ------ -- -

     Drawdown Date.  The date on which any Loan is made or is to be made or
     -------- ----
any Letter of Credit is issued, extended or renewed or is to be issued, extended or renewed and the date on which any Loan is converted or continued in accordance with (S)2.7.

     Eligible Accounts Receivable.  Those Accounts Receivable of the Company
     -------- -------- ----------
or any Subsidiary of the Company which would, in accordance with generally accepted accounting principles, be classified as current assets on the consolidated balance sheet of the Company and its Subsidiaries and which are free of any lien, encumbrance, mortgage, pledge, charge, restriction or security interest of any kind other than those in favor of the Agent for the benefit of the Banks.

     Eligible Assignee.  Any of (a) a commercial bank or finance company
     -------- --------
organized under the laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $1,000,000,000; (b) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000, determined in accordance with generally accepted accounting principles; (c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such
                                                              --------
bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (d) the central bank of any country which is a member of the OECD; and (e) if, but only if, any Event of Default has occurred and is continuing, any other bank, insurance company, commercial finance company or other financial institution or other Person approved by the Agent, such approval not to be unreasonably withheld.

     Eligible Investments.  The sum of all Permitted Investments which are
     --------------------
deemed to be current under generally accepted accounting principles plus all
                                                                    ----
Long-Term Liquid Investments.

     Eligible Margin Account Agreement.  Any agreement with an investment
     -------- ------ ------- ---------
banking company (of recognized national standing or otherwise approved in writing by the Agent) providing for the making of Permitted Investments, including, without limitation, the purchase of Margin Stock or other securities on margin, provided, however, that any such agreement shall not provide for the
           --------  -------
Indebtedness arising thereunder, if any, to be secured by assets of any of the Sterling Companies, other than by the assets constituting the Investments subject to such agreement.

     Employee Benefit Plan.  Any employee benefit plan within the meaning of
     -------- ------- ----
(S)3(3) of ERISA maintained or contributed to by the Company or any ERISA Affiliate, other than a Multiemployer Plan.

     Environmental Laws.  See (S)5.22.
     ------------- ----

     ERISA.  The Employee Retirement Income Security Act of 1974.
     -----

     ERISA Affiliate.  Any Person which is treated as a single employer with
     ----- ---------
the Company under (S)414 of the Code.

     ERISA Reportable Event.  A reportable event with respect to a Guaranteed
     ----- ---------- -----
Pension Plan within the meaning of (S)4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

     Eurocurrency Reserve Rate.  For any day with respect to a Eurodollar Rate
     ------------ ------- ----
Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

     Eurodollar Business Day.  Any Business Day on which commercial banks are
     ---------- -------- ---
open for international business (including dealings in dollar deposits) in London or such other Eurodollar Interbank Market as may be selected by the Agent in its sole discretion acting in good faith.

     Eurodollar Interbank Market.  Any lawful recognized market in which
     ---------- --------- ------
deposits of United States dollars are offered by international banking units of United States banking institutions and by foreign banking institutions to each other, and where the eurodollar and foreign currency and exchange operations of the Agent are customarily conducted.

     Eurodollar Lending Office.  Initially, the office of each Bank designated
     ---------- ------- ------
as such in Schedule 1.1 hereto; thereafter, such other office of such Bank, if
           -------- ---
any, that shall be making or maintaining Eurodollar Rate Loans.

     Eurodollar Rate.  For any Interest Period with respect to a Eurodollar
     ---------- ----
Rate Loan, the rate of interest equal to (i) the rate per annum (rounded upwards to the nearest 1/100 of one percent) at which FNBB's Eurodollar Lending Office is offered Dollar deposits two (2) Eurodollar Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations of such Eurodollar Lending Office are customarily conducted, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Rate Loan to which such Interest Period applies, divided by (ii) a number equal to 1.00 minus the Eurocurrency Reserve Rate, if applicable.

     Eurodollar Rate Loan(s).  Loans bearing interest calculated by reference
     ---------- ---- -------
to the Eurodollar Rate.

     Event of Default.  See (S)11.
     ----- -- -------

     Final Maturity.  The earlier to occur of (a) August 24, 1999 and (ii) the
     --------------
Business Day immediately preceding the date on which the Company shall be obligated to make any actual payments on account of the mandatory repurchase of any of its Subordinated Debt pursuant to the provisions of the Subordinated Debt Documents.

     FNBB.  The First National Bank of Boston, a national banking association,
     ----
in its individual capacity.

     Foreign Obligations. All Indebtedness, obligations and liabilities of the
     -------------------
Company to any of the Banks or any affiliate of any of the Banks in respect of guaranties by, and other contingent obligations of, the Company, existing on the Closing Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, in respect of Indebtedness of any Subsidiary of the Company or of its Subsidiaries which is not organized under the laws of any jurisdiction of the United States of America and which does not have its principal place of business in the United States of America.

     Generally Accepted Accounting Principles or generally accepted accounting
     --------- -------- ---------- ----------    --------- -------- ----------
principles.  Except as provided in (S)1.2, principles which are (A) consistent
- ----------
with the principles promulgated or adopted by the Financial Accounting Standards Board, the American Institute of Certified Public Accountants and the Securities and Exchange Commission and their predecessors (or successor organizations), as in effect from time to time and (B) consistently applied with past financial statements of the Company and its Subsidiaries adopting the same principles where required by generally accepted accounting principles, provided that in
                                                            --------
each case referred to in this definition of "generally accepted accounting principles", a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied for any fiscal period end being reported.

     Guaranteed Pension Plan.  Any employee pension benefit plan within the
     ---------- ------- ----
meaning of (S)3.2(a) of ERISA maintained by the Company or any ERISA Affiliate, or to which the Company or any ERISA Affiliate contributes, the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan required to pay plan termination insurance premiums to the PBGC.

     Guaranty.  The unlimited joint and several guaranty of the Sterling
     -------
Subsidiaries, substantially in the form of Exhibit F hereto.
                                           ------- -

     Hazardous Substances.  See (S)5.22.
     --------- ----------

     Indebtedness.  All obligations, contingent and otherwise, which in
     ------------
accordance with generally accepted accounting principles should be and are classified upon the obligor's balance sheet as liabilities, or to which reference should be and is made by footnotes thereto, including, in any event and whether or not so classified: (a) all debt and similar monetary obligations, whether direct or indirect; (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge, or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (c) all rental obligations under capitalized leases, and (d) all guaranties, endorsements and other contingent obligations which are probable and estimable, whether direct or indirect, in respect of Indebtedness of others, and any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase Indebtedness, or to assure the owner of Indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the Indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer of any letters of credit.

     Intercompany Indebtedness.  The aggregate amount of all Indebtedness of
     ------------ ------------
any Sterling Subsidiary to any other Sterling Subsidiary or to the Company, and of the Company to any Subsidiary.

     Interest Charges.  For any period, the expenses of the Company and its
     ----------------
Subsidiaries for such period for interest on Indebtedness (including all finance charges and accrued interest expense, in the case of any Indebtedness on which interest is payable less frequently than quarterly, and the interest portion of capitalized lease payments but excluding the interest portion of operating lease payments and Intercompany Indebtedness), to the extent paid in cash or due and payable in cash in such period (whether or not such payment is due but is prohibited from being made pursuant to the terms of such Indebtedness).

     Interest Payment Date.  (i) As to any Base Rate Loan, the last day of the
     -------- ------- ----
calendar quarter which includes the Drawdown Date thereof; and (ii) as to any Eurodollar Rate Loan in respect of which the Interest Period is (A) 30, 60 or 90 days or less, the last day of such Interest Period and (B) more than 90 days, the date that is 90 days from the first day of such Interest Period and, in addition, the last day of such Interest Period.

     Interest Period.  With respect to each Loan, (i) initially, the period
     ---------------
commencing on the Drawdown Date of such Loan and ending on the last day of one of the periods set forth below, as selected by the Company in a Loan Request (A) for any Base Rate Loan, the last day of the calendar quarter; and (B) for any Eurodollar Rate Loan, 30, 60, 90 or 180 days; and (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the Company in a Conversion Request; provided that all of the
                                                 --------
foregoing provisions relating to Interest Periods are subject to the following:

          (a) if any Interest Period with respect to a Eurodollar Rate Loan would otherwise end on a day that is not a Eurodollar Business Day, that Interest Period shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day;

          (b) if any Interest Period with respect to a Base Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

          (c) if the Company shall fail to give notice as provided in (S)2.7, the Company shall be deemed to have requested a conversion of the affected Eurodollar Rate Loan to a Base Rate Loan and the continuance of all Base Rate Loans as Base Rate Loans on the last day of the then current Interest Period with respect thereto;

          (d) any Interest Period relating to any Eurodollar Rate Loan that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month;

          (e) any Interest Period relating to any Loan that would otherwise extend beyond the Final Maturity shall end on the Final Maturity; and

          (f) no Interest Period may be selected by the Company if the aggregate principal amount of all Loans subject to an Interest Period which ends after any Repayment Date would be in excess of the aggregate principal amount of the Loans permitted to be outstanding on such date (after giving effect to any repayment of the principal of the Loans which may be required on such Repayment
Date).

     Investments.  All expenditures made and all liabilities incurred
     -----------
(contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person, which expenditures, liabilities, loans, advances, capital contributions, transfers of property, guaranties or obligations, in accordance with generally accepted accounting principles, should be and are classified upon such Person's balance sheet as an asset. In determining the aggregate amount of Investments outstanding at any particular time: (i) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (ii) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; and (iii) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution).

     Letter of Credit.  See (S)2A.1(a).
     ------ -- ------

     Letter of Credit Application.  See (S)2A.1(a).
     ------ -- ------ -----------

     Letter of Credit Fee.  See (S)2A.6.
     ------ -- ------ ---

     Letter of Credit Participation.  See (S)2A.1(d).
     ------ -- ------ -------------

     Loan Documents.  Collectively, this Agreement, the Notes, the Guaranty,
     ---- ---------
the Letter of Credit Applications, the Letters of Credit and any other instruments or documents delivered or to be delivered pursuant to this Agreement.

     Loan Request.  See (S)2.6.
     ---- -------

     Loans.  Loans made or to be made by the Banks to the Company pursuant to
     -----
(S)2.

     Long-Term Liquid Investments.  Permitted Investments consisting of (a)
     ----------------------------
marketable direct or guaranteed obligations of the United States of America; (b) demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $1,000,000,000; (c) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated by Moody's Investor's Services, Inc. or Standard & Poor's Ratings Group and the ratings for which are not less than "P2" if rated by Moody's Investor's Services, Inc. and not less than "A2" if rated by Standard & Poor's Ratings Group; (d) auction rate preferred stocks rated "AAA" or "AA" by Standard & Poor's Ratings Group, Moody's Investors Services, Inc. or a comparable rating by another comparable rating agency; and (e) corporate notes rated at least "A" by Standard & Poor's Ratings Group, Moody's Investors Services, Inc. or a comparable rating by another comparable rating agency.

     Majority Banks.  As of any date, Banks holding at least 66.67% of the
     -------- -----
outstanding principal amount of the Notes on such date; and if no principal is outstanding, Banks whose aggregate Commitments constitute at least 66.67% of the Total Commitment.

     Margin Stock.  "Margin stock", as such term is used in Regulations U and
     ------ -----
X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

     Maximum Drawing Amount.  The maximum aggregate amount from time to time
     ------- ------- ------
that the beneficiaries may draw under outstanding Letters of Credit, as such aggregate amount may be reduced from time to time pursuant to the terms of the Letters of Credit.

     Multiemployer Plan.  Any multiemployer plan within the meaning of
     ------------- ----
(S)3(37) of ERISA maintained or contributed to by the Company or any ERISA Affiliate.

     Non-Guarantor Subsidiaries.  As of the date hereof, the Sterling
     ------------- ------------
Companies listed on Schedule 1.3 hereto and identified as Non-Guarantor
                    -------- ---
Subsidiaries, as such schedule may be modified from time to time pursuant to the provisions of (S)8.17.

     Notes.  See (S)2.3.
     -----

     Obligations.  All Indebtedness, obligations and liabilities of the
     -----------
Company to any of the Banks and the Agent, individually or collectively, existing on the date of this Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising or incurred by contract, operation of law, or otherwise, arising or incurred under this Agreement or any of the other Loan Documents or in respect of Loans made, Reimbursement Obligations incurred or any Note, Letter of Credit Application, Letter of Credit or other instruments at any time evidencing any of the foregoing.

     Operating Cash Flow.  For any fiscal period, Consolidated Earnings Before
     --------- ---- ----
Interest and Taxes less Capitalized Computer Software Costs, less cash taxes,
                   ----                                      ----
plus depreciation and amortization, less Capital Expenditures, calculated with
- ----                                ----
respect to the Company and its Subsidiaries on a consolidated basis.

     Outstanding or outstanding.  With respect to the Loans, the unpaid
     ----------- -- -----------
principal thereof as of any date of determination.

     PBGC.  The Pension Benefit Guaranty Corporation created by (S)4002 of
     ----
ERISA and any successor entities having similar responsibilities.

     Permitted Acquisitions.  Asset or stock acquisitions permitted by (S)9.5.
     ----------------------

     Permitted Investments.  Investments permitted by (S)9.3.
     ---------------------

     Permitted Liens.  Liens, security interests and other encumbrances
     ---------------
permitted by (S)9.2.

     Person.  Any individual, corporation, association, partnership, trust,
     ------
unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

     Prior Credit Agreement.  As defined in the preamble hereto.
     ----- ------ ---------

     Quick Assets.  Cash plus Eligible Investments plus Eligible Accounts
     ----- ------        ----                      ----
Receivable.

     Real Estate.  All real property (1) owned or leased (as lessee or
     ---- ------
sublessee) by the Company or any of its Subsidiaries and (2) located within the United States of America.

     Record.  The grid attached to a Note, or the continuation of such grid,
     ------
or any other similar record, including computer records, maintained by any Bank with respect to any Loan referred to in such Note.

     Reimbursement Obligation.  The Company's obligation to reimburse the
     ------------- ----------
Agent and the Banks on account of any drawing under any Letter of Credit as provided in (S)2A.2.

     Repayment Date.  As defined in (S)2.9.
     --------------

     Sterling Accounts Receivable.  Amounts receivable for products licensed
     -------- -------- ----------
or leased, or for product support and services provided, by any of the Sterling Companies.

     Sterling Accounts Receivable Agreement Party(ies).  Those entities (other
     -------- -------- ---------- --------- ----------
than any of the Sterling Companies) which are party to the Sterling Accounts Receivable Agreements.

     Sterling Accounts Receivable Agreements.  Those agreements set forth on
     -------- -------- ---------- ----------
Schedule 1.4 hereto, together with any agreement between any Sterling Subsidiary
- -------- ---
and another entity pursuant to which such entity agrees to purchase Sterling Accounts Receivable of such Sterling Subsidiary.

     Sterling Accounts Receivable Guaranties.  The guaranty agreements issued
     -------- -------- ---------- ----------
in connection with the Sterling Accounts Receivable Agreements and set forth on
Schedule 1.5 hereto, together with any guaranty issued by the Company in favor
- ------------
of a Sterling Accounts Receivable Agreement Party pursuant to which the Company guaranties the obligations of any of the Sterling Subsidiaries under any of the Sterling Accounts Receivable Agreements.

     Sterling Companies.  Collectively, the Company and the Sterling
     -------- ---------
Subsidiaries.

     Sterling Discounted Accounts Receivable Amounts.  The aggregate amounts
     -------- ---------- -------- ---------- -------
paid by any Sterling Accounts Receivable Agreement Party for Sterling Accounts Receivable pursuant to the applicable Sterling Accounts Receivable Agreement, calculated by using any discount rate set forth in the applicable Sterling Accounts Receivable Agreement.

     Sterling Subsidiaries.  Collectively, those Subsidiaries of the Company
     -------- ------------
or any of the Company's Subsidiaries listed on Schedule 1.6 hereto, and any
                                               -------- ---
other Subsidiary of the Company or any of its Subsidiaries which (i) is acquired or created subsequent to the date hereof, (ii) is organized under the laws of the District of Columbia or of any state of the United States, (iii) has its principal place of business in the United States and (iv) does not do business exclusively outside the United States.

     Subordinated Debentures.  The 5-3/4% Convertible Subordinated Debentures,
     ------------ ----------
due February 1, 2003, in an aggregate principal amount at the time of initial issuance not to exceed $115,000,000, issued pursuant to the Subordinated Debenture Indenture.

     Subordinated Debenture Indenture.  The indenture, dated February 2, 1993,
     ------------ --------- ---------
entered into by the Company and the Trustee thereunder, as the same may be amended from time to time to the extent not prohibited by (S)9.6.

     Subordinated Debt.  Unsecured Indebtedness of the Company or any of its
     ------------ ----
Subsidiaries that is expressly subordinated and made junior to the payment and performance in full of the Obligations, and evidenced as such by the Subordinated Debt Documents.

     Subordinated Debt Documents.  The Subordinated Debentures, the
     ------------ ---- ---------
Subordinated Debenture Indenture, the Subordinated Debt Registration Statements, and any other instruments, agreements or documents approved as to form and substance in writing by the Agent and the Banks, evidencing the aggregate amount of the Subordinated Debt, and pursuant to which the Subordinated Debt was or shall be registered and/or issued, as any of the same may be amended from time to time to the extent not prohibited by (S)9.6.

     Subordinated Debt Registration Statements.  The effective registration
     ------------ ---- ------------ ----------
statements filed by the Company with the Securities and Exchange Commission providing for the registration of the Subordinated Debentures, together with any amendments, supplements, or modifications thereto consented to by the Majority Banks for the purposes of this Agreement.

     Subsidiary.  Any corporation, association, trust, or other business
     ----------
entity, of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock.

     Total Commitment.  The sum of the Commitments of the Banks, as in effect
     ----- ----------
from time to time.

     Total Debt.  At any time of determination, the sum of (a) the sum of (i)
     ----------
all Loans Outstanding (after giving effect to all amounts requested) plus (ii)
                                                                     -----
the Maximum Drawing Amount plus (iii) all Unpaid Reimbursement Obligations, plus
                           -----                                            ----
(b) the amount of any Foreign Obligations then outstanding, plus (c) any
                                                            ----
Indebtedness of the Company or any of its Subsidiaries under any of the Sterling Accounts Receivable Agreements or the Sterling Accounts Receivable Guaranties, which Indebtedness is on a full or partial recourse basis.

     Total Repurchase Event.  The occurrence of any event or circumstance
     ----- ---------- -----
which would permit any Sterling Accounts Receivable Agreement Party to require the Sterling Subsidiary party to the applicable Sterling Accounts Receivable Agreement to repurchase all Sterling Accounts Receivable previously purchased by such Sterling Accounts Receivable Agreement Party under the applicable Sterling Accounts Receivables Agreement.

     Trustee.  First Trust National Association, as trustee.
     -------

     Type.  As to any Loan, its nature as a Base Rate Loan or a Eurodollar
     ----
Rate Loan.

     Uniform Customs.  With respect to any Letter of Credit, the Uniform
     ------- -------
Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 or any successor version thereto adopted by the Agent in the ordinary course of its business as a letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

     Unpaid Reimbursement Obligation.  Any Reimbursement Obligation for which
     ------ ------------- ----------
the Company does not reimburse the Agent and the Banks on the date specified in, and in accordance with, the provisions of (S)2A.2.

     Voting Stock.  Stock or similar interests, of any class or classes
     ------ -----
(however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

     10-K Report.  The report of the Company and its Subsidiaries filed
     -----------
annually on Form 10-K with the Securities and Exchange Commission.

     10-Q Report.  The report of the Company and its Subsidiaries filed
     -----------
quarterly on Form 10-Q with the Securities and Exchange Commission.

     (S)1.2.  Accounting Terms and Determinations.  Unless otherwise specified
              -----------------------------------
herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Company's independent public accountants) with the most recent audited consolidated financial statements of the Company and its Subsidiaries; provided, however, that, if any change in
                                  --------  -------
generally accepted accounting principles occurring after the Balance Sheet Date in itself materially affects Capitalized Computer Software Costs, Capital Expenditures, Consolidated Earnings Before Interest and Taxes, Consolidated Net Income, Consolidated Net Worth, Consolidated Operating Income, Consolidated Revenue, Consolidated Total Assets, Consolidated Total Liabilities and Operating Cash Flow, the Company may by notice to the Agent, or the Agent (on its own or at the request of the Majority Banks) may by notice to the Company, require that Capitalized Computer Software Costs, Capital Expenditures, Consolidated Earnings Before Interest and Taxes, Consolidated Net Income, Consolidated Net Worth, Consolidated Operating Income, Consolidated Revenue, Consolidated Total Assets, Consolidated Total Liabilities or Operating Cash Flow, as the case may be, thereafter be calculated in accordance with generally accepted accounting principles as in effect and applied by the Company immediately before such change in generally accepted accounting principles occurs. If such notice is given, the compliance certificates delivered pursuant to (S)8.4(c) after such change occurs shall be accompanied by reconciliations of the difference between the calculation set forth therein and a calculation made in accordance with generally accepted accounting principles as in effect from time to time after such change occurs.

     (S)1.3.  Rules of Interpretation.
              ----- -- --------------

          (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented and in effect from time to time in accordance with its terms and the terms of this Agreement.

          (b) The singular includes the plural and the plural includes the singular.

          (c) A reference to any law includes any amendment or modification to such law.

          (d) A reference to any Person includes its permitted successors and permitted assigns.

          (e) Subject to (S)1.2 hereof, accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

          (f) The words "include", "includes" and "including" are not limiting.

          (g) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, have the meanings assigned to them therein.

          (h) Reference to a particular "(S)" refers to that section of this Agreement unless otherwise indicated.

          (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

     (S)2.  THE CREDIT.
            --- ------

     (S)2.1.  Loans.  Subject to the terms and conditions set forth in this
              -----
Agreement, each of the Banks severally agrees to lend to the Company, and the Company may borrow, repay, and reborrow from time to time between the Closing Date and the Conversion Date, upon notice by the Company to the Agent given in accordance with (S)2.6, such sums as may be requested by the Company for the purposes set forth in (S)8.3 hereof, provided, however, that the maximum
                                     --------  -------
aggregate principal amount of any Bank's Loans Outstanding (after giving effect to all amounts requested) at any one time shall not exceed the amount of such Bank's Commitment minus such Bank's Commitment Percentage of the sum of the
                  -----
Maximum Drawing Amount and all unpaid Reimbursement Obligations, and provided,
                                                                     --------
further, that the maximum aggregate principal amount of the Loans of all of the
- -------
Banks Outstanding (after giving effect to all amounts requested) at any one time plus the Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall
- ----
not at any time exceed the Total Commitment.  The Loans shall be made pro rata
                                                                      --- ----
in accordance with each Bank's Commitment Percentage. Each request for a Loan hereunder shall constitute a representation by the Company that the conditions set forth in (S)(S)6 and 7 hereof, in the case of the initial Loans to be made on the Closing Date and (S)7, in the case of all other Loans, have been satisfied on and as of the date of such request.

     (S)2.2.  Reduction of Total Commitment.
              --------- -- ----- ----------

          (a) The Company shall have the right at any time and from time to time, upon five Business Days' written notice to each of the Banks, to reduce by $1,000,000 or integral multiples of $1,000,000, or terminate entirely, the unutilized portion of the Total Commitment.

          (b) Upon the receipt by the Company or any of its Subsidiaries of any net proceeds of any disposition described in (S)9.9(c)(i) and the payment thereof to the Agent as contemplated by such section, the Total Commitment shall, at the option of the Agent or at the request of the Majority Banks, be reduced by the amount of such net proceeds.

          (c) In the event of a reduction of the Total Commitment pursuant to subparagraph (a) or (b) of this section, the Commitments of the Banks shall be reduced pro rata in accordance with their respective Commitment Percentages by
        --- ----
the amount specified in such notice or paid over to the Agent or, as the case may be, terminated. Upon the effective date of any such reduction or termination pursuant to this (S)2.2, the Company shall pay to the Agent, for the respective accounts of the Banks, the full amount of any Commitment Fee then accrued on the amount of the reduction. No reduction of the Commitments of the Banks may be reinstated.

     (S)2.3.  The Notes.  The obligation of the Company to repay to the Banks
              --- -----
the principal amount of the Loans and interest accrued thereon shall be evidenced by separate promissory notes of the Company, each in substantially the form of Exhibit A hereto (the "Notes"), dated as of the Closing Date and
        ------- -
completed with appropriate insertions, one Note being payable to the order of each Bank in a principal amount equal to such Bank's Commitment and representing the obligation of the Company to pay to such Bank the amount of the Commitment or, if less, the aggregate unpaid principal amount of all Loans made by such Bank hereunder, plus interest accrued thereon as set forth below. The Company hereby irrevocably authorizes each Bank to make or cause to be made, at or about the time of the Drawdown Date of any Loan or at the time of receipt of any payment of principal on such Bank's Note, an appropriate notation on such Bank's Record reflecting the making of such Loan or (as the case may be) the receipt of such payment. The aggregate unpaid amount of Loans made by such Bank set forth on such Bank's Record, shall be prima facie evidence of the principal amount
                                ----- -----
thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Record, shall not limit or otherwise affect the obligations of the Company hereunder or under the Note to make payments of principal of or interest on the Note when due.

     (S)2.4.  Interest.  Except as otherwise provided in (S)2.5, the unpaid
              --------
principal amount of the Loans outstanding from time to time shall bear interest from the Drawdown Date thereof until Final Maturity at the annual rate which at all times shall be determined in accordance with the following provisions:

          (a) Each Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at a rate equal to the Base Rate in effect from time to time.

          (b) Each Eurodollar Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the

Interest Period with respect thereto at the rate of one and one quarter percent (1 1/4%) per annum above the Eurodollar Rate determined for such Interest Period; provided, however, that for all periods during which the sum of the
        --------  -------
aggregate outstanding amount of Loans plus the Maximum Drawing Amount of all
                                      -----
outstanding Letters of Credit plus the amount of all Unpaid Reimbursement
                              -----
Obligations shall exceed fifty percent (50%) of the Total Commitment then in effect, each Eurodollar Rate Loan shall bear interest at the rate of one and three quarters percent (1-3/4%) per annum above the Eurodollar Rate determined for any applicable Interest Period.

          (c) The Company hereby promises to pay interest on each Loan in arrears on each Interest Payment Date with respect thereto.

     (S)2.5  Interest on Overdue Amounts.  Overdue principal and (to the
             -------- -- ------- -------
extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder shall bear interest compounded monthly and payable on demand at a rate per annum equal to four percent (4%) above the Base Rate, until such amount shall be paid in full (after as well as before judgment).

     (S)2.6.  Interest Rate Elections; Requests for Loans.  At the option of
              -------- ---- ---------  -------- --- -----
the Company, so long as no Default or Event of Default has occurred and is continuing, the Company may elect from time to time to have a portion of the unpaid principal amount of the Loans outstanding from time to time bear interest during any particular Interest Period calculated by reference to the Eurodollar Rate. The Company shall give to the Agent written or telegraphic notice (or telephonic notice promptly confirmed in writing) of each Loan requested hereunder (a "Loan Request") not later than 10:00 a.m. (Boston time) on the proposed Drawdown Date thereof, in the case of Base Rate Loans or not later than 10:00 a.m. (Boston time) three Eurodollar Business Days prior to the proposed Drawdown Date thereof in the case of Eurodollar Rate Loans from Base Rate Loans. Each such Loan Request shall be substantially in the form of Exhibit B attached
                                                             ------- -
hereto and shall specify (A) the principal amount of the Loan Requested, (B) the proposed Drawdown Date of such Loan, (C) the Interest Period for such Loan, (D) the Type of such Loan, and (E) the bank account of the Company with the Agent's head office to which the proceeds of the requested Loan are to be credited.
Each Loan Request shall be irrevocable and binding on the Company and shall obligate the Company to accept the Loans requested from the Banks on the proposed Drawdown Date thereof. Any election of a Eurodollar Rate Loan shall lapse at the end of the expiring Interest Period unless extended by a further Loan Request as hereinabove provided. The Agent shall forthwith, upon determination of any Eurodollar Rate, provide notice thereof to each Bank and to the Company. Each such notice shall, absent manifest error, be binding upon each Bank and the Company.

     (S)2.7.    Conversion Options.
                ---------- -------

          (a) Conversion to Different Type of Loan.  The Company may elect from
              ---------- -- --------- ---- -- ----
time to time to convert any outstanding Loan to a Loan of another Type, provided
                                                                        --------
that (i) with respect to any such conversion of a Loan to a Base Rate

Loan, the Company shall give the Agent at least one (1) Business Day prior written notice of such election; (ii) with respect to any such conversion of a Base Rate Loan to a Eurodollar Rate Loan, the Company shall give the Agent at least three (3) Eurodollar Business Days prior written notice of such election;
(iii) with respect to any such conversion of a Eurodollar Rate Loan into a Base Rate Loan, such conversion shall only be made on the last day of the Interest Period with respect thereto and (iv) no Loan may be converted into a Eurodollar Rate Loan when any Default or Event of Default has occurred and is continuing. On the date on which such conversion is being made, each Bank shall take such action as is necessary to transfer its Commitment Percentage of such Loans to its Domestic Lending Office or its Eurodollar Lending Office, as the case may be. All or any part of outstanding Loans of any Type may be converted into a Loan of another Type as provided herein, provided that any partial conversion
                                         --------
shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof. Each Conversion Request relating to the conversion of a Loan to a Eurodollar Rate Loan shall be irrevocable by the Company.

          (c) Continuation of Type of Loan.  Any Loan of any Type may be
              ------------ -- ---- -- ----
continued as a Loan of the same Type upon the expiration of an Interest Period with respect thereto by compliance by the Company with the notice provisions contained in (S)2.7(a); provided that no Eurodollar Rate Loan may be continued
                        --------
as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which officers of the Agent active upon the Company's account have actual knowledge. In the event that the Company fails to provide any such notice with respect to the continuation of any Eurodollar Rate Loan as such, then such Eurodollar Rate Loan shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto. The Agent shall notify the Banks promptly when any such automatic conversion contemplated by this (S)2.7 is scheduled to occur.

          (d) Eurodollar Rate Loans.  Any conversion to or from Eurodollar Rate
              ---------- ---- -----
Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Eurodollar Rate Loans having the same Interest Period shall not be less than $1,000,000 or a whole multiple of $500,000 in excess thereof.

     (S)2.8.  Funds for Loans.
              ----- --- -----

          (a) Funding Procedures.  Not later than 1:00 p.m. (Boston time) on the
              ------- ----------
proposed Drawdown Date of any Loans, each of the Banks will make available to the Agent, at its head office, in immediately available funds, the amount of such Bank's Commitment Percentage of the amount of the requested Loans. Upon receipt from each Bank of the amount of its Loan, and upon receipt of the documents required by (S)(S)6 and 7 hereof to be delivered on or prior to such Drawdown Date, to the extent applicable, the Agent will make the aggregate amount of such Loans available to the Company by crediting the Company's account with the Agent's head office specified in the applicable Loan Request. The failure or refusal of any Bank to make available to the Agent at the aforesaid time on any Drawdown Date the amount of its Commitment Percentage of the requested Loans shall not relieve any other Bank from its several obligation hereunder to make its respective Commitment Percentage of any requested Loans available to the Agent.

          (b) Advances by Agent.  The Agent may (unless notified to the contrary
              -------- -- -----
by a Bank prior to a Drawdown Date) assume that each Bank has made available to the Agent on such Drawdown Date such Bank's Commitment Percentage of the Loans to be made on such Drawdown Date, and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Company a corresponding amount. The Agent shall notify the Company by telephone or telecopy to the treasurer or another duly authorized financial officer of the Company of the failure of any Bank to make available to the Agent its Commitment Percentage on such Drawdown Date promptly after the account officer of the Agent with responsibility for the Company's account obtains actual knowledge of such failure. If any Bank makes available to the Agent such amount on a date after such Drawdown Date, such Bank shall pay to the Agent on demand an amount equal to the product of (i) the average computed for the period referred to in clause
(iii) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (ii)
                                                                     -----
the amount of such Bank's Commitment Percentage of such Loans, times (iii) a
                                                               -----
fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Bank's Commitment Percentage of such Loans shall become immediately available to the Agent, and the denominator of which is 360. A statement of the Agent submitted to such Bank with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Agent by such Bank. If
- ----- -----
such Bank shall fail to make its Commitment Percentage of such Loans available to the Agent, the Company agrees to pay to the Agent within three (3) Business Days after demand, an amount equal to such corresponding amount, together with interest thereon at the rate per annum applicable to the Loans made on such Drawdown Date for each day from the date the Agent shall make such amount available to the Company until the date such amount is paid or repaid to the Agent, provided, however, that until and unless such payment has been made in
       --------  -------
full by the Company, such Bank shall remain liable to the Agent for the full amount of such payment, including interest as set forth above. Subject to
(S)2.1, the Company may at any time within such three-day period submit a new Loan Request to the Agent pursuant to (S)2.6 covering the amount set forth in the Agent's demand for payment.

     (S)2.9.  Maturity of the Loans, Repayment in Installments.  All Loans
              ------------------------------------------------
Outstanding at the close of business on the Conversion Date shall be payable in four (4) equal (as nearly as may be) consecutive quarterly installments due on the last day of each calendar quarter ending thereafter (or, if the last day of any calendar quarter ends on a day which is not a Business Day, then on the next succeeding Business Day), with a final payment at Final Maturity (each such date being referred herein to as a "Repayment Date"), which final payment shall in any event be in an amount sufficient to repay in full the remaining principal balance of the Loans then outstanding, together with any Reimbursement Obligations outstanding.

     (S)2.10.  Mandatory Repayments.  If at any time prior to the Conversion
               --------- ----------
Date the sum of the Outstanding amount of the Loans, the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the Total Commitment, then the Company shall immediately pay the amount of such excess to the Agent for the respective accounts of the Banks for application: first, to any Unpaid Reimbursement Obligations; second, to the Loans; and third, to provide to the Agent cash collateral for Reimbursement Obligations as contemplated by
(S)2A.2(b) and (c). Each payment of any Unpaid Reimbursement Obligations or prepayment of Loans shall be allocated among the Banks, in proportion, as nearly as practicable, to each Reimbursement Obligation or (as the case may be) the respective unpaid principal amount of each Bank's Note, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion.

     (S)2.11.  Optional Prepayment of Principal.  The Company shall have the
               -------- ---------- -- ---------
right at any time to prepay the outstanding principal amount of the Loans, as a whole or in part, without premium or penalty, upon not less than one Business Day's (with respect to Base Rate Loans) and three (3) Eurodollar Business Days' (with respect to Eurodollar Rate Loans) written, telegraphic or telephonic notice to the Agent; provided that (i) each partial prepayment shall be in the
                     --------
aggregate principal amount of (a) $1,000,000 or an integral multiple thereof with respect to Eurodollar Rate Loans or (b) $500,000 or some greater integral multiple of $100,000 with respect to Base Rate Loans, shall be accompanied by the payment of accrued interest on the principal prepaid to the date of prepayment and, if made after the Conversion Date, shall be applied to the then maturing installment or installments of principal of the Notes in the inverse order of maturity and, whether made before or after the Conversion Date, shall be applied, in the absence of instruction by the Company, first to the principal of Base Rate Loans and then to the principal of Eurodollar Rate Loans; (ii) each partial prepayment shall be allocated by the Agent among all of the Banks, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Bank's Note, with adjustments to the extent practical to equalize any prior prepayments not exactly in proportion; (iii) prepayments on any Eurodollar Rate Loan may be made only on the last day of the Interest Period applicable to such Eurodollar Rate Loan; and (iv) no amount prepaid after the Conversion Date may be reborrowed hereunder.

     (S)2.12.  Commitment Fee.  The Company agrees to pay to the Agent, for
               ---------- ---
the respective accounts of the Banks, in accordance with their respective Commitment Percentages, a Commitment Fee calculated at the rate of three-eighths of one percent (3/8%) per annum on the average daily amount during each calendar quarter or portion thereof from the date hereof to the day immediately preceding the Conversion Date by which the Total Commitment exceeds the aggregate outstanding principal amount of Loans plus the Maximum Drawing Amount and
                                      ----
all Unpaid Reimbursement Obligations during such calendar quarter. The Commitment Fee shall be payable quarterly in arrears on the tenth Business Day of each calendar quarter for the immediately preceding calendar quarter, commencing on the first such date following the date hereof, with a final payment on the Conversion Date.

     (S)2.13.  Agent's Fee.  So long as there are any Obligations or
               ------- ---
Commitments Outstanding, the Company shall pay to the Agent, annually in advance, on the Closing Date and on each anniversary of the Closing Date, an annual Agent's Fee in the amount set forth in the side letter dated as of the Closing Date between the Agent and the Company.

     (S)2.14.  Closing Fee.  The Company agrees to pay to the Agent, for the
               -----------
pro rata accounts of the Banks, on the Closing Date a closing fee in the amount
- --- ----
of $75,000.

     (S)2A.  LETTERS OF CREDIT.
             ------- -- ------

     (S)2A.1.  Letter of Credit Commitments.
               ------ -- ------ -----------

          (a) Commitment to Issue Letters of Credit.  Subject to the terms and
              -------------------------------------
conditions hereof and the execution and delivery by the Company of a letter of credit application on the Agent's customary form (a "Letter of Credit Application") by the Company, or any Sterling Subsidiary, the Agent on behalf of the Banks and in reliance upon the agreement of the Banks set forth in
(S)2A.1(d) and upon the representations and warranties of the Company contained herein, agrees, in its individual capacity, to issue, extend and renew for the account of the Company, between the Closing Date and the Conversion Date, one or more standby or documentary letters of credit (individually, a "Letter of Credit"), in such form as may be requested from time to time by the Company and agreed to by the Agent; provided, however, that, after giving effect to such
                        --------  -------
request, (i) the sum of the aggregate Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not exceed $15,000,000 at any one time and (ii) the sum of (A) the Maximum Drawing Amount on all Letters of Credit, (B) all Unpaid Reimbursement Obligations, and (C) the amount of all Loans outstanding shall not exceed the Total Commitment.

          (b) Letter of Credit Applications.  Each Letter of Credit Application
              -----------------------------
shall be completed to the satisfaction of the Agent. In the event that any provision of any Letter of Credit Application shall be inconsistent with any provision of this Loan Agreement, then the provisions of this Loan Agreement shall, to the extent of any such inconsistency, govern, and each Letter of Credit Application shall so indicate.

          (c) Terms of Letters of Credit.  Each Letter of Credit issued,
              --------------------------
extended or renewed hereunder shall, among other things, (i) provide for the payment of sight drafts for honor thereunder when presented in accordance with the terms thereof and when accompanied by the documents described therein, and

(ii) have an expiry date no later than the date which is fourteen (14) days (or, if the Letter of Credit is confirmed or otherwise provides for one or more nominated persons, forty-five (45) days) prior to the Conversion Date. Each Letter of Credit so issued, extended or renewed shall be subject to the Uniform Customs.

          (d) Reimbursement Obligations of Banks.  Each Bank severally agrees
              ----------------------------------
that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Bank's Commitment Percentage, to reimburse the Agent on demand for the amount of each draft paid by the Agent under each Letter of Credit to the extent that such amount is not reimbursed by the Company or the relevant Sterling Subsidiary pursuant to (S)2A.2 (such agreement for a Bank being called herein the "Letter of Credit Participation" of such Bank).

          (e) Participations of Banks.  Each such payment made by a Bank shall
              -----------------------
be treated as the purchase by such Bank of a participating interest in the Company's Reimbursement Obligation under (S)2A.2 in an amount equal to such payment. Each Bank shall share in accordance with its participating interest in any interest which accrues pursuant to (S)2A.2.

     (S)2A.2.  Reimbursement Obligation of the Company.  In order to induce
               ------------- ---------- -- --- -------
the Agent to issue, extend and renew each Letter of Credit and the Banks to participate therein, the Company hereby agrees to reimburse or pay to the Agent, for the account of the Agent or (as the case may be) the Banks, with respect to each Letter of Credit issued, extended or renewed by the Agent hereunder, whether for the account of the Company or for the account of any Sterling
Subsidiary:

          (a) except as otherwise expressly provided in (S)2A.2(b) and (c), within one Business Day following each date that any draft presented under such Letter of Credit is honored by the Agent and the Agent has provided to the Company notice pursuant to (S)2A.3, or within one Business Day following any date on which the Agent notifies the Company that it has otherwise made a payment with respect thereto, (i) the amount paid by the Agent under or with respect to such Letter of Credit, and (ii) the amount of any taxes, fees, charges or other costs and expenses whatsoever incurred by the Agent or any Bank in connection with any payment made by the Agent or any Bank under, or with respect to, such Letter of Credit; provided, that if such reimbursement or
                                   --------
payment is not otherwise made by the Company within one Business Day following the honoring of any draft hereunder by the Agent, (x) the Company hereby authorizes the Agent to debit its Account No. 53086631 maintained with the Agent for the amount of such reimbursement or payment, and (y) in the event that, at any time prior to the Conversion Date, such account does not contain sufficient funds to cover such reimbursement or payment, the aggregate amount payable by the Company pursuant to clauses (i) and (ii) above shall be deemed, for all purposes of this Agreement and to the extent that the sum of such amount plus
                                                                         ----
the maximum aggregate principal amount of the Loans Outstanding (after giving effect to all amounts requested) plus the Maximum Drawing Amount and all Unpaid
                                 ----
Reimbursement Obligations does not exceed the Total Commitment, a Base Rate

Loan made by the Banks to the Company on the date the Agent honored the relevant draft; and

          (b) upon the termination of the Total Commitment, or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with (S)11, an amount equal to the then Maximum Drawing Amount on all Letters of Credit, which amount shall be held by the Agent for the benefit of the Banks and the Agent as cash collateral for all Reimbursement Obligations. Upon the termination of the Total Commitment pursuant to (S)2.2 or at the Conversion Date, the Agent agrees, so long as no Default or Event of Default has occurred and is continuing, to hold such cash collateral in an interest-bearing account in the name of the Company, to pay current interest on such cash collateral to the Company and upon the payment by the Company of any Reimbursement Obligations or the reduction of the Maximum Drawing Amount upon the cancellation of any Letter of Credit, the Agent agrees to return to the Company an amount equal to such payment or reduction together with unpaid interest accrued thereon through the date of such return; and

          (c) upon the reduction (but not termination) of the Total Commitment to an amount less than the Maximum Drawing Amount, an amount equal to such difference, which amount shall be held by the Agent for the benefit of the Banks and the Agent as cash collateral for all Reimbursement Obligations.

Each such payment shall be made to the Agent at the Agent's head office in immediately available funds. Interest on any and all amounts remaining unpaid by the Company under this (S)2A.2 after application, in the case of amounts due under clause (a) hereof, of the provisions contained in the proviso thereof, at any time from the date such amounts become due and payable (whether so stated in (S)2A.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Agent on demand at the rate specified in
(S)2.5 for overdue principal on the Loans.

     (S)2A.3.  Letter of Credit Payments.  If any draft shall be presented or
               ------ -- ------ --------
other demand for payment shall be made under any Letter of Credit, the Agent shall, promptly following its receipt thereof, notify the Company of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. If the Company fails to reimburse the Agent as provided in (S)2A.2 no later than one Business Day following the date that such reimbursement is to be made, the Agent may at any time thereafter notify the Banks of the amount of any such Unpaid Reimbursement Obligation. No later than 3:00 p.m. (Boston time) on the Business Day next following the receipt of such notice, each Bank shall make available to the Agent, at its Head Office, in immediately available funds, such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation, together with an amount equal to the product of (a) the average, computed for the period referred to in clause (c) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (b) the amount equal to such Bank's Commitment Percentage of such Unpaid
- -----

Reimbursement Obligation, times (c) a fraction, the numerator of which is the
                          -----
number of days that elapse from and including the date the Agent paid the draft presented for honor or otherwise made payment to the date on which such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation shall become immediately available to the Agent, and the denominator of which is 360. The responsibility of the Agent to the Company, the Sterling Subsidiaries for the respective accounts of which Letters of Credit are issued and the Banks shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit.

     (S)2A.4.  Obligations Absolute.  Subject to the provisions of (S)2A.5,
               ----------- --------
the Agent agrees with the Company that it will exercise and give the same care and attention to each Letter of Credit as it gives to its other letters of credit. Subject to the provisions of (S)2A.5, the Company agrees with the Agent and the Banks that the Agent and the Banks shall not be responsible for, and the Company's and the Sterling Subsidiaries' Reimbursement Obligations under (S)2A.2 are absolute and unconditional and shall not be affected by, among other things,
(a) the validity or genuineness of documents supplied or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, (b) any dispute between or among the Company or the Sterling Subsidiary for whose account the relevant Letter of Credit was issued, the beneficiary of any Letter of Credit or any financial institution or other party to which any Letter of Credit may be transferred, (c) any setoff, claims or defenses whatsoever of the Company or the Sterling Subsidiary for the account of which such Letter of Credit was issued against the Agent, any Bank or any beneficiary of any Letter of Credit or any such transferee, or (d) the occurrence of any Default or Event of Default. The Agent and the Banks shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. The Company agrees that any action taken or omitted by the Agent or any Bank under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith, shall be binding upon the Company and shall not result in any liability on the part of the Agent or any Bank to the Company or any Sterling Subsidiary.

     (S)2A.5.  Reliance by Issuer.  To the extent not inconsistent with
               -------- -- ------
(S)2A.4 (except the first two sentences thereof), the Agent shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Majority Banks as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Majority Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Banks and all future holders of the Revolving Credit Notes or of a Letter of Credit Participation.

     (S)2A.6.  Letter of Credit Fee.  The Company agrees to pay, on the date
               ------ -- ------ ---
of issuance or any extension or renewal of any Letter of Credit and at such other time or times as such charges are customarily made by the Agent, a fee (in each case, a "Letter of Credit Fee") to the Agent (i) in respect of each standby Letter of Credit equal to (A) one and one quarter percent (1-1/4%) per annum of the face amount of such standby Letter of Credit, to be for the accounts of the Banks in accordance with their respective Commitment Percentages, plus (B) the
                                                                  ----
Agent's customary issuance or amendment fee, as the case may be, in the amount of one quarter of one percent (1/4%) of the face amount of such standby Letter of Credit, to be for the Agent's own account, (ii) in respect of each documentary Letter of Credit equal to (A) three quarters of one percent (3/4%) per annum of the face amount of such documentary Letter of Credit, to be for the accounts of the Banks in accordance with their respective Commitment Percentages, plus (B) the Agent's customary issuance or amendment fee, as the
             ----
case may be in the amount of one-eighth of one percent (1/8%) of the face amount of such documentary Letter of Credit, to be for the Agent's own account, and
(iii) in respect of each Letter of Credit, such customary negotiation fee as determined by the Agent, to be for the Agent's own account.

     (S)3.  CERTAIN GENERAL PROVISIONS.
            ------- ------- ----------

     (S)3.1.  Funds for Payments..
              -------------------

          (a) Payments to Agent.  All payments of principal of and interest on
              ------------------
the Loans, Reimbursement Obligations, the Agent's Fee, the Commitment Fees and any other amounts due hereunder shall be made by the Company in United States Dollars to the Agent for the respective accounts of the Banks, or (in the case of the Agent's Fee), the Agent, in immediately available funds at the Agent's head office at the address set forth therefor in Schedule 1.1 hereto or at such
                                                 -------- ---
other location in the Boston, Massachusetts area that the Agent may from time to time designate.

          (b) No Offset, etc.  All payments by the Company and the Sterling
              ---------------
Subsidiaries hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Company or such Subsidiary is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Company or the Sterling Subsidiaries with respect to any amount payable by them hereunder or under any of the other Loan Documents, the Company will pay to the Agent, for the account of the Banks or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks or the Agent to receive the same net amount which the Banks or the Agent would have received on such due date had no such obligation been imposed upon the Company or such Sterling Subsidiary. The Company will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Company or such Sterling Subsidiary hereunder or under such other Loan Document. Nothing contained in this (S)3.1(b) shall be deemed to impose upon the Company any obligation to pay taxes based upon the income or profits of the Agent or any Bank.

     (S)3.2.  Computations.  All computations of interest on the Loans and of
              ------------
Commitment Fees, Letter of Credit Fees or other fees shall be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to Eurodollar Rate Loans, whenever a payment hereunder or under the Notes becomes due on a day which is not a Business Day, the due date for such payment shall be
(a) in the case of Base Rate Loans, the next succeeding Business Day, and (b) in the case of Eurodollar Rate Loans, the Business Day next succeeding the day on which such payment would otherwise have become due, such Business Day to be selected (such selection to be made by the Agent two Business Days prior to the Drawdown Date and notice thereof shall be given to the Company and the Banks not later than five Business Days after the Drawdown Date or upon request by the Company, provided, that any failure by the Agent to give such notice shall not
         --------
in any way affect the obligation of the Company to make such payment when due) by the Agent in accordance with the then current banking practice in any Eurodollar Interbank Market selected by the Agent in its sole discretion acting in good faith, as the case may be, and interest and commitment fees hereunder shall be adjusted accordingly. The outstanding amount of the Loans as reflected on the Records from time to time shall be considered correct and binding on the Company unless within five (5) Business Days after receipt of any notice by the Agent or any of the Banks of such outstanding amount, the Agent or such Bank shall notify the Company to the contrary

     (S)3.3.  Additional Costs, Etc.  If any present or future applicable law,
              ---------- -----  ---
which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank or the Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall in the case of any Loans, any Letters of Credit or any Commitment:

          (a) subject any Bank or the Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan Documents, such Bank's Commitment or the Loans or Letters of

Credit (other than taxes based upon or measured by the income or profits of such Bank or the Agent), or

          (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Bank of the principal of or the interest on any Loans, any Reimbursement Obligations or any other amounts payable to any Bank or the Agent under this Agreement or any of the other Loan Documents, or

          (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans or letters of credit by, or commitments of, any office of any Bank, or

          (d) impose on any Bank or the Agent any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans, any Letters of Credit, such Bank's Commitment, or any class of commitments, letters of credit or loans of which any of the Loans, any Letters of Credit or such Bank's Commitment forms a part, and the result of any of the foregoing is

               (i) to increase the cost to any Bank of making, funding, issuing, renewing, extending or maintaining any of the Loans or such Bank's Commitment or any Letter of Credit, or

               (ii) to reduce the amount of principal, interest, fees, Reimbursement Obligations or other amount payable to such Bank or the Agent hereunder on account of such Bank's Commitment, any Letter of Credit or any of the Loans, or

               (iii) to require such Bank or the Agent to make any payment or to forego any interest, principal, Reimbursement Obligation or other sum payable hereunder, the amount of which payment or foregone interest or Reimbursement Obligation, principal or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank or the Agent from the Company hereunder, then, and in each such case, the Company will, within five (5) days following demand made by such Bank (through the Agent) or, as the case may be, the Agent at any time and from time to time and as often as the occasion therefor may arise, pay to the Agent for the respective accounts of the Banks or for the Agent's own account such additional amounts as will be sufficient to compensate such Bank or the Agent for such additional cost, reduction, payment or foregone interest, principal or other sum. Each Bank or, as the case may be, the Agent shall give the

Company prompt notice of any event causing such additional cost, reduction, payment or foregone interest, Reimbursement Obligation or other sum.

     (S)3.4.  Indemnification for Losses.  Without prejudice to any of the
              --------------- --- ------
foregoing provisions of this Agreement, the Company will, on demand by any Bank (through the Agent), at any time and from time to time and as often as the occasion therefor may arise, indemnify such Bank against any losses, costs or expenses which such Bank may at any time or from time to time sustain or incur with respect to any Eurodollar Rate Loans as a consequence of

          (a) the failure by the Company to borrow any Eurodollar Rate Loan on the date of borrowing designated by the Company,

          (b) the failure by the Company to pay, punctually on the due date thereof, any amount payable by the Company under this Agreement,

          (c) the accelerated payment of any of the Company's obligations under this Agreement as a result of an Event of Default, or

          (d) any voluntary or mandatory prepayment made with respect to any Eurodollar Rate Loan other than on the last day of an Interest Period.

Such losses, costs or expenses, including interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain any such Loans, will be determined by such Bank on a commercially reasonable basis and will include in the case of any such accelerated payment, but not be limited to, the amount by which:

          (i) the total amount of interest which would have accrued on the principal so repaid or prepaid during the period (in this (S)3.4 called the "Reemployment Period") beginning on the date of such repayment or prepayment and ending on the last day of the Interest Period relating to the principal so repaid or prepaid, such total amount of interest to be calculated on the basis of the Eurodollar Rate applicable to such Interest
     Period:

     exceeds

          (ii) the total amount of interest which would accrue and become payable to such Bank during the Reemployment Period on the principal repaid or prepaid if such Bank, following such repayment or prepayment, were to use its best efforts to reemploy as soon as possible the principal so repaid or prepaid by (A) placing with a prime bank in the Eurodollar Interbank Market selected by such Bank deposits of dollars in amounts equal (as nearly as may be) to the principal so repaid or prepaid and for the number of days equal (as nearly as may be) to the Reemployment Period, or (as such Bank may elect) (B) buying at face value from a prime bank a negotiable certificate of deposit issued by such prime bank in an amount equal (as nearly as may be) to the principal so repaid or prepaid and having a maturity comparable to the Reemployment Period.

     (S)3.5.  Capital Adequacy.  If any present or future law, governmental
              ------- --------
rule, regulation, policy, guideline or directive (whether or not having the force of law) or the interpretation thereof by a court or governmental authority with appropriate jurisdiction affects the amount of capital required or expected to be maintained by any Bank or the Agent, or any corporation controlling such Bank or the Agent and such Bank or the Agent determines that the amount of capital required to be maintained by it is increased by or based upon the existence of such Bank's or the Agent's commitment with respect to the credit facility established hereunder or the Loans, Letter of Credit Participations or Letters of Credit made, issued, maintained, extended or renewed pursuant hereto, then such Bank or the Agent may notify the Company of such fact. To the extent that the costs of such increased capital requirements are not reflected in the Base Rate or Eurodollar Rate, or in amounts paid or payable by the Company pursuant to (S)(S)3.3 or 3.4 hereof, the Company and such Bank or (as the case may be) the Agent shall thereafter attempt to negotiate in good faith, within thirty (30) days of the day on which the Company receives such notice, an adjustment payable hereunder which will adequately compensate such Bank or the Agent in light of these circumstances. If the Company and such Bank or the Agent are unable to agree to such adjustment within thirty (30) days of the date on which the Company receives such notice, then commencing on the date of such notice (but not earlier than the effective date of any such increased capital requirement), the fees payable hereunder shall increase by an amount that will, in such Bank's or the Agent's reasonable determination, provide adequate compensation. Each Bank and the Agent shall allocate such cost increases among its customers in good faith and on an equitable basis. For the purposes of
(S)3.3 and this (S)3.5, any costs reimbursed to FNBB as a Bank shall not be reimbursable to FNBB as Agent, and to the extent that costs attributable to any Bank's Loans, any Letter of Credit Participation or Commitment are reimbursed by such Bank to the Agent, such costs shall not be reimbursable by the Company to the Agent and any costs reimbursed to the Agent which are attributable to the Commitment, Letter of Credit Participations or Loans of any Bank shall not be reimbursed to such Bank.

     (S)3.6.  Bank Certificate.  A certificate signed by an officer of any Bank,
              ---- -----------
setting forth any additional amount required to be paid by the Company to such Bank under (S)(S)3.3, 3.4 or 3.5 hereof and the computations made by such Bank to determine such additional amount, shall be submitted by such Bank to the Company in connection with each demand made at any time by such Bank upon the Company under (S)(S)3.3, 3.4 or 3.5. Without limiting the negotiation requirements of (S)3.5 (with respect to certificates issued on account of additional amounts required to be paid pursuant to (S)3.5), such certificate shall constitute prima facie evidence as to the additional amount owed.
                 ----- -----

     (S)3.7.  Inability to Determine Eurodollar Rate.  In the event that, prior
              --------- -- --------- ---------- ----
to the commencement of any Interest Period relating to any Eurodollar Rate Loan, the Agent shall determine that adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate that would otherwise determine the rate of interest to be applicable to any Eurodollar Rate Loan during any Interest Period, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Company and the Banks) to the Company and the Banks. In such event (a) any Loan Request or Conversion Request with respect to Eurodollar Rate Loans shall be deemed a request for Base Rate Loans, (b) each Eurodollar Rate Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Base Rate Loan, unless the Agent has received timely notice of the Company's intent to prepay such Eurodollar Rate Loan or any portion thereof pursuant to (S)2.9, and (c) the obligations of the Banks to make Eurodollar Rate Loans shall be suspended until the Agent determines that the circumstances giving rise to such suspension no longer exist, whereupon the Agent shall so notify the Company and the Banks. Neither the Agent nor any Bank shall in any event be responsible to the Company in any way if it is not able for any reason beyond its control to quote a Eurodollar Rate with respect to any proposed Interest Period.

     (S)3.8.  Illegality.  Notwithstanding any other provisions herein, if any
              ----------
present or future law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for any Bank to make or maintain Eurodollar Rate Loans, such Bank shall forthwith give notice of such circumstances to the Company and the other Banks and thereupon (a) the commitment of such Bank to make Eurodollar Rate Loans or convert Base Rate Loans to Eurodollar Rate Loans shall forthwith be suspended and (b) such Bank's Loans then outstanding as Eurodollar Rate Loans, if any, shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such Eurodollar Rate Loans, unless the Agent has received timely notice of the Company's intention to prepay such Eurodollar Rate Loan or any portion thereof pursuant to (S)2.11, or within such earlier period as may be required by law. The Company hereby agrees promptly to pay the Agent for the account of such Bank, upon demand by such Bank, any additional amounts necessary to compensate such Bank for any costs incurred by such Bank in making any conversion in accordance with this (S)3.9, including any interest or fees payable by such Bank to lenders of funds obtained by it in order to make or maintain its Eurodollar Loans hereunder.

     (S)4.  GUARANTY.
            --------

     The Obligations shall be guaranteed by the Sterling Subsidiaries pursuant to the terms of the Guaranty.

     (S)5.  REPRESENTATIONS AND WARRANTIES.  The Company, for itself and on
            --------------- --- ----------
behalf of its Subsidiaries, hereby represents and warrants to the Banks and the Agent as follows:

     (S)5.1.  Corporate Existence.
              --------- ---------

          (a) Organization; Corporate Power and Authority.  Each of the Sterling
              ------------- --------- ----- --- ---------
Companies (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and (ii) has adequate corporate power and authority and full legal right to own or to hold under lease its properties and to carry on the business in which it is presently engaged and will be engaged upon consummation of the transactions contemplated hereby.

          (b) Foreign Qualification.  Each of the Sterling Companies is
              ---------------------
qualified and in good standing as a foreign corporation and is licensed, admitted or approved to do business as a foreign corporation in each jurisdiction wherein the character of the properties owned or held under lease by it, or the nature of the business conducted by it, makes such qualification necessary, except where (i) such failure to qualify would not have a material adverse effect on such Sterling Company or on the enforceability against such Sterling Company of any of the Loan Documents or (ii) (A) such Sterling Company is a Subsidiary which was acquired pursuant to (S)9.5 within thirty (30) days prior to the date on and as of which this representation and warranty is being made or repeated and (B) the Company and such Subsidiary are using all reasonable efforts to obtain the appropriate license, admission or qualification.

          (c) Each of the Sterling Companies has adequate corporate power and authority and has full legal right to enter into each of the Loan Documents to which it is or is to become a party, to perform, observe and comply with all of its agreements and obligations under each of such documents, and, with respect to the Company, to make all of the borrowings contemplated by this Agreement.

     (S)5.2.  Subsidiaries.  Schedule 5.2 attached hereto sets forth all
              ------------   -------- ---
entities in which one or more of the Sterling Companies (a) owns or holds of record and/or beneficially (whether directly or indirectly) five percent (5%) or more of any class of the capital stock thereof, (b) the aggregate purchase price of all capital stock owned or held of record and/or beneficially (whether directly or indirectly) by such Sterling Company or Sterling Companies in any one such entity equals or exceeds $200,000 or (c) the aggregate purchase price of all capital stock owned or held of record and/or beneficially (whether directly or indirectly) by such Sterling Company or Sterling Companies in all such entities equals or exceeds $1,000,000. Schedule 5.2 contains a complete
                                             -------- ---
description of all shares described in the preceding sentence together with a complete list of all Subsidiaries of the Company and sets forth the authorized capital of all classes of the capital stock of each Sterling Subsidiary on the date hereof, together with the ownership on the date hereof of all of the issued and outstanding shares of each such class. Other than Subsidiaries of the Sterling Companies organized under the laws of jurisdictions located outside the United States, none of the Sterling Companies has any Subsidiaries which are not Sterling Subsidiaries or Non-Guarantor Subsidiaries.

     (S)5.3.  Corporate Authority, etc.  The execution and delivery by each of
              --------- ---------  ---
the Sterling Companies of each of the Loan Documents to which it is or is to become a party, the performance by each of the Sterling Companies of all of its agreements and obligations under each of such documents, and the transactions contemplated hereby and thereby, including the making by the Company of all of the borrowings contemplated by this Agreement, have been duly authorized as of the date hereof (except that in the case of a Sterling Subsidiary acquired pursuant to (S)9.5, such execution, delivery and authorization shall have been completed no later than the later to occur of (a) the date of such acquisition, and (b) five Business Days following receipt by the Company or such Sterling Subsidiary of forms of the Loan Documents, or amendments thereto, as appropriate, to which such Sterling Subsidiary is to become a party), by all necessary corporate action on the part of each Sterling Company and its respective shareholders and are within the corporate authority of such Person, and do not and will not (i) contravene or conflict with any provision of its charter or by-laws (each as from time to time in effect), (ii) conflict with, or result in a breach of any material term, condition or provision of, or constitute a default under or result in the creation of any mortgage, lien, pledge, charge, security interest or other encumbrance upon any of the property of any of the Sterling Companies (other than the liens created under any of the Loan Documents) under any agreement, trust deed, indenture, mortgage or other instrument to which any of the Sterling Companies is or may become a party or by which any of the Sterling Companies or any of the property of any of the Sterling Companies is or may become bound or affected, the consequences of which would reasonably be expected to have a material adverse effect on the Sterling Companies taken as a whole or would have an effect in any material respect on the enforceability of any of the Loan Documents, (iii) violate or contravene any provision of any law, regulation, order, ruling or interpretation thereunder or any decree, order or judgment of any court or governmental or regulatory authority, bureau, agency or official (all as from time to time in effect and applicable to any of the Sterling Companies), except where such violation or contravention would not materially adversely affect the Sterling Companies taken as a whole and would not have any effect in any material respect on the enforceability of the Loan Documents, (iv) require any waivers, consents or approvals by any of the creditors of any of the Sterling Companies which have not been obtained, (v) require any consents or approvals by any shareholders of any of the Sterling Companies, or (vi) require any approval, consent, order, authorization or license by, or giving notice to, or taking any other action with respect to, any governmental or regulatory authority or agency under any provision of any applicable law, except those actions which have been taken or will be taken prior to the Closing Date or where the failure to do so would not result in a material adverse effect on the Sterling Companies taken as a whole and would not have any effect in any material respect on the enforceability of the Loan Documents.

     (S)5.4.  Binding Effect of Documents, etc.  Each of the Sterling Companies
              ------- ------ -- ---------  ---
has duly executed and delivered each of the Loan Documents to which it is a party and each of such documents is in full force and effect. The agreements and obligations of each of the Sterling Companies contained in each of the Loan Documents to which it is a party constitute legal, valid and binding obligations enforceable against it in accordance with their respective terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that the availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

     (S)5.5.  No Defaults or Events of Default.  No Default or Event of Default
              -- ------------------ -- -------
has occurred and is continuing.

     (S)5.6.  Chief Executive Offices.  Until the Agent receives written notice
              ----- --------- -------
of a change, the chief executive offices of the Company and the offices where all material records and books of account of the Company are kept, shall be located at 8080 North Central Expressway, Suite 1100, Dallas, Texas 75206, and the Company's mailing address shall be as provided in (S)18 hereof, and the chief executive offices of each of the Sterling Subsidiaries, the offices where all material records and books of account of each of the Sterling Subsidiaries are kept, and the mailing addresses of each of the Sterling Subsidiaries, shall be as set forth in Schedule 5.6 hereto.
                   -------- ---

     (S)5.7.  Financial Statements and Projections.
              --------- --------------------------

          (a) Financial Statements.  The Company has furnished to each of the
              --------------------
Banks a consolidated balance sheet of the Company and its Subsidiaries as at the Balance Sheet Date, and consolidated statements of operations and income and stockholders' equity of the Company and its Subsidiaries for the fiscal year then ended, certified by Ernst & Young, LLP, and an unaudited consolidated balance sheet of the Company and its Subsidiaries at June 30, 1995, and unaudited consolidated statements of operations and retained earnings of the Company and its Subsidiaries for the fiscal period then ended. Such financial statements were prepared in accordance with generally accepted accounting principles and fairly present the financial condition of the Company and its Subsidiaries as at the close of business on the dates thereof and the results of operations for the fiscal period then ended. There are no contingent liabilities of the Company and its Subsidiaries as of either of such dates involving material amounts not disclosed in such financial statements and the related notes thereto.

          (b) Projections.  Copies of the most recently prepared projections of
              -----------
the annual and quarterly operating budgets of the Company and its Subsidiaries on a consolidated basis, balance sheets and cash flow statements for the fiscal quarter of the Company and its Subsidiaries ending September 30, 1995, together with revisions to such projections for the final fiscal quarter of such year, have been delivered to each Bank. To the knowledge of the Company or any of its Subsidiaries, no facts exist that (individually or in the aggregate) would result in any material change in any of such projections. The projections are based upon reasonable estimates and assumptions and reflect the reasonable estimates of the Company and its Subsidiaries of the results of operations and other information projected therein.

     (S)5.8.  No Material Changes, Etc.  Except as disclosed in 10-Q Reports and
              -- -------- -------  ---
Forms 8-K of the Company and its Subsidiaries filed by the Company and its Subsidiaries with the Securities and Exchange Commission and previously delivered to the Agent and the Banks, since the Balance Sheet Date, there has occurred no materially adverse change in the financial condition or business of the

Company and its Subsidiaries taken as a whole as shown on or reflected in the consolidated balance sheet of the Company and its Subsidiaries as at the Balance Sheet Date, or the consolidated statements of operations for the fiscal year then ended. None of the Sterling Subsidiaries has made any Distribution since the Balance Sheet Date, except to the Company or another Sterling Subsidiary.

     (S)5.9.  Mortgages and Liens.  None of the property, assets, income or
              --------- --- -----
revenues of any character, or any rights relating thereto, of any of the Sterling Companies is subject to any mortgage, lien, pledge, charge, security interest or other encumbrance of any kind, other than Permitted Liens. Set forth on Schedule 5.9 hereto is a true and correct list of each office or other
         -------- ---
location maintained by any of the Sterling Companies in the United States of America. In all jurisdictions set forth on Schedule 5.9, and, to the best
                                            -------- ---
knowledge of the Company (without having conducted UCC searches), in all other jurisdictions located in the United States of America or any state thereof, no financing statement which names any of the Sterling Companies as a debtor has been filed pursuant to Article 9 of the Uniform Commercial Code of any state of the United States, and none of the Sterling Companies has signed any financing statement or security agreement or authorized any Person to file any such financing statement in any such jurisdiction, except (a) for notice filings by lessors of personal property or equipment under leases, or (b) with respect to Permitted Liens.

     (S)5.10.  Indebtedness.  Neither the Company nor any of its Subsidiaries
               ------------
has any Indebtedness other than Indebtedness expressly permitted by the provisions contained in (S)9.1 of this Agreement.

     (S)5.11.  Litigation.  Except as set forth on Schedule 5.11 hereto as of
               ----------                          -------- ----
the date hereof, or as previously disclosed to the Agent in writing (with the Agent disclosing such information to the Banks promptly following receipt thereof), there is no pending or, to the best of the knowledge of any of the Company's officers and directors, threatened action, suit, proceeding or investigation before any court, tribunal, governmental or regulatory authority, agency, commission, or board of arbitration against the Company or any of its Subsidiaries which seeks or demands damages in excess of $2,000,000 or which would otherwise reasonably be expected materially adversely to affect the transactions contemplated hereby or the operations or the financial condition of the Company and its Subsidiaries taken as a whole or to materially impair the right of the Company and its Subsidiaries, considered as a whole, to carry on business substantially as now conducted by them, or to result in any material liability not adequately covered by insurance or for which adequate reserves are not maintained on the consolidated balance sheet of the Company and its Subsidiaries, or which questions the validity of this Agreement or any of the other Loan Documents or any action taken or to be taken pursuant hereto or thereto, nor does the Company or any of its Subsidiaries know of any reasonable basis for any such litigation to exist. Set forth on Schedule 5.11 hereto are
                                                      -------- ----
descriptions of all escrow arrangements to which the Company or any of its Subsidiaries is a party with respect to pending litigation against the Company or any of its Subsidiaries which must be disclosed pursuant to this (S)5.11.

     (S)5.12.  No Default.  Except for alleged defaults relating to the matters
               -- -------
set forth on Schedules 5.11 and 5.12 hereof as of the date hereof, or as
             --------- ----     ----
previously disclosed to the Agent in writing (with the Agent disclosing such information to the Banks promptly following receipt thereof), no material default under any contract, agreement or instrument to which any Sterling Company is a party or by which it or any of its property is bound, has occurred and is continuing beyond the grace period specified therefore in such contract, instrument or agreement, the consequence of which default would reasonably be expected materially adversely to affect the financial condition, assets, or operations of any of the Company and its Subsidiaries taken as a whole. Notwithstanding the foregoing, the information set forth on Schedules 5.11 and
                                                            --------- ----
5.12 is for disclosure purposes only, and nothing contained in Schedules 5.11 or
- ----                                                           --------- ----
5.12 shall be deemed an admission by the Company or any Subsidiary that any
- ----
default exists under any contract, agreement or instrument to which such Sterling Company is a party or by which such Sterling Company or any of its property is bound.

     (S)5.13.  Taxes.  Except as set forth on Schedule 5.13, as of the date
               -----                          -------- ----
hereof, the Company, for itself and on behalf of its Subsidiaries, has filed all United States federal tax returns required to be filed by it, and each of the Company and, to the best knowledge of the Company, its Subsidiaries has filed all state and other tax returns required to be filed by it other than (i) those returns relating to taxes (A) with respect to which the Company or any such Subsidiary, as the case may be, in good faith and using due diligence and all deliberate speed, is investigating or ascertaining the extent of its liability, if any, and (B) with respect to which (1) no lien or notice has been filed in any public recording office, and (2) neither the Company nor such Subsidiary has received notice of a lien or the threat or initiation of an enforcement proceeding or has reason to believe that such a lien or enforcement proceeding is likely to occur or is specifically contemplated by appropriate authorities, or (ii) those returns as to which the failure to so file would not, in the opinion of the Company, create an outstanding liability for taxes due or interest and penalties thereon in excess of $1,000,000 in the aggregate for the Company and its Subsidiaries. As of the date hereof, each of the Company and its Subsidiaries has paid, or has made reasonable provision for payment of, all material taxes (if any) which have or may become due and payable with respect to any past or present taxation period pursuant to any of the said returns or pursuant to any matters raised by audits or for other reasons known to it, other than those taxes referenced in subparagraphs (i) and (ii) above and taxes the amount, applicability, or validity of which are currently being contested by it in good faith by appropriate proceedings and with respect to which it has set aside on its books reserves (to the extent required by generally accepted accounting principles and practices) reasonably deemed by it to be adequate with respect thereto. Neither the Company nor any of its Subsidiaries has consented to be treated as a "consenting corporation" as defined in Section 341(f) of the Code.

     (S)5.14.  True Copies of Charter and Other Documents.  Each of the Sterling
               ---- ------ -- ------- --- ----- ---------
Companies has furnished or caused to be furnished, except any Sterling Subsidiary acquired as permitted by (S)9.5 which Subsidiary shall, within 30 days of such acquisition, have furnished or caused to be furnished, to each of the Banks true and complete copies of (a) all of the charter and other incorporation or association documents of each of the Sterling Companies (together with any and all amendments thereto), (b) the by-laws of each of the Sterling Companies (together with any and all amendments thereto) and (c) each of the Subordinated Debt Documents (together with any and all amendments thereto).

     (S)5.15.  Employee Benefit Plans.
               -------- ------- -----

          (a) In General.  Each Employee Benefit Plan has been maintained and
              -- -------
operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions. The Company has heretofore delivered to the Agent the most recently completed annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under (S)103(d) of ERISA, with respect to each Guaranteed Pension Plan, if any.

          (b) Terminability of Welfare Plans.  Under each Employee Benefit Plan
              ------------- -- ------- -----
which is an employee welfare benefit plan within the meaning of (S)3(1) or
(S)3(2)(B) of ERISA, no benefits are due unless the event giving rise to the benefit entitlement occurs prior to plan termination (except as required by Title I, Part 6 of ERISA). Subject to applicable legal requirements, the Company or an ERISA Affiliate, as appropriate, may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of the Company or such ERISA Affiliate without liability to any Person.

          (c) Guaranteed Pension Plans.  Each contribution required to be made
              ---------- ------- -----
to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of (S)302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by the Company or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event, or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months prior to the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of (S)4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans by a material amount, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities, except as otherwise permitted by (S)9.11(d).

          (d) Multiemployer Plans.  Neither the Company nor any ERISA Affiliate
              ------------- -----
has incurred any material liability (including secondary liability) to any

Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under (S)4201 of ERISA or as a result of a sale of assets described in (S)4204 of ERISA. Neither the Company nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of (S)4241 or (S)4245 of ERISA or that any Multiemployer Plan intends to terminate or has been terminated under (S)4041A of ERISA.

     (S)5.16.  Other Representations.  Each of the representations and
               ----- ---------------
warranties made by each of the Sterling Companies in any of the Loan Documents or Subordinated Debt Documents (to the extent that any such documents are in effect on any particular Drawdown Date) was true and correct in all material respects when made and continues to be true and correct in all material respects on the Closing Date, except to the extent that, by the express terms thereof, any of such representations and warranties relates solely to or is made as of a date falling prior to the Closing Date, or except to the extent that any of such representations and warranties may have been affected by the consummation of the transactions contemplated and permitted or required by the Loan Documents.

     (S)5.17.  Disclosure.  No representation or warranty made by any of the
               ----------
Sterling Companies in this Agreement or in any agreement, instrument, document, certificate, statement or letter furnished to the Agent by or on behalf of any of the Sterling Companies in connection with any of the transactions contemplated by any of the Loan Documents or Subordinated Debt Documents contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which they are made. Except as disclosed in writing to the Agent, there is no fact known to the Company or, to the best of the Company's knowledge, any of the Sterling Subsidiaries which could reasonably be expected materially adversely to affect, or which would reasonably be expected materially adversely to affect in the future the condition, assets or operations of the Sterling Companies (other than Non-Guarantor Subsidiaries) taken as a whole.

     (S)5.18.  Holding Company and Investment Company Acts.  None of the
               ------- ------- --- ---------- ------- ----
Sterling Companies is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it a "registered investment company", or an "affiliated company" (other than solely by reason of the ownership of 5% or more of the Company's outstanding voting securities by a "registered investment company") or a "principal underwriter" of a "registered investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

     (S)5.19.  Regulations U and X.  The proceeds of the Loans shall be used,
               ----------- - --- -
and the Letters of Credit shall be obtained solely for financing Permitted Acquisitions and for working capital and general corporate purposes. No portion of any Loan or Letter of Credit is to be used, except as otherwise permitted herein, for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve

System, 12 C.F.R. Parts 221 and 224, nor is any portion of any Loan or Letter of Credit to be used in any manner which, whether after giving effect to (S)8.17 or
(S)8.19 or otherwise, would be in violation of such Regulations U or X.

     (S)5.20.  Franchises, Patents, Copyrights, Etc,  Except as set forth on
               ----------  -------  ----------  ---
Schedule 5.20 hereto, each of the Sterling Companies possesses all franchises,
- -------------
patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted and has not received notice of any conflict with any rights of others. Attached hereto as Schedule 5.20 is a true, correct, and
                                          -------- ----
complete list of all patents, patent applications, federally registered copyrights, trademarks, trademark applications, trade names and other intellectual property owned by any of the Sterling Companies as of the Closing Date.

     (S)5.21.  Non-Guarantor Subsidiaries. No Non-Guarantor Subsidiary (a) other
               --------------------------
than Sterling Software (Midwest), Inc. is presently engaged in business of any kind or nature (except that such Non-Guarantor Subsidiary may have qualified to do business in a foreign jurisdiction), (b) has a net worth in excess of $5,000,000 or (c) has issued any capital stock to any Person other than the Company or a Sterling Subsidiary. The Non-Guarantor Subsidiaries, taken as a whole, do not have assets as a result of which such Non-Guarantor
Subsidiaries' net worth, in the aggregate, equals or exceeds $25,000,000, and Sterling Software (Midwest), Inc. does not have assets the book value of which exceeds $8,000,000.

     (S)5.22.  Environmental Compliance.
               ------------- ----------

          (a) To the best of the Company's knowledge, none of the Sterling Companies, nor any of their operations, is in violation or alleged violation of any judgment, decree, order, law, license, rule and regulation pertaining to environmental matters, including those arising under the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended the Superfund Amendments and Reauthorization Act of 1986 the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental Laws"), except where the failure so to comply would not have a material adverse effect on the business, assets or financial condition of the Sterling Companies taken as a whole.

          (b) None of the Sterling Companies has received notice from any third party including, without limitation: any federal, state or local governmental authority, (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R.
Part 300 Appendix B; (ii) that any hazardous waste, as defined by 42 U.S.C.
(S)6903(5), any hazardous substances as defined by 42 U.S.C. (S)9601(14), any pollutant or contaminant as defined by 42 U.S.C. (S)9601(33) and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any

Environmental Laws ("Hazardous Substances") which any one of them has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that any of the Sterling Companies conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances.

          (c) Except as set forth on Schedule 5.22 attached hereto and to the
                                     -------- ----
Company's knowledge: (i) no portion of the Real Estate has been used by any of the Sterling Companies for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws;
(ii) in the course of any activities conducted by the Sterling Companies, no Hazardous Substances have been generated or are being used on the Real Estate except in accordance with applicable Environmental Laws.

          (d) None of the Sterling Companies, or, to the Company's knowledge, any of the Real Estate is subject to any applicable Environmental Law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the effectiveness of any other transactions contemplated hereby.

     (S)5.23.  Solvency.  Each of the Sterling Companies, on an individual basis
               --------
as of the Closing Date, each Subsidiary which becomes a Sterling Subsidiary and a guarantor under the Guaranty in accordance with the requirements of (S)8.17 or
(S)8.19, on an individual basis as of any Drawdown Date following the date on which such Subsidiary becomes a Sterling Subsidiary and a guarantor under the Guaranty in accordance with the requirements of (S)8.17 or (S)8.19, and the Sterling Companies on a consolidated basis as of the Closing Date and each Drawdown Date occurring thereafter, both before and after giving effect to the transactions contemplated hereby, including distributions, redemptions and repurchases contemplated by (S)9.7, (a) is solvent, (b) has assets having a fair salable value in excess of the amount required to pay its probable liabilities as such liabilities become absolute and mature, and (c) has access to adequate capital for the conduct of its business and the ability to pay its respective debts from time to time incurred in connection therewith as such debts mature in the reasonably foreseeable future.

     (S)6.  CONDITIONS TO THE FIRST LENDING.  Each of the Original Banks'
            ---------- -- --- ----- -------
respective obligations to convert its outstanding obligations against the Company under the Prior Credit Agreement into Obligations under this Credit Agreement on the Closing Date, the effectiveness of this Agreement and the amendments effected hereby and the obligations of the Banks to make the first Loan hereunder and of the Agent to issue any initial Letters of Credit shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions precedent:

     (S)6.1.  Loan Documents, etc.
              ---- ---------  ---

          (a) Each of the Loan Documents shall have been duly and properly authorized, executed and delivered by the respective party or parties thereto, shall be in full force and effect on and as of the Closing Date, and shall be in form and substance satisfactory to each of the Banks.

          (b) Executed original counterparts of each of the Loan Documents shall have been furnished to each of the Banks.

     (S)6.2.  Legality of Transactions, Etc.  No change in applicable law shall
              -------- -- ------------  ---
have occurred as a consequence of which it shall have become and continue to be unlawful (a) for any of the Banks to perform any of its agreements or obligations under any of the Loan Documents to which it is a party on the Closing Date or (b) for any of the Sterling Companies to perform any of its agreements or obligations under any of the Loan Documents to which it is a party on the Closing Date. The Banks shall have received such statements, including applicable Forms U-1, in substance and form reasonably satisfactory to the Agent as the Banks shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve Systems.

     (S)6.3.  Representations and Warranties.  Each of the representations and
              --------------- --- ----------
warranties made by or on behalf of the Sterling Companies to the Banks or the Agent in this Agreement or the other Loan Documents shall be true and correct in all material respects when made, shall, for all purposes of this Agreement, be repeated on and as of the Closing Date, and shall be true and correct in all material respects on and as of such date except, in each case, as affected by the consummation of the transactions contemplated by the Loan Documents and to the extent that such representation or warranty may relate by its terms solely to a prior date.

     (S)6.4.  Performance, etc.  Each of the Sterling Companies shall have duly
              -----------  ---
and properly performed, complied with and observed in all material respects each of its covenants, agreements and obligations contained in any of the Loan Documents to which it is a party or by which it is bound which are required to be performed on the Closing Date. No event shall have occurred on or prior to the Closing Date and be continuing on the Closing Date, and no condition shall exist on the Closing Date, which constitutes a Default or an Event of Default or which would constitute a Default or an Event of Default after giving effect to the Loan or Loans being made on the Closing Date.

     (S)6.5.  Certified Copies of Charter Documents.  The Agent shall have
              --------- ------ -- ------- ---------
received from each of the Sterling Companies copies, in sufficient quantity for delivery to each Bank, certified by a duly authorized officer of each of the Sterling Companies to be true and complete on the Closing Date, of each of (a) its charter or other incorporation or association documents as in effect on such date of certification, and (b) its by-laws as in effect on such date.

     (S)6.6.  Proof of Corporate Action.  The Agent shall have received from
              ----- -- --------- ------
each of the Sterling Companies copies, in sufficient quantity for delivery to each Bank, certified by a duly authorized officer of each of the Sterling Companies to be true and complete on the Closing Date, of the records of all corporate and shareholder action taken by each of the Sterling Companies to authorize (a) its execution and delivery of each of the Loan Documents to which it is or is to become a party, (b) its performance of all of its agreements and obligations under each of such documents, and (c) the borrowings and other transactions contemplated by this Agreement.

     (S)6.7.  Incumbency Certificate.  The Agent shall have received from each
              ---------- -----------
of the Sterling Companies incumbency certificates in sufficient quantity for delivery to each Bank, dated the Closing Date, signed by a duly authorized officer of each of the Sterling Companies, and giving the name and bearing a specimen signature of each individual who shall be authorized: (i) to sign, in the name and on behalf of each of the Sterling Companies, each of the Loan Documents to which it is or is to become a party; (ii) in the case of the Company, to make Loan Requests and Conversion Requests, and to apply for Letters of Credit; and (iii) to give notices and to take other action on its behalf under the Loan Documents.

     (S)6.8.  Proceedings and Documents.  All corporate, governmental and other
              ----------- --- ---------
proceedings in connection with the transactions contemplated by the Loan Documents and all instruments and documents incidental thereto, shall be in form and substance reasonably satisfactory to the Agent, and the Agent shall have received all such counterpart originals or certified or other copies of all such instruments and documents as the Agent shall have reasonably requested.

     (S)6.9.  Legal Opinions.  Each of the Agent and the Banks shall have
              ----- --------
received a written opinion, addressed to the Agent and each Bank, dated the Closing Date, from Jackson & Walker, L.L.P., counsel to the Company, in substantially the form of Exhibit C hereto.
                          ------- -

     (S)6.10.  UCC Search Results. The Agent shall have received the results of
               ------------------
recent UCC searches with respect to the assets of the Company and the Sterling Subsidiaries in the jurisdictions listed on Schedule 5.9, indicating no liens
                                            ------------
other than Permitted Liens and otherwise in form and substance satisfactory to the Agent.


     (S)6.11.  Subordinated Debt.  The Subordinated Debt shall be subordinate
               ------------ ----
and subject in right of payment to the prior payment in full of the Obligations and the Subordinated Debt Documents shall not have been modified, varied, amended or supplemented except to the extent not prohibited by (S)9.7.

     (S)6.12.  Insurance Certificates.  The Agent shall have received (a)
               --------- ------------
certificates of insurance from independent insurance brokers dated as of the

Closing Date, identifying insurers, types of insurance, insurance limits and policy terms, and otherwise describing the insurance obtained in accordance with the provisions of (S)8.8.

     (S)6.13.  Payment of Fees.  The Company shall have paid to the Agent, for
               ---------------
the pro rata accounts of the Banks, the closing fee pursuant to (S)2.14, and
    --------
shall have paid to the Agent, for its own account, the Agent's fee pursuant to
(S)2.13.

     (S)6.14.  Post-Closing Undertakings.  The conditions and actions set forth
               -------------------------
in (S)8.22 shall not be deemed waived by virtue of the fact that they are not completed on the Closing Date.

     (S)7.  CONDITIONS TO SUBSEQUENT LOANS.  The obligation of the Banks to make
            ---------- -- ---------- -----
any Loans subsequent to the initial Loan or of the Agent to issue, extend or renew any Letter of Credit after the Closing Date shall be subject to the satisfaction of the following conditions precedent:

     (S)7.1.  Legality of Transactions.  It shall not be unlawful (a) for any of
              -------- -- ------------
the Banks or the Agent to perform any of its agreements or obligations under any of the Loan Documents to which the Banks or the Agent are a party on the Drawdown Date of such Loan or such Letter of Credit, or (b) for any of the Sterling Companies to perform any of its material agreements or obligations under any of the Loan Documents to which such Sterling Company is a party on such date.

     (S)7.2.  Representations and Warranties; No Default or Event of Default.
              --------------- --- ------------------------------------------
Each of the representations and warranties made by or on behalf of any of the Sterling Companies to the Banks or the Agent in this Agreement or any other Loan Document or in any other document or instrument delivered pursuant to or in connection with this Agreement shall be true and correct in all material respects when made and shall, for all purposes of this Agreement, be deemed to be repeated on and as of the date of the Company's notice of borrowing for such Loan or the date of the Letter of Credit Application for such Letter of Credit and on and as of the Drawdown Date of such Loan or such Letter of Credit and shall be true and correct in all material respects on and as of each of such dates, except, in each case, as affected by the consummation of the transactions contemplated by the Loan Documents and to the extent that such representation or warranty may relate by its terms solely to a prior date, and except that, within the 30 day period following each acquisition consummated pursuant to (S)9.5, Schedules 5.2, 5.6, 5.11 (but only to the extent that the Company would not be
- --------- ---  ---  ----
required to report the litigation to be included in Schedule 5.11 within 30 days
                                                    -------- ----
pursuant to (S)8.5), 5.12, 5.13 (but only to the extent that any changes to
                     ----  ----
Schedule 5.13 arise solely from failure by the newly acquired Subsidiary to file
- -------- ----
state or local tax returns or pay state or local taxes and in no event arise as a result of any failure to pay any federal taxes or failure to file any federal tax returns or as a result of existence of any tax lien on any assets of such newly acquired Subsidiary), and 5.20 may not be complete and accurate as a
                                 ----
result of such acquisition as set forth in (S)9.5(b), provided, that the Company
                                                      --------
shall, during such thirty (30) day period, take any and all necessary action to bring such newly acquired Subsidiary into full compliance with each representation and warranty set forth in (S)5 hereof, and provided,
                                                                    --------
further, that no change resulting from any acquisition would have a material
- -------
adverse affect on the Sterling Companies taken as a whole. No Default or Event of Default shall have occurred and be continuing.

     (S)7.3.  Performance, etc.  Each of the Sterling Companies shall have duly
              -----------  ---
and properly performed, complied with and observed in all material respects each of its covenants, agreements and obligations contained in (S)(S)8, 9 and 10 hereof, and shall have duly and properly performed, complied with and observed in all material respects its covenants, agreements and obligations in all other sections of this Agreement and any of the other Loan Documents to which it is a party or by which it is bound on the Drawdown Date for such Loan or such Letter of Credit. No event shall have occurred on or prior to such date and be continuing on such date, and no condition shall exist on such date, which constitutes a Default or an Event of Default.

     (S)7.4.  Proceedings and Documents.  All corporate, governmental and other
              ----------- --- ---------
proceedings in connection with the transactions contemplated by the Loan Documents and all instruments and documents incidental thereto shall be in form and substance reasonably satisfactory to the Agent and the Agent shall have received all such counterpart originals or certified or other copies of all such instruments and documents as the Agent shall have reasonably requested.

     (S)7.5.  Continued Compliance with Certain Regulations.  Without limiting
              --------- ---------- ---- ------- -----------
the generality of (S)7.2, each of the Sterling Companies shall certify to the Agent, in substantially the form of Exhibit D hereto, that such Sterling Company
                                    ------- -
is in full compliance with Regulations U and X of the Board of Governors of the Federal Reserve System and shall attach to such certificate all appropriate forms, including Form U-1, which evidence such compliance. Notwithstanding the foregoing, the Banks shall not be required to make Loans, and the Agent shall not be obligated to issue any Letters of Credit, on any Drawdown Date if the Agent or any Bank independently, in its sole judgment and having given due regard to the certificate delivered pursuant to this paragraph, determines or reasonably believes that any Sterling Company is not in compliance with Regulation U or X as of such Drawdown Date.

     (S)7.6.  Governmental Regulation.  Each Bank shall have received such
              ------------ ----------
statements in substance and form reasonably satisfactory to such Bank as such Bank shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

     (S)8.  AFFIRMATIVE COVENANTS OF THE COMPANY.  The Company covenants and
            ----------- --------- -- --- -------
agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or the Banks have any obligation to make Loans, or the Agent has any obligation to issue, extend or renew any Letters of Credit hereunder, unless the Majority Banks otherwise agree in writing:

     (S)8.1.  Punctual Payment.  The Company will duly and punctually pay or
              -------- -------
cause to be paid the principal and interest on the Loans, the Reimbursement Obligations, the Letter of Credit Fees, the Commitment Fees, the Agent's Fee and all other amounts provided for in this Agreement and the other Loan Documents to which the Company or any of its Subsidiaries is a party, all in accordance with the terms of this Agreement and such other Loan Documents.

     (S)8.2.  Legal Existence, etc.  Except for any Sterling Company which is
              ----- ---------  ---
then a Non-Guarantor Subsidiary, which has been merged into another Subsidiary or the Company in compliance with (S)9.4, or which has been disposed of in compliance with the provisions of (S)9.9, the Company will, and will cause each of the other Sterling Companies to, maintain its legal existence and good standing under the laws of its jurisdiction of incorporation, maintain its qualification to do business in each state in which the failure to do so would have a material adverse effect on the condition, financial or other, of the Company or any of the Sterling Subsidiaries and maintain all of its rights and franchises reasonably necessary to the conduct of its business.

     (S)8.3.  Use of Loan Proceeds.  The Company shall use the proceeds of the
              --- -- ---- --------
Loans and will obtain Letters of Credit solely (a) to make Permitted Acquisitions and (b) for general corporate and working capital purposes, and not in violation of Regulations U or X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

     (S)8.4.  Financial Statements.  The Company will furnish financial
              --------- ----------
statements and other reports to each of the Banks as follows:

          (a) contemporaneously with the filing of the Company's annual 10-K Report with the Securities and Exchange Commission, the consolidated balance sheets and the related consolidated statements of operations, stockholders' equity and cash flows (the "consolidated financial statements") of the Company and its Subsidiaries, as at the end of such fiscal year, in reasonable detail, each setting forth in comparative form the corresponding figures for the preceding year, prepared in accordance with generally accepted accounting principles consistently applied, and accompanied by a report and unqualified opinion of a nationally recognized firm of independent certified public accountants selected by the Company and reasonably satisfactory to the Agent (except that a qualification for a change in accounting principles with which such firm of independent certified public accountants concurs shall be permitted);

          (b) contemporaneously with the filing of the Company's quarterly 10-Q Report with the Securities and Exchange Commission, unaudited consolidated financial statements of the Company and its Subsidiaries for which a 10-Q Report is required, prepared in accordance with generally accepted accounting principles, together with a certification by an Authorized Officer of the Company that the information contained in such financial statements fairly presents the financial position of the Company and its Subsidiaries on the date thereof (subject only to year-end adjustments);

          (c) contemporaneously with the delivery of the financial statements referred to in subparagraphs (a) and (b) above but in no event later than one hundred twenty (120) days after the close of the fiscal year of the Company and seventy-five days after the end of each fiscal quarter of the Company, a statement, substantially in the form of Exhibit D hereto, showing compliance by
                                        ------- -
the Company with the covenants set forth in (S)(S)9 and 10 hereof and setting forth in reasonable detail computations evidencing such compliance and (if applicable) reconciliations to reflect changes in generally accepted accounting principles since the Balance Sheet Date, certified by an Authorized Officer of the Company ("Compliance Certificate");

          (d) at the time of delivery of each quarterly and annual statement referred to in clauses (a) and (b) above, a certificate, executed by an Authorized Officer, (i) stating that such officer has caused this Agreement to be reviewed and has no knowledge of any default by the Company in the performance or observance of any of the provisions of this Agreement, during such quarter or at the end of such year, or, if such officer has such knowledge, specifying each default and the nature thereof, and (ii) setting forth (A) each pending or threatened action or suit of which the Company is aware affecting the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is a party, involving an uninsured claim against any such Person which is in excess of $2,000,000 or which could otherwise reasonably be expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole and which was not previously reported pursuant to (S)8.5, or the last quarterly certificate and (B) any Sterling Subsidiary deactivated in accordance with (S)8.18 since the date of the last certificate delivered pursuant to this clause (d);

          (e) as soon as practicable but, in any event, within twenty (20) Business Days after the issuance thereof, copies of all other financial statements and reports as the Company or the Company shall send to any holders of the Subordinated Debt or its stockholders as such, and copies of all regular and periodic reports which any of the Sterling Companies may be required to file pursuant to federal securities laws or regulations with the Securities and Exchange Commission or any similar or corresponding federal or state governmental commission, department or agency substituted therefor;

          (f) (i) with reasonable promptness following the delivery of the financial statements referred to in subsection (a) above, annual projections of the Company and its Subsidiaries on a consolidated basis in the form previously delivered pursuant to (S)5.7(b) for the fiscal year most recently commenced; and
(ii) upon completion thereof, any forecasts updating such annual projections prepared by the Company; and

          (g) with reasonable promptness, such other data as the Agent or any of the Banks may reasonably request.

     (S)8.5.  Notice of Litigation and Judgment and Environmental Events.
              ------ -- ---------- --- -------- --- ------------- ------

          (a) Litigation and Judgments.  The Company will, for itself and on
              ------------------------
behalf of its Subsidiaries, give notice to the Agent in writing within thirty
(30) days of becoming aware of any pending or threatened action or suit affecting the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is or becomes a party involving an uninsured claim against the Company or any of its Subsidiaries which seeks or demands damages in excess of $2,000,000, and stating the nature and status of such litigation or proceedings. The Company will, for itself and on behalf of its Subsidiaries, give notice to the Agent on behalf of the Banks, in writing, in form and detail satisfactory to the Agent, within ten (10) days of any judgment not covered by insurance, final or otherwise, against the Company or any of its Subsidiaries in an amount in excess of $1,000,000.

          (b) Environmental Events.  The Company will promptly give notice to
              --------------------
the Agent upon becoming aware of (i) of any violation of any Environmental Law that any of the Sterling Companies reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency and (ii) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, or any federal, state or local environmental agency or board, that has the potential to materially affect the assets, liabilities, financial conditions or operations of the Sterling Companies taken as a whole.

     (S)8.6.  Notice of Default.  The Company, on behalf of itself and its
              ------ -- -------
Subsidiaries, will promptly notify the Agent in writing upon becoming aware of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting a Default or Event of Default) under this Agreement, the other Loan Documents, or any note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Company or any of the Sterling Subsidiaries is a party or obligor, whether as principal, guarantor, surety or otherwise, such Company or the Sterling Subsidiary, as the case may be, shall forthwith, upon becoming aware thereof, give written notice thereof to the Agent, describing the notice or action and the nature of the claimed default.

     (S)8.7.  Books and Records.  The Company will, and will cause each of the
              ----- --- -------
Sterling Subsidiaries to, keep true and accurate records and books of account in which full, true and correct entries, together with all financial statements provided for herein, shall, to the extent generally accepted accounting principles are applicable thereto, be made in accordance with generally accepted accounting principles consistently applied.

     (S)8.8.  Insurance.  The Company will, for itself and on behalf of the
              ---------
Sterling Subsidiaries, maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas (which may include reasonable self insurance) and in amounts, containing such terms, in such forms and for such periods as may be reasonably satisfactory to the Agent. Without limiting the foregoing, the Company will, for itself and on behalf of the Sterling Subsidiaries, (i) keep all of its physical property insured against fire and extended coverage risks in amounts and with deductibles equal to those generally maintained by businesses engaged in similar activities in similar geographic areas, (ii) maintain all such workers' compensation or similar insurance as may be required by law, except in instances involving immaterial operations of any Sterling Subsidiary and where the failure to maintain such insurance would not have a material adverse effect on the Company and its Subsidiaries taken as a whole, and (iii) maintain, in amounts and with deductibles equal to those generally maintained by businesses engaged in similar activities in similar geographic areas, general public liability insurance against claims for bodily injury, death or property damage occurring on, in or about the properties of the Company and the Sterling Subsidiaries (other than Non-Guarantor Subsidiaries), and business interruption insurance. All such policies of insurance shall provide for ten days' prior written minimum cancellation notice to the Agent. In the event of failure to provide and maintain insurance as herein provided, the Agent may, at its option, after giving notice to the Company, provide such insurance and charge the amount thereof to the Company. The Company shall furnish to the Agent promptly following receipt of same certificates or other evidence satisfactory to the Agent of compliance with the foregoing insurance provision, and shall, upon the request of the Agent, provide certified copies of all policies evidencing such insurance signed by the insurer or an agent authorized to bind the insurer.

     (S)8.9.  Taxes.  The Company, for itself and on behalf of its Subsidiaries,
              -----
will pay or cause to be paid all taxes or other assessments or governmental charges or levies imposed upon it or upon its income or profits or upon property belonging to it prior to the time when any penalties or interest (except interest during extensions of time for filing of returns not in excess of six months) accrue with respect thereto, unless (a) in any such case, the same is being contested in good faith by appropriate proceedings and an appropriate reserve therefor has been established and is maintained in accordance with generally accepted accounting principles, (b) in any such case, the Company or any such Subsidiary, as the case may be, is in good faith and using due diligence and all deliberate speed, investigating or ascertaining the extent of the liability for such unpaid taxes, if any, and (i) no lien or notice thereof has been filed in any public recording office with respect to such unpaid taxes, and (ii) neither the Company nor any such Subsidiary has received notice of a lien or the initiation of an enforcement proceeding with respect to such unpaid taxes or has reason to believe that such a lien or enforcement proceeding is likely to occur or is specifically contemplated by appropriate authorities or
(c) the failure to so pay would not have a material adverse effect on any of the Sterling Companies individually, or on the Company and its Subsidiaries taken as a whole.

     (S)8.10.  Conduct of Business.  The Company will, and will cause each of
               ------- -- --------
the other Sterling Companies to, continue to engage in the businesses engaged in by such Sterling Companies on the Closing Date (except in the case of dispositions permitted under (S)9.9); and will, and will cause each of the Sterling Companies to, comply in all material respects with all federal, state and local laws, regulations, rules and ordinances applicable to it or its properties, noncompliance with which could reasonably be expected to materially adversely affect its financial condition, assets or operations, but it shall not be a breach of this (S)8.10 if any Sterling Company fails to comply with such laws, rules and regulations during any period in which such Sterling Company is in good faith diligently contesting the validity thereof by appropriate proceedings.

     (S)8.11.  Compliance with Law, Contracts, Licenses and Permits.  The
               ---------- ---- ------------------------------------
Company will, and will cause each of the Sterling Companies to, (i) comply (A) with all laws (including Environmental Laws), rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, noncompliance with which could reasonably be expected to have a material adverse effect on its business, operations or financial condition or the ability of any of the Sterling Companies to fulfill its obligations under the Agreement or the other Loan Documents; (B) the provisions of its charter documents and by-laws,
(C) all agreements and instruments by which it or any of its properties may be bound (including, without limitation, any of the escrow arrangements set forth on Schedule 5.11 hereto), non-compliance with which would reasonably be expected
   -------------
to have a materially adverse effect on the business, operations or financial conditions of the Sterling Companies taken as a whole or on the ability of any of the Sterling Companies to fulfill its obligations under this Agreement or the other Loan Documents; and (D) all applicable decrees, orders and judgments, non-compliance with which would reasonably be expected to have a materially adverse effect on the business, operations or financial condition of the Sterling Companies taken as a whole or the ability of any of the Sterling Companies to fulfill its obligations under this Agreement or the other Loan Documents; and
(ii) promptly obtain, maintain, apply for renewal, and not allow to lapse, any authorization, consent, approval, license or order, and accomplish any filing or registration with any court or judicial, administrative or governmental authority which may be or may become necessary in order that it perform in all material respects all of its obligations under this Agreement or the other Loan Documents and in order that the same may be valid and binding and effective in accordance with their terms and in order that the Banks may be able freely to exercise and enforce any and all of their rights under this Agreement or the other Loan Documents.

     (S)8.12.  Access to Properties and Books; Commercial Finance Examinations;
               ------ -- ---------- --- -----  ---------- ------- -------------
Confidentiality.
- ---------------

          (a) Subject to all applicable federal laws and regulations relating to the need for appropriate security clearance, the Company will, and will cause each of the other Sterling Companies to, permit the Agent and each of the Banks, by its representatives and agents, to inspect any of the properties, including corporate books, computer files and tapes and financial records of each Sterling

Company, to examine and make copies of the books of accounts and other financial records of each Sterling Company, and to discuss the affairs, finances and accounts of each Sterling Company with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Banks may designate. The Banks and the Agent agree that they will treat in confidence all financial and proprietary information with respect to the Sterling Companies, including financial projections delivered pursuant to (S)5.7(b) and
(S)8.4(f), and all other information obtained during such inspection which is designated by the Company, either in advance (which may be in the form of a master list of confidential information provided to the Agent) or at such inspection as confidential and will not, without the consent of the Company, disclose such information to any third party other than its attorneys and auditors (who agree to be bound by the provisions of this (S)8.12) or at any judicial or administrative proceeding and, if any representative or agent of the Banks or the Agent shall not be an employee of one of the Banks or the Agent or any affiliate of the Banks or the Agent, such designee shall be reputable and of recognized standing and shall agree in writing to treat in confidence the information obtained during any such inspection and, without the prior written consent of the Company, not to disclose such information to any third party or make use of such information for personal gain. For purposes of this Section, the Agent and the Banks agree that all software licensed by the Company or its Subsidiaries shall be deemed to be proprietary information. Notwithstanding the foregoing, the Company hereby authorizes each of the Agent and Banks to disclose information obtained pursuant to this Agreement to banks or other financial institutions authorized in writing by the Company under (S)17 who are participants or potential participants in the Loans made or to be made or Letters of Credit issued or to be issued hereunder and who agree to be bound by the provisions of this (S)8.12 together with their respective attorneys and auditors (who agree to be bound by the provisions of this (S)8.12) and where required or requested by governmental or regulatory authorities or in or as part of any judicial or administrative proceeding.

          (b) Subject to the confidentiality and security clearance restrictions set forth in paragraph (a) of this (S)8.12, the Company will, and will cause each of its Subsidiaries to, permit the Agent, the Banks or any of their respective representatives, upon reasonable notice to the Company, to conduct commercial finance examinations from time to time at the Company's expense, provided, that so long as no Event of Default has occurred and is continuing,
- --------
the Company may, at its option, elect to have, instead of a commercial finance examination, a business valuation analysis conducted by Broadview Associates or other business appraisers of recognized standing and satisfactory to the Agent.

     (S)8.13.  Allowances.  The Company will, and will cause each of its
               ----------
Subsidiaries (other than Non-Guarantor Subsidiaries) to, maintain, on the respective books and records of each such Subsidiary, or cause to be maintained on behalf of each such Subsidiary, (a) appropriate allowances for depreciation, depletion, obsolescence, amortization and bad debts and (b) adequate accrued liabilities for taxes on income and other liabilities as required in accordance with generally accepted accounting principles.

     (S)8.14.  Change of Corporate Name; Maintenance of Office.  The Company
               ------ -- --------- ---------------------------
shall notify the Agent within thirty days of any change in its corporate name or in the corporate names of any of the Sterling Companies. Until the Agent receives notice of a change (i) the Company will maintain its chief executive office and the offices where all of its material records and books of account are kept, at 8080 North Central Expressway, Suite 1100, Dallas, Texas 75206, and
(ii) each of the Sterling Subsidiaries shall maintain its chief executive office (which office shall also be the office where all of its material records and books of account are kept), at the offices set forth in Schedule 5.6 hereto.
                                                        -------- ---

     (S)8.15.  Employee Benefit Plan.  The Company will (i) promptly upon filing
               ---------------------
the same with the Department of Labor or Internal Revenue Service, furnish to the Agent a copy of the most recent actuarial statement required to be submitted under (S)103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan and (ii) promptly upon receipt or dispatch, furnish to the Agent any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under (S)(S)302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or in respect of a Multiemployer Plan, under (S)(S)4041A, 4202, 4219, 4242, or 4245 of ERISA.

     (S)8.16.  Corporate Existence; Maintenance of Properties.
              -----------------------------------------------

          (a) Corporate Existence.  Except for any Sterling Company which is
              -------------------
then a Non-Guarantor Subsidiary, which has been merged into the Company or a Sterling Subsidiary in compliance with (S)9.4, or which has been disposed of in compliance with the provisions of (S)9.9, the Company will, and will cause each of the other Sterling Companies to, maintain its legal existence and good standing under the laws of its jurisdiction of incorporation, maintain its qualification to do business in each state in which the failure to do so would have a material adverse effect on the condition, financial or otherwise, of the Sterling Companies, taken as a whole, and to maintain all of its rights and franchises reasonably necessary to the conduct of its business.

          (b) Maintenance of Properties.  The Company will, and will cause each
              -------------------------
of the other Sterling Companies to, (i) cause all of its properties necessary or appropriate in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, unless failure to do so would not have a materially adverse effect on the financial condition, business or operations of the Company and its Subsidiaries taken as a whole, (ii) cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of such Sterling Company may be necessary so that the business carried on in connection therewith may be advantageously conducted at all times, unless failure to do so would not have a materially adverse effect on the financial condition, business or operations of the Company and its Subsidiaries taken as a whole, (iii) comply in all material respects with all federal, state and local laws, regulations, rules and ordinances applicable to it or its properties, noncompliance with which would reasonably be expected to materially adversely affect its financial condition, assets or operations, provided that it shall not be a breach of this
                                 --------
(S)8.16(b) if any Sterling Company fails to comply with such laws, rules and regulations during any period in which such Sterling Company is in good faith diligently contesting the validity thereof by appropriate proceedings, and (iv) continue to engage primarily in the businesses now conducted by it (except in the case of dispositions permitted under (S)9.9) and in related businesses; provided that nothing in this (S)8.16(b) shall prevent any of the Sterling
- --------
Companies from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the judgment of such Sterling Company, desirable in the conduct of its business and that do not in the aggregate materially adversely affect the business of the Company and its Subsidiaries on a consolidated basis.

     (S)8.17.  Activation of Non-Guarantor Subsidiaries.  On any date upon which
               ---------- -- ------------- ------------
(a) any one or more of the Non-Guarantor Subsidiaries (i) other than Sterling Software (Midwest), Inc. commences to engage in business of any kind or nature
(ii) or acquires or otherwise receives assets as a result of which such Non-Guarantor Subsidiary's net worth equals or exceeds $5,000,000, (b) Sterling Software (Midwest), Inc. has assets the book value of which exceeds $8,000,000, or (c) the Non-Guarantor Subsidiaries, taken as a whole, have or receive assets as a result of which such Non-Guarantor Subsidiaries' net worth, in the aggregate, equals or exceeds $25,000,000, the Company shall provide written notice thereof to the Agent, and such Subsidiary or Subsidiaries shall, in accordance with the provisions of this (S)8.17, be activated and shall be required to become a Sterling Subsidiary and a guarantor under the Guaranty, except that in the case of those Non-Guarantor Subsidiaries whose net worth is less than $5,000,000 individually but in the aggregate is greater than $25,000,000, only such of the Non-Guarantor Subsidiaries as shall reduce the aggregate net worth of all remaining Non-Guarantor Subsidiaries to an amount less than $25,000,000 shall be required to become guarantors under the Guaranty. As soon as practicable following receipt of any such notice, the Agent or the Agent's Special Counsel shall provide such activated Subsidiary or Subsidiaries with forms of the Loan Documents (including the Guaranty) to which such activated Subsidiary is or such activated Subsidiaries are to be a party, or appropriate amendments thereto, as well as forms of acceptable legal opinions and other documents necessary to demonstrate the due authorization, execution and delivery by such activated Subsidiary or Subsidiaries of such Loan Documents or amendments thereto and the enforceability thereof. The Company shall cause such activated Non-Guarantor Subsidiary or Subsidiaries, as the case may be, to deliver executed copies of such Loan Documents, amendments, legal opinions and other documents to the Agent within fifteen (15) days following its or their receipt of the forms thereof from the Agent or the Agent's Special Counsel.
Upon the later to occur of (i) the date of activation of such Non-Guarantor Subsidiary or (ii) the delivery of such executed counterparts of such Loan Documents, amendments, legal opinions and other documents to the Agent, (A) each such Subsidiary shall cease to be a Non-Guarantor Subsidiary for purposes of this Agreement and shall become a Sterling Subsidiary and a guarantor under the Guaranty hereunder and shall comply with and be bound by all of the terms and conditions of the Loan Documents (including the Guaranty) to which it becomes a party, and (B) the Company shall cause such activated Subsidiary or Subsidiaries to take all actions which it or they would have been required to make or take had it not been a Non-Guarantor Subsidiary or Non-Guarantor Subsidiaries on the Closing Date including, without limitation, making all representations and warranties as a Sterling Subsidiary under each of the Loan Documents as of the date such representations and warranties are made.

     (S)8.18.  Deactivation of Sterling Subsidiaries.  Effective immediately
               -------------------------------------
upon any Sterling Subsidiary ceasing to do business and ceasing to have a net worth of $5,000,000 or more, such Sterling Subsidiary shall become a Non-Guarantor Subsidiary for purposes of this Agreement, provided, that such
                                                     --------
Sterling Subsidiary may thereafter be activated again pursuant to (S)8.17 hereto. The Company shall notify the Agent of the Deactivation of any Sterling Subsidiary in accordance with (S)8.4(d) hereof.

     (S)8.19.  New Subsidiaries.  Contemporaneously with the creation or
               --- ------------
acquisition (in accordance with the provisions of (S)9.5) of any new domestic Subsidiary of the Company, other than a Non-Guarantor Subsidiary, the Company will notify the Agent of such Subsidiary's name and the address of its chief executive offices. No later than fifteen (15) Business Days following the later to occur of (a) the creation of such new Subsidiary or (b) receipt by the Company or such new Subsidiary from the Agent or the Agent's Special Counsel of forms of the Loan Documents (including the Guaranty) to which such new domestic Subsidiary is to be a party, or appropriate amendments thereto, as well as forms of acceptable legal opinions and other documents necessary to demonstrate the due authorization, execution and delivery by such new Subsidiary of such Loan Documents or amendments thereto, the Company shall cause such new Subsidiary to deliver executed counterparts of such Loan Documents, amendments, legal opinions and other documents to the Agent. Upon such delivery of such executed counterparts of such Loan Documents, amendments, legal opinions and other documents to the Agent, (y) such new Subsidiary shall become a Sterling Subsidiary and a party to the Guaranty and shall comply with and be bound by all of the terms and conditions of the Loan Documents as a Sterling Subsidiary thereunder, and (z) the Company shall cause such new Subsidiary to take all actions, which it would have been required to make or take had it been a Sterling Subsidiary and a party to the Guaranty on the Closing Date including, without limitation, making all representations and warranties as a Sterling Subsidiary under each of the Loan Documents to which it is a party as of the date such representations and warranties are made.

     (S)8.20.  Margin Calls.  The Company shall notify the Agent within five
               ------ -----
days of the occurrence of (a) any demand by any party to an Eligible Margin Account Agreement that the Company deposit with or transfer to such Person, additional property as security for the obligations of the Company under such Eligible Margin Account Agreement, with a value in excess of $250,000, which demand is not honored, or (b) any such demand for a deposit or transfer if, after giving effect to such deposit or transfer, the aggregate Indebtedness of the Company in respect of margin deposits would equal or exceed $5,000,000.

     (S)8.21.  Further Assurances.  The Company shall, and shall cause all
               ------- ----------
applicable Sterling Subsidiaries to, at any time or from time to time, execute and deliver such further instruments and take such further action as may reasonably be requested by the Agent, in each case further and more perfectly to effect the purposes of this Agreement and the other Loan Documents.

     (S)8.22.  Post-Closing Undertakings.  The Company shall provide to the
               ------------ ------------
Agent, on or before November 24, 1995, evidence of the filing of a termination statement by Bank South, N.A., as secured party, to terminate UCC financing statement number 9204985, filed against KnowledgeWare, Inc., as debtor. The Company shall also provide to the Agent, within ninety (90) days following the Agent's request therefor, evidence of the filing of such termination statements or other releases of lien as the Agent may reasonably request (other than with respect to financing statements evidencing leases of specified equipment or similar property) following its receipt of UCC search results for the debtors and in the jurisdictions set forth on Schedule 8.22 hereto.
                                      -------- ----

     (S)9.  NEGATIVE COVENANTS OF THE COMPANY.  The Company covenants and agrees
            -------- --------- -- --- -------
that, so long as any Loan, Letter of Credit, Unpaid Reimbursement Obligation, or
Note is outstanding or any Bank has any obligations to make Loans, or the Agent has any obligation to issue, extend or renew Letters of Credit hereunder, unless the Majority Banks otherwise agree in writing:

     (S)9.1.  Indebtedness.  The Company will not, and will not permit any of
              ------------
its Subsidiaries to, incur or permit to exist or remain outstanding any Indebtedness to any Person, provided, however, that the Company and its
                            --------  -------
Subsidiaries may incur or permit to exist or remain outstanding:

          (a) Indebtedness of the Sterling Companies arising under this Agreement or the other Loan Documents;

          (b) Indebtedness in respect of (i) operating leases, (ii) capitalized leases existing as of the date hereof and listed on Schedule 9.1 and (iii) other
                                                    -------- ---
capitalized leases entered into in compliance with the provisions of (S)9.8;

          (c) Indebtedness in respect of taxes, assessments, governmental charges, and claims for labor, materials, services or supplies and liabilities under employee benefit plans, including pension plans, to the extent that payment thereof is not yet due, or to the extent that the amount, applicability, or validity thereof is actively contested by the Company or its Subsidiaries in good faith by appropriate proceedings and with respect to which, to the extent required by generally accepted accounting principles, reserves have been set aside on the books of the Company or its Subsidiaries (segregated to the extent required by generally accepted accounting principles and practices) reasonably deemed by the Company or its Subsidiaries to be adequate with respect thereto;

          (d) Subordinated Debt;

          (e) Indebtedness in respect of the Guaranty;

          (f) Intercompany Indebtedness;

          (g) Indebtedness up to $5,000,000 in the aggregate incurred in the purchase of Margin Stock or other securities on margin pursuant to the terms of an Eligible Margin Account Agreement, so long as no such purchase is in violation of any provision of Regulations U, T, G, and X of the Board of Governors of the Federal Reserve System as in effect from time to time;

          (h) Indebtedness up to $5,000,000 in the aggregate in respect of any conditional sales agreements, security agreements, equipment leases intended as security or otherwise in the nature of title retention agreements or security agreements or other similar title retention agreements (not otherwise expressly permitted by any of the other terms of this Section 9.1) entered into in the ordinary course of business on, prior to or after the date of this Agreement in order to secure the payment of the purchase price of any equipment purchased, leased or otherwise acquired by any Sterling Company for use in the ordinary course of its business; provided, however, that (A) no such agreement or lease
                        --------  -------
shall extend to or cover any property other than the property, the payment of the purchase price of which is secured by such agreement or lease and (B) the aggregate principal amount of all of the Indebtedness secured by any such agreement or lease shall not exceed one hundred percent (100%) of the purchase price or fair market value at the time of purchase or lease, whichever shall be lower, of the property covered by such agreement or lease, and (iii) performance bonds and other similar indebtedness incurred in the ordinary course of business;

          (i) up to $30,000,000 in the aggregate of Indebtedness incurred outside the United States by Subsidiaries of the Company which are organized under the laws of jurisdictions outside the United States or which conduct business exclusively outside the United States (including, for purposes hereof, Indebtedness of the Company to United States branches or subsidiaries of foreign financial institutions incurred in order to support any such Indebtedness by any such Subsidiaries of the Company);

          (j) Indebtedness and other liabilities incurred in the ordinary course of business not incurred through the borrowing of money or the obtaining of credit except for credit on an open account basis customarily extended to the Company or its Subsidiaries in connection with normal purchases of goods and services;

          (k) Indebtedness consisting of contingent liabilities to which reference is or should be made by a footnote to the consolidated balance sheets of the Company and its Subsidiaries in accordance with generally accepted accounting principles to the extent that such contingent liabilities are not quantifiable and were not voluntarily incurred;

          (l) Indebtedness not otherwise permitted by subparagraph (n) of this
(S)8.1 and not to exceed $2,000,000 in aggregate amount consisting of Investments in any Person which is in a line of business the same or similar to that of the Company or its Subsidiaries;

          (m) Indebtedness existing on the date hereof and set forth on Schedule
                                                                        --------
9.1;
- ---

          (n) Indebtedness constituting the purchase price of acquisitions permitted by (S)9.5 (a)(i)(B), to the extent that such Indebtedness is payable to any Person to whom the purchase price or any portion thereof is, at the time of reference thereto, scheduled to become due and owing at a future date;

          (o) So long as no Default or Event of Default has occurred and is continuing or would occur after giving effect thereto, Indebtedness incurred by the Company or any of its Subsidiaries in connection with the purchase by any of the Sterling Accounts Receivable Agreement Parties of Sterling Accounts Receivable in an aggregate amount outstanding at any time not to exceed $35,000,000 for all Sterling Accounts Receivable Agreements;

Guaranties by the Company of the obligations of its Subsidiaries shall not constitute Indebtedness to the extent that such obligations do not constitute Indebtedness or are permitted in accordance with the above limitations.

     (S)9.2.  Security Interests and Liens.  The Company will not, and will not
              -------- --------- --- -----
permit any of its Subsidiaries to, (i) create or permit to exist any mortgage, pledge, security interest or other lien or encumbrance on any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (ii) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (iii) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (iv) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or (v) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles or chattel paper with or without recourse, except for the existence or creation of:

          (a) existing liens, but, with respect to the Sterling Companies, only to the extent described on Schedule 9.2(a) hereto;
                           -------- ------

          (b) liens securing Indebtedness permitted by (S)9.1(o);

          (c) liens arising from attachments or similar proceedings, pending litigation, judgments or taxes or assessments in any such event whose validity or amount is being contested in good faith by appropriate proceedings satisfactory to the Agent and for which appropriate reserves have been established and are maintained in accordance with generally accepted accounting principles, or taxes and assessments which are not due and delinquent and which do not have a material adverse effect on any of the Sterling Companies individually, or against the Company and its Subsidiaries taken as a whole;

          (d) liens of carriers, warehousemen, mechanics and materialmen and other like liens;

          (e) pledges or deposits made in connection with workmen's compensation, unemployment or other insurance, old age pensions, or other Social Security benefits, and good faith deposits in connection with tenders, contracts or leases to which it is a party or deposits to secure, or in lieu of, surety, penalty or appeal bonds, performance bonds and other similar obligations;

          (f) such minor defects, irregularities, encumbrances, easements, rights of way, and clouds on title as normally exist with respect to similar properties which do not materially impair the property affected thereby for the purpose for which it was acquired;

          (g) landlords' liens arising by statute or common law in respect of real estate leases;

          (h) liens, pledges and other encumbrances with respect to Margin Stock or other securities purchased on margin pursuant to an Eligible Margin Account Agreement;

          (i) liens in respect of Indebtedness described in (S)(S)9.1 (h) hereof, provided, in the case of Indebtedness described in (S)9.1(h), that no
        --------
such lien or security interest shall extend to or cover any property other than the property the purchase of which is financed with such Indebtedness and the aggregate principal amount of the Indebtedness secured by such liens, security interests or mortgages shall not exceed the original fair market value of such property;

          (j) existing liens being assumed pursuant to or in connection with acquisitions permitted pursuant to (S)9.5 and which do not extend to any assets other than those specifically acquired and which were not created in anticipation of such acquisition;

          (k) liens on the authorized shares of the capital stock of the Company held by the Company as treasury stock; and

          (l) such other liens as are expressly permitted or otherwise consented to by the Banks in writing.

     (S)9.3.  Restrictions on Investments.  The Company may make Investments of
              ---------------------------
any kind or nature, except as otherwise limited by this Agreement, and provided that any Investment which is in the nature of a joint venture or
    --------
general partnership or similar investment vehicle shall be made with respect to a Person in a similar line of business as the Company and its Subsidiaries.

     (S)9.4.  Merger and Consolidation.  The Company will not at any time, and
              ------ --- -------------
will not cause or permit any of its Subsidiaries at any time to, become a party to any merger or consolidation other than a disposition permitted pursuant to
(S)9.9, except that a Subsidiary (including a Subsidiary acquired or created pursuant to permitted acquisitions under (S)9.5) may be merged or consolidated with the Company if the Company shall be the continuing or surviving corporation or with any one or more other Subsidiaries if the successor formed or resulting from such consolidation or merger shall be a wholly-owned Subsidiary (except, in the case of a Subsidiary not organized under the laws of the District of Columbia or any state of the United States, for such third-party ownership as may be permitted pursuant to (S)9.12) and, in each case, if no Default or Event of Default shall have occurred and be continuing or would occur upon consummation of such merger or consolidation.

     (S)9.5.  Acquisitions.
              ------------

          (a) The Company will not at any time, and will not cause or permit any of its Subsidiaries at any time to, agree to affect any asset acquisition (other than an acquisition of inventory in the ordinary course of business or which is a permitted capital expenditure pursuant to (S)9.8) or stock acquisition representing a controlling interest in the issuer thereof, without the prior consent of the Banks, except that, if no Default or Event of Default has occurred and is continuing, or would occur immediately after giving affect thereto:

               (i) subject to the requirements of clause (b) hereof, the Company may effect friendly acquisitions if (A) the total consideration for all such acquisitions, including the sum of the cash, stock (as valued for the purposes of such acquisitions) and other consideration comprising the deferred (whether represented by promissory notes or otherwise) portion of the purchase price, does not exceed, in the aggregate for all such acquisitions made, $60,000,000 plus such additional amounts to which the
                                    ----
     Agent and the Banks may from time to time agree, and (B) the amount of cash or other deferred (whether represented by promissory notes or otherwise) consideration constituting part or all of the purchase price of such acquisitions does not exceed, in the aggregate for all such acquisitions made, $20,000,000 plus such additional amounts to which the Agent and the
                       ----
     Banks may from time to time agree in writing; and

               (ii) the Company or any of its Subsidiaries may acquire Sterling Accounts Receivable to the extent required or permitted by any of the Sterling Accounts Receivable Agreements (to the extent Indebtedness in respect thereof is permitted by (S)9.1).

          (b) All businesses acquired or commenced through any acquisition referred to in paragraph (a) of this (S)9.5 shall be in the same or similar lines of business (or natural extensions thereof) as current lines of business of the Company and its Subsidiaries (provided that such businesses may include
                                     --------
Subsidiaries or divisions which are not in such same lines of business, to the extent that the preponderance of the assets acquired in connection with such acquired business relate to, and the preponderance of the revenues historically generated by such acquired business relate to, the same or similar lines of business as currently engaged in by the Company and its Subsidiaries or natural extensions thereof). No later than five (5) Business Days following the later to occur of (a) any such Permitted Acquisition or (b) the receipt by the Company or the newly acquired Subsidiary from the Agent or the Agent's Special Counsel of forms of the Loan Documents (including the Guaranty) to which such newly acquired Subsidiary is to be a party, or appropriate amendments thereto, together with forms of acceptable legal opinions and other documents necessary to demonstrate the due authorization, execution and delivery by such newly acquired Subsidiary of such Loan Documents or amendments thereto, such newly acquired Subsidiary shall deliver executed counterparts of such Loan Documents, amendment, legal opinions and other documents to the Agent in accordance with the requirements of (S)8.18. Upon such delivery of such executed counterparts of such Loan Documents, amendments, legal opinions and other documents to the Agent, such newly acquired Subsidiary shall be a party to the Guaranty and a Sterling Subsidiary and shall comply with and be bound by all of the terms and conditions of the Loan Documents to which it is a priority. To the extent that any such acquisition alters the accuracy or completeness of any of Schedules
                                                                   ---------
5.2, 5.6, 5.11 (but only to the extent that the Company would not be required to
- ---  ---  ----
report the litigation to be included in Schedule 5.11 within 30 days pursuant to
                                        -------- ----
(S)8.5), 5.13 (but only to the extent that any alteration to Schedule 5.13
         ----                                                -------- ----
results solely from the failure of the newly acquired Subsidiary to file state or local tax returns, or the failure to pay state or local taxes, and in no event arises from any failure to file any federal tax returns or pay any federal taxes, or from the existence of any tax lien on any assets of such newly acquired Subsidiary), or 5.20, the Company shall deliver to the Agent within 30
                         ----
days of such acquisition, revised schedules reflecting changes resulting from such acquisition, and during the 30 day period immediately following such acquisition, the inaccuracy or incompleteness of the representations and warranties relating to such schedules resulting from such acquisition shall not constitute a Default or Event of Default, provided, that the Company shall,
                                          --------
during such 30 day period, take any and all necessary action to bring such newly acquired Subsidiary into full compliance with each representation and warranty set forth in (S)5 hereof, and provided, further, that no change resulting from
                              --------  -------
any acquisition would have a material adverse affect on the Sterling Companies taken as a whole.

     (S)9.6.  Changes in Terms of Subordinated Debt.  Without the written
              ------- -- ----- -- ------------ ----
consent of the Majority Banks, the Company will not make any changes relating to the interest rate, maturity, scheduled amortization, notice to the Banks or the Agent of defaults, events of default or intended accelerations, subordination or any other material provision of any promissory note, indenture, agreement or other instrument evidencing or governing any Subordinated Debt.

     (S)9.7  Subordinated Debt Repurchase.  The Company will not, and will not
             ------------ ---- ----------
permit any of the Sterling Subsidiaries to, make any payment (other than a regularly scheduled payment in accordance with the terms of the relevant Subordinated Debt Documents or payments in respect of fractional shares arising from the Company's conversion of any of the Subordinated Debt to equity of the Company in accordance with the requirements of the Subordinated Debt Documents) in respect of, redeem or repurchase any Subordinated Debt.

     (S)9.8.  Capital Expenditures.  Capital Expenditures unrelated to
              ------- ------------
acquisitions permitted under (S)9.5 hereof shall not exceed, during any fiscal period set forth in the table below, the amount set forth opposite such period in the table below:

                                                    Maximum
                                                    -------
   Period                                      Permissible Amount
   ------                                      ------------------

   October 1, 1994-- September 30, 1995           $40,000,000
   October 1, 1995-- September 30, 1996           $40,000,000
   October 1, 1996-- September 30, 1997           $45,000,000
   October 1, 1997-- September 30, 1998           $50,000,000
   October 1, 1998-- Final Maturity               $50,000,000

     (S)9.9.  Asset Dispositions.  The Company will not at any time, and will
              ----- ------------
not cause or permit any of its Subsidiaries at any time to, become a party to any disposition of assets without the consent of the Banks, except for:

          (a) Dispositions of inventory and obsolescent equipment and fixtures in the ordinary course of business;

          (b) Sales or other dispositions of any Margin Stock other than Margin Stock, if any, in Subsidiaries of the Company;

          (c) Sales or other dispositions of Subsidiaries, divisions or product lines, provided, that:
       --------
     (i) (A) Contemporaneously with the signing of any binding letter of intent with respect to such sale or other disposition, the Company (I) notifies the Agent of such proposed sale or other disposition and (II) provides preliminary financial information with respect to such proposed sale or other disposition to the Agent and (B) the Company demonstrates to the satisfaction of the Agent at least five (5) days in advance of the consummation of such proposed sale or other disposition that, on a pro
                                                                        ---
     forma basis (evidenced by projections and historical financial statements
     -----
     certified by the treasurer or another duly authorized financial officer of the Company), it will continue to be in compliance with each of its covenants set forth in (S)10 hereof following such disposition and that no Default or Event of Default has occurred, is then existing, or would occur as a result of or after giving effect to such disposition, and (C) if the Subsidiary being disposed of is any of the Sterling Subsidiaries, all net proceeds of such sale shall be paid over to the Agent for the respective accounts of the Banks and the Agent as and when received by the Company or any of its Subsidiaries to the extent of Outstanding Loans for application against such Loans under this Agreement (with a reduction, at the option of the Agent or upon the request of the Majority Banks, of the Total Commitment in the amount of such proceeds); and

     (ii) the aggregate annual revenues attributable to any such Subsidiary, division or line (measured by the twelve full consecutive calendar months most recently past as of the date of any such disposition) disposed of shall not exceed $2,500,000;

          (d) Sales or other dispositions of Investments which are Permitted Investments;

          (e) Sales of Sterling Accounts Receivable pursuant to the Sterling Accounts Receivable Agreements in an aggregate amount outstanding at any time not to exceed $35,000,000;

          (f) Sales or other dispositions of assets by any of the Sterling Companies (i) in an amount not to exceed $5,000,000 in any individual case or
(ii) $15,000,000 in the aggregate; and

          (g) Sales or other dispositions of assets by the Company to any of the Sterling Subsidiaries or by any of the Sterling Subsidiaries to the Company or any other Sterling Subsidiary.

     (S)9.10.  Change of Location.  The Company will not at any time, and will
               ------ -- --------
not cause or permit any of the Sterling Subsidiaries at any time to, (a) change the location of its chief executive offices, or (b) change the locations where its records or books of account are kept without (in each case) giving at least 10 days' prior written notice to the Agent specifying the new location of such office or location.

     (S)9.11.  Employee Benefit Plans.  Neither any Sterling Company nor any
               -------- ------- -----
ERISA Affiliate will:

          (a) engage in any "prohibited transaction" within the meaning of
(S)406 of ERISA or (S)4975 of the Code which could result in a material liability for the Sterling Companies, which is not covered by a prohibited transaction exemption granted by the Department of Labor; or

          (b) (i) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency" (as such term is defined in (S)302 of ERISA), in excess of $1,000,000, whether or not such deficiency is or may be waived; or (ii) in the case of any Person acquired pursuant to (S)9.5, with a Guaranteed Pension Plan subject to an "accumulated funding deficiency" in excess of $2,000,000, permit such

"accumulated funding deficiency" to exist for a period of more than twelve months from the date of such acquisition, provided, that the Company shall, in
                                          --------
any such case, deliver to the Agent (A) a certificate evidencing the amount of such "accumulated funding deficiency", (B) evidence satisfactory to the Agent that, on a pro-forma basis, the Company will continue to be in compliance with each of the covenants set forth in (S)10 hereof after such acquisition and that no Default or Event of Default shall occur after giving effect to such acquisition, and (C) evidence satisfactory to the Agent that such "accumulated funding deficiency" could be cured through merger with another Guaranteed Pension Plan or otherwise; or

          (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of the Company pursuant to (S)302(f) or (S)4068 of ERISA; or

          (d) permit or take any action which would result in the aggregate benefit liabilities (within the meaning of (S)4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans by a material amount, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities, provided,
                                                                      --------
that if merger of the affected Guaranteed Pension Plan would be permitted under
(S)414(l) of ERISA and would, if consummated, result in such Guaranteed Pension Plan's aggregate assets equaling or exceeding in value such Guaranteed Pension Plan's benefit liabilities, such Guaranteed Pension Plan's benefit liabilities may exceed in value its aggregate assets for a period not to exceed twelve months.

     The Company will (i) promptly upon filing the same with the Department of Labor or Internal Revenue Service and, upon request of the Agent, furnish to the Agent a copy of the most recent actuarial statement required to be submitted under (S)103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan and (ii) promptly upon receipt or dispatch, furnish to the Agent any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under (S)(S)302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or in respect of a Multiemployer Plan, under (S)(S)4041A, 4202, 4219, 4242, or 4245 of ERISA.

     (S)9.12.  Additional Shares.  The Company will not at any time cause or
               ---------- ------
permit any of its Subsidiaries at any time, to issue any shares of any class of capital stock of any Subsidiary without the prior written consent of the Majority Banks, other than shares issued in connection with acquisitions permitted by (S)9.5 or issued to the Company or to any directly or indirectly wholly-owned Subsidiary of the Company; provided, however, that the shares of
                                        --------  -------
any such Subsidiary not organized under the laws of the District of Columbia or any of the states of the United States may be issued to third parties (i) which, in the aggregate own not more than two percent of the shares of the capital stock of such Subsidiary, or (ii) to the extent mandated by the laws of the jurisdiction in which such Subsidiary is organized.

     (S)9.13.  Negative Pledges.  Except as provided for herein, the Company
               -------- -------
will not at any time, and will not cause or permit any of the Sterling Subsidiaries at any time to, enter into any agreement or covenant with any Person prohibiting the Company or such Sterling Subsidiary from mortgaging, pledging, or subjecting to, or suffering to arise, any lien, charge or any other encumbrance of, or against, any of its assets, tangible or intangible, real or personal.

     (S)9.14.  Compliance with Environmental Laws.  The Company will not, and
               ---------- ---- ------------- ----
will not permit any of its Subsidiaries to, (i) use any of the Real Estate or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances, (ii) cause to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances, (iii) generate any Hazardous Substances on any of the Real Estate,
(iv) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a release (i.e. releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of Hazardous Substances on, upon or into the Real Estate or (v) otherwise conduct any activity at any Real Estate or use any Real Estate in any manner that would violate any Environmental Law or bring such Real Estate in violation of any Environmental Law.

     (S)9.15.  Amendments of Original Cray Agreements.  Without the prior
               ---------- -- -------- ---- ----------
written consent of the Banks, the Company will not, and will not permit any of its Subsidiaries to, amend, modify, restate or alter any of the Cray Agreements so as to cause the aggregate amount of all payments made to Cray under any of the Original Cray Agreements or the New Cray Agreements to exceed $1,000,000 per month.

     (S)9.16.  Distributions.  The Company will not, and will not permit any of
               -------------
its Subsidiaries to, make any Distributions, other than Distributions by any Sterling Subsidiary to the Company or by any Subsidiary of a Sterling Subsidiary to such Sterling Subsidiary; provided, however, that the Company may make
                             --------  -------
Distributions in respect of its preferred stock in an aggregate amount not to exceed $500,000 in any fiscal year of the Company; and provided further that, so
                                                       ----------------
long as no Default or Event of Default shall have occurred and be continuing, the Company may repurchase shares of its own issued and outstanding capital stock.

     (S)10.  FINANCIAL COVENANTS.  The Company (which, for purposes of this
             --------- ---------
(S)10, shall mean the Company and its Subsidiaries on a consolidated basis) covenants and agrees that, so long as any Loan, Letter of Credit, Unpaid Reimbursement Obligation or Note is outstanding or the Banks have any obligations to make Loans, or the Agent has any obligation to issue, extend or renew Letters of Credit, hereunder, unless the Majority Banks otherwise agree in writing:

     (S)10.1.  Profitability.  The Company shall not cause or permit
               -------------
Consolidated Net Income or Consolidated Operating Income for any fiscal quarter of the Company to be less than $1.00.

     (S)10.2.  Operating Cash Flow to Interest Charges.  The Company shall not
               ---------------------------------------
cause or permit the ratio of Operating Cash Flow to Interest Charges for any fiscal quarter of the Company to be less than 3.5:1.0.

     (S)10.3.  Quick Ratio.  The Company shall not cause or permit the ratio of
               -----------
Quick Assets to the sum of Consolidated Current Liabilities plus Loans
                                                            ----
outstanding at the end of any fiscal quarter of the Company (a) from June 30, 1995 through June 30, 1997 to be less than 1.0:1.0, and (b) from July 1, 1997 through Final Maturity, to be less than 1.25:1.0.

     (S)10.4.  Consolidated Net Worth.  The Company shall not cause or permit
              ------------- --- -----
Consolidated Net Worth at the end of any fiscal quarter of the Company to be less than the sum of (a) $175,000,000 plus (b) on a cumulative basis, commencing
                                      ----
with the fiscal quarter ending March 31, 1995, seventy-five percent (75%) of the Consolidated Net Income for each fiscal quarter (calculated without deduction for any net losses) through the fiscal quarter then ended, after preferred stock dividends actually paid by the Company since March 31, 1995 (to the extent permitted by (S)9.16), and as adjusted from time to time to reflect stock splits, distributions (other than repurchases by the Company of its issued and outstanding capital stock, as permitted by (S)9.16), or recapitalizations or reclassifications, plus (c) 100% of the net proceeds received by the Company of any new equity (not including shares of the capital stock of the Company reissued by the Company following the Company's repurchase thereof as permitted by (S)9.16) issued by the Company since March 31, 1995.

     (S)10.5.  Liabilities to Net Worth Ratio.  The Company shall not cause or
               ------------------------------
permit the ratio of Consolidated Total Liabilities to Consolidated Net Worth at the end of any fiscal quarter of the Company ending at any time during any of the periods set forth in the table below to equal or exceed the ratio set forth opposite such fiscal period in the table below:


Period                          Ratio
- ------                          -----

June 30, 1995 - June 30,1997    1.75:1
July 1, 1997 and Thereafter     1.50:1

     (S)10.6.  Total Debt To Operating Cash Flow Ratio.  The Company shall not
               ---------------------------------------
permit the ratio of Total Debt as of the end of any fiscal quarter to Operating Cash Flow for the four consecutive fiscal quarter period ending on such fiscal quarter to be greater than 1.0:1.0.

     (S)11.  EVENTS OF DEFAULT; ACCELERATION.  If any of the following events
             ------ -- -------  ------------
("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice and/or lapse of time, "Defaults") shall occur:

          (a) if the Company shall fail to pay any principal of the Loans, or the Company or any Sterling Subsidiary shall fail to pay any Reimbursement Obligation owing by such Person, in each case within one (1) day following the date on which the same becomes due and payable hereunder, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

          (b) if the Company shall fail to pay any interest on the Loans, any Commitment Fee, any Agent's Fee, any Letter of Credit Fee, or any other sums, in each case within two (2) days following the date on which the same becomes due and payable hereunder, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

          (c) if any of the Sterling Companies shall fail to comply with any of its covenants contained in (S)(S)8, 9 and 10 hereof;

          (d) if any of the Sterling Companies shall fail to perform any term, covenant or agreement contained herein or in any of the Loan Documents (other than those specified elsewhere in this (S)11) for fifteen (15) days after written notice of such failure has been given to the Company by the Agent or any Bank;

          (e) if any representation or warranty of any of the Sterling Companies in this Agreement or in any of the other Loan Documents or in any of the Subordinated Debt Documents or in any document or instrument delivered pursuant to or in connection with this Agreement or the Loan Documents or the Subordinated Debt Documents shall prove to have been false in any material respect upon the date when made;

          (f) if any of the Sterling Companies shall fail to pay when due and payable, or within any applicable period of grace, any obligations for borrowed money or in respect of capitalized leases, which obligations exceed $1,000,000 in the aggregate, or fail to observe or perform in any material respect any term, covenant or agreement contained in any material agreement by which it is bound (excluding, however, any such term, covenant or agreement relating to the pledge or disposition of Margin Stock), evidencing or securing borrowed money for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof (including the holders of the Subordinated Debt) or of any obligations issued thereunder to accelerate the maturity thereof;

          (g) if any of the Company or its Subsidiaries makes an assignment for the benefit of creditors, or admits in writing its inability to pay or generally fails to pay its debts as they mature or become due, or petitions or applies for the appointment of a trustee or other custodian, liquidator or receiver of any of the Company or its Subsidiaries or of any substantial part of the assets of any of the Company or its Subsidiaries or commences any case or other proceeding relating to any of the Company or its Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or takes any action to authorize or in furtherance of any of the foregoing, or if any such petition or application is filed or any such case or other proceeding is commenced against any of the Company or its Subsidiaries and any of the Company or its Subsidiaries indicates its approval thereof, consent thereto or acquiescence therein;

          (h) if a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating any of the Company or its Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Company or any Subsidiary of the Company in an involuntary case under Federal bankruptcy laws as now or hereafter constituted;

          (i) if there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty days, whether or not consecutive, any final judgment against any of the Sterling Companies which, with other outstanding final judgments, undischarged, against the Sterling Companies exceeds in the aggregate $1,000,000;

          (j) if, except as otherwise permitted by this Agreement or any of the other Loan Documents, the Company shall prepay all or any part of the Subordinated Debt, or make any optional redemption or open market purchase or repurchase of all or any part of the Subordinated Debt;

          (k) if the holders of all or any part of the Subordinated Debt shall accelerate the maturity of all or any part of the Subordinated Debt;

          (l) any of the Sterling Companies shall fail to comply with the covenant contained in (S)8.12 hereof for one Business Day (in the case of the Company) or for two Business Days (in the case of any of the Sterling Subsidiaries), after written notice of such failure has been given to the Company by the Agent or any Bank;

          (m) with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred (or in the event that a Subsidiary shall have been acquired with an Employee Benefit Plan subject to an "accumulated funding deficiency" and such "accumulated funding deficiency" shall not have been cured within any grace period specified therefore in (S)9.11(b)) and the Majority Banks shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of the Company or any ERISA Affiliate to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding the amount provided in (S)9.11(b)(i) or (ii), as applicable, and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or a trustee shall have been appointed by the United States District Court to administer such Guaranteed Pension Plan; or the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan;

          (n) if any of the Loan Documents shall be canceled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Banks, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of any of the Sterling Companies party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

          (o) (i) any of the Sterling Companies shall be enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting any material part of its business and such order shall continue in effect for more than thirty (30) days and such inability to conduct its business shall have a material adverse effect on the business or financial condition of the Sterling Companies taken as a whole, or (ii) there shall occur any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy or other casualty, which, in any such case, causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of any of the Company or its Subsidiaries and which has a material adverse effect or the business or financial condition of the Sterling Companies taken as a whole;

          (p) there shall occur the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by any of the Sterling Companies if such loss, suspension, revocation or failure to renew would have a material adverse effect on the business or financial condition of such Sterling Company;

          (q) any of the Sterling Companies shall be indicted for a state or federal crime, or any civil or criminal action shall otherwise have been brought or threatened against any of the Sterling Companies, a punishment for which in any such case could include the forfeiture of any assets of the such Sterling Company having a fair market value in excess of $1,000,000;

          (r) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 20% or more of the outstanding shares of common stock of the Company; or, during any period of twelve consecutive calendar months, individuals who were directors of the Company on the first day of such period shall cease to constitute a majority of the board of directors of the Company; or the Company or one of the Sterling Subsidiaries shall, except as a result of dispositions permitted by (S)9.9(c), cease to own 100% of the capital stock of each of the Sterling Subsidiaries; or

          (s) a Total Repurchase Event with respect to Sterling Accounts Receivable in an aggregate amount equal to or greater than $15,000,000 shall have occurred under one or more of the Sterling Accounts Receivable Agreements; then, and in any such event, unless the same shall be cured or waived, the Agent may, and, upon the request of the Majority Banks, shall, by notice in writing to the Company, declare all amounts owing with respect to this Agreement and the Notes or the other Loan Documents, and all Reimbursement Obligations to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, notice of intent to accelerate, protest or other notice of any kind, all of which are hereby expressly waived by the Company; provided that
                                                                   --------
in the event of any Event of Default specified in (S)(S)11(g), 11(h) and 11(k) hereof, all such amounts shall become immediately due and payable automatically and without any requirement of notice from either of the Agent or any Bank; provided, however, that any amounts representing Reimbursement Obligations shall
- --------  -------
be held by the Agent as cash collateral pursuant to (S)2A.2(a). In case any one or more of the Events of Default shall have occurred and shall not have been cured or waived, and whether or not the Banks shall have accelerated the maturity of the Loans and Reimbursement Obligations pursuant to the foregoing, any Bank, if such Bank is owed any amount with respect to the Loans or Reimbursement Obligations, may, with the consent of the Majority Banks but not otherwise, proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement, any of the other Loan Documents or any instrument pursuant to which the obligations of the Company or any of its Subsidiaries to such Bank hereunder are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a
                                                 -- -----
receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Bank. No remedy herein conferred upon any Bank or holder of the Notes is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

     If any one or more of the Events of Default specified in (S)(S)11(g) and
(h) shall occur, any unused portion of the Total Commitment shall forthwith terminate and each of the Banks shall be relieved of all further obligations to make Loans, and the Agent shall be relieved of all further Obligations to issue, extend or renew Letters of Credit; if any one or more of the Events of Default specified in this (S)11 (other than those specified in (S)(S)11(g) and (h)) shall occur, then the Agent, upon the request of the Majority Banks, shall, by notice to the Company, terminate the unused portion of the Total Commitment, and upon such notice being given such unused portion of the Total Commitment shall terminate immediately and each of the Banks shall be relieved of all further obligations to make Loans, and the Agent shall be relieved of all further Obligations to issue, extend or renew Letters of Credit hereunder. If any such notice is given to the Company, the Agent will forthwith furnish a copy thereof to each of the Banks. No termination of the Total

Commitment hereunder shall relieve the Company of any of its existing Obligations to the Banks hereunder or elsewhere.

     (S)12.  SETOFF.  Regardless of the adequacy of any collateral, during the
             ------
continuance of an Event of Default, any deposits or other sums credited by or due from any of the Banks to the Company (but excluding accounts held by the investment group of FNBB or any affiliate of FNBB, for investment services provided to the Company) and any securities (but excluding any securities constituting Margin Stock) or other property of the Company in the possession of such Bank may be applied to or set off against the payment of obligations of the Company hereunder, or under the Notes and any and all other liabilities, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Company to such Bank. Each Bank agrees with the other Banks that (i) if an amount to be set off is to be applied to Indebtedness of the Company to a Bank, other than Indebtedness evidenced by the Notes held by all of the Banks, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Notes, and (ii) if a Bank shall receive from the Company, whether by voluntary payment, exercise of the right of set-off, counterclaim, cross action, enforcement of the claim evidenced by the Notes held by a Bank by proceedings against the Company at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note held by a Bank any amount in excess of its ratable portion of the payments received by all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or
                               --- -----
otherwise as shall result in each Bank receiving, in respect of the Notes held by it, its proportionate payment as contemplated by this Agreement; provided,
                                                                    ---------
however, that if all or any part of such excess payment is thereafter recovered
- -------
from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

     (S)13.  THE AGENT.
             --- -----

     (S)13.1.  Authorization.  The Agent is authorized to take such action on
               -------------
behalf of each of the Banks and to exercise all such powers as are hereunder and in related documents delegated to the Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not
                             --------
expressly assumed herein or therein shall be implied to have been assumed by the Agent. The relationship between the Agent and the Banks is and shall be that of agent and principal only, and nothing contained in this Agreement or any of the other Loan Documents shall be construed to constitute the Agent as a trustee for any Bank.

     (S)13.2.  Employees and Agents.  The Agent may exercise its powers and
               --------- --- ------
execute its duties hereunder by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the Notes. The Agent may utilize the services of such Persons as the Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Company.

     (S)13.3.  No Liability.  Neither the Agent nor any of its shareholders,
               -- ---------
directors, officers or employees nor any other Person assisting it in its duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by them hereunder under the Notes or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

     (S)13.4.  No Representations.  The Agent shall not be responsible for the
               -- ---------------
execution or validity or enforceability of this Agreement, the Notes or any instrument at any time constituting, or intended to constitute, collateral security for the Notes or for the value of any such collateral security or for the validity, enforceability or collectibility of any such amounts owing with respect to the Notes or for any recitals or statements, warranties or representations herein or made in any certificate or instrument hereafter furnished to either of them by or on behalf of the Company, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Notes. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Company or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks with respect to the creditworthiness or financial condition of any Sterling Company. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.

     (S)13.5.  Payments.
               --------

          (a) Payments to Agent.  A payment by the Sterling Companies to the
              --------------------
Agent hereunder or under any of the other Loan Documents for the account of any Bank shall constitute a payment to such Bank. The Agent agrees promptly to distribute to each Bank such Bank's pro rata share of payments received by the
                                    --- ----
Agent for the account of the Banks except as otherwise expressly provided herein or in any of the other Loan Documents.

          (b) Distributions by Agent.  If in the opinion of the Agent the
              -------------------------
distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

          (c) Delinquent Banks.  Notwithstanding anything to the contrary
              -------------------
contained in this Agreement or any of the other Loan Documents, any Bank that fails (i) to make available to the Agent its pro rata share of any Loan or to
                                             --- ----
purchase any Letter of Credit Participation when the conditions precedent to the making of such Loan or the issuance, extension or renewal of such Letter of Credit have been satisfied or (ii) to comply with the provisions of (S)12 with respect to making dispositions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the
              --- ----
Banks, in each case as, when and to the full extent required by the provisions of this Agreement, shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Company, whether on account of outstanding Loans, Unpaid Reimbursement Obligations, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective pro rata shares of all
                                                       --- ----
outstanding Loans and Unpaid Reimbursement Obligations. The Delinquent Bank hereby authorizes the Agent to distribute such payments to the nondelinquent Banks in proportion to their respective pro rata shares of all outstanding Loans
                                        --- ----
and Unpaid Reimbursement Obligations. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans and Unpaid Reimbursement Obligations of the nondelinquent Banks, the Banks' respective pro rata shares of all
                                                  --- ----
outstanding Loans and Unpaid Reimbursement Obligations have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

     (S)13.6.  Holders of Notes.  The Agent may deem and treat the payee of any
               ------- -- -----
Note as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or obligor or by a subsequent holder, assignee or transferee.

     (S)13.7.  Indemnity.  The Banks ratably agree hereby to indemnify and hold
               ---------
harmless the Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent has not been reimbursed by the Company as required by (S)(S)14 and 15 hereof), and liabilities of every nature and character arising out of or related to this Agreement, the Notes, or the transactions contemplated or evidenced hereby or thereby, or the Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent's willful misconduct or gross negligence.

     (S)13.8.  Agent as Bank.  FNBB shall have the same obligations and the same
               ----- -- ----
rights, powers and privileges in respect to its Commitment and the Loans made by it and as the holder of any of the Notes and as the purchaser of any Letter of Credit Participations, as it would have were it not also the Agent.

     (S)13.9.  Resignation.  The Agent may resign at any time by giving sixty
               -----------
(60) days' prior written notice thereof to the Banks and the Company. Upon any such resignation, the Banks shall have the right to appoint a successor Agent from among the Banks. Unless a Default or Event of Default shall have occurred and be continuing, such successor shall be reasonably acceptable to the Company. If no successor Agent shall have been so appointed by the Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be any Bank or any other financial institution reasonably satisfactory to the Banks and having a rating of not less than B or its equivalent by Standard & Poor's Ratings Group or its successor. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provisions of this Agreement shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent. In the event of a material breach of its duties hereunder, the Agent may be removed by the Majority Banks for cause and the provisions of this (S)13 shall apply to the appointment of a successor.

     (S)13.10.  Notification of Defaults and Events of Default.  Each Bank
                ------------ -- -------- --- ------ -- -------
hereby agrees that, upon any employee of such Bank active upon the Company's account learning of the existence of a Default or an Event of Default, it shall promptly notify the Agent thereof. The Agent hereby agrees that upon receipt of any notice of the existence of any Default or Event of Default, it shall promptly notify the other Banks of the existence of such Default or Event of Default.

     (S)14.  EXPENSES.  Whether or not the transactions contemplated hereby
             --------
shall be consummated, the Company will pay (a) the reasonable cost of (i) producing and reproducing this Agreement, the other Loan Documents and the other instruments or agreements mentioned herein, (ii) any taxes (including any interest and penalties in respect thereof) or filing fees payable by the Agent or any of the Banks (other than taxes based upon the Agent's or any Bank's net income) on or with respect to the transactions contemplated by this Agreement (the Company hereby agreeing to indemnify the Agent and each Bank with respect thereto); (b) the reasonable fees, expenses and disbursements of the Agent and the Agent's Special Counsel and counsel for each Bank incurred in connection with the preparation, administration or interpretation of this Agreement or the other Loan Documents and other instruments mentioned herein, any prior discussions between the Company and the Agent relating to proposed extensions of credit to the Sterling Companies, each closing hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder, including the cost of Uniform

Commercial Code and similar searches conducted with respect to the Sterling Companies; (c) all reasonable out-of-pocket expenses (including reasonable attorneys' fees and costs, which attorneys may be employees of the Agent or any
Bank) incurred by the Agent or any Bank in connection with (i) the enforcement of or preservation of rights under this Agreement or any of the other Loan Documents against the Company or any Subsidiary or the administration thereof after the occurrence of a Default or Event of Default and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to the Agent's or the Banks' relationship with the Company or any of its Subsidiaries hereunder or under any predecessor financing arrangement. The covenants of this (S)14 shall survive payment or satisfaction of payment of amounts owing with respect to the Notes.

     (S)15.  INDEMNIFICATION.  The Company agrees to indemnify and hold harmless
             ---------------
the Agent and the Banks from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Agreement or any of the other Loan Documents or the transactions contemplated hereby including (a) any actual or proposed use by the Company or any of its Subsidiaries of the proceeds of any of the Loans or Letters of Credit, (b) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of the Company or any of its Subsidiaries, (c) the Company or any of its Subsidiaries entering into or performing this Credit Agreement or any of the other Loan Documents or (d) with respect to the Company and its Subsidiaries and their respective properties and assets, the violation of any Environmental Law, or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including claims with respect to wrongful death, personal injury or damage to property), in each case including the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding, in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding except to the extent that such claims, actions, suits, liabilities, losses or damages arise solely as a result of the Agent's or any Bank's gross negligence or willful misconduct; provided, however, that the gross negligence
                                  --------  -------
or willful misconduct of any Bank or the Agent shall not impair, infringe on or limit the rights under this (S)15 of any other Bank or, as the case may be, the Agent which has not committed any gross negligence or willful misconduct. In litigation, or the preparation therefor, the Banks and the Agent shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Company agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Company under this (S)15 are unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The covenants in this (S)15 shall survive payment in full of all other Obligations.

     (S)16.  SURVIVAL OF COVENANTS, ETC.  All covenants, agreements,
             -------- -- ---------  ---
representations and warranties made herein, in the Notes or in any documents or other papers delivered by or on behalf of the Company pursuant hereto shall be deemed to have been relied upon by each of the Agent and the Banks, notwithstanding any investigation heretofore or hereafter made by it, and shall survive the making by the Banks of the Loans, and the issuance, extension and renewal by the Agent of the Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement or the Notes or any Reimbursement Obligations remains outstanding and unpaid or any Bank has any obligation to make any Loans, or the Agent has any obligation to issue, extend or renew any Letters of Credit, hereunder and for such further time as may be otherwise expressly specified in this Agreement. All statements contained in any certificate or other paper delivered to the Agent or any Bank at any time by or on behalf of the Company pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Company hereunder.

     (S)17.  ASSIGNMENT AND PARTICIPATION.
             ---------- --- -------------

     (S)17.1.  Conditions to Assignment by Banks.
               ---------- -- ---------- -- -----

          (a) Except as otherwise provided herein, each Bank may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it, and the Note held by it and the Letter of Credit Participations purchased by
it); provided that (i) each of the Agent and the Company shall have given its
     --------
prior written consent to such assignment, which consent in the case of the Company will not be unreasonably withheld, (ii) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Agreement, (iii) each assignment shall be in an amount that is at least $5,000,000 and (iv) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of Exhibit E
                                                                     ------- -
hereto (an "Assignment and Acceptance"), together with any Note subject to such assignment.

          (b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and (ii) the assigning Bank shall, to the extent provided in such assignment and upon payment to the Agent of the negotiation fee referred to in
(S)17.3, be released from its obligations under this Agreement and the other Loan Documents.

     (S)17.2.  Certain Representations and Warranties; Limitations; Covenants.
               ------- --------------- --- ----------  -----------  ---------
By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows: (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto; (b) the assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Company or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (c) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in (S)5.7 and (S)8 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (d) such assignee will, independently and without reliance upon any assigning Bank, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (e) such assignee represents and warrants that it is an Eligible Assignee; (f) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; (g) such assignee agrees that it will perform in accordance with its terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Bank; (h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; and (i) such assignee acknowledges that it has made arrangements with the assigning Bank satisfactory to such assignee with respect to its pro rata share of Letter of Credit Fees in respect of outstanding Letters
       --------
of Credit.

     (S)17.3.  Register.  The Agent shall maintain a copy of each Assignment and
               --------
Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Banks and the Commitment Percentages of, and principal amount of the Loans owing to, and the Letter of Credit Participations purchased by the Banks from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Company, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company and the Banks at any reasonable time and from time to time upon prior notice. Upon each such recordation, the assigning Bank agrees to pay or cause the assignee to pay to the Agent a registration fee in the sum of $2,500.

     (S)17.4.  New Note.  Upon its receipt of an Assignment and Acceptance
               --- ----
executed by the parties to such Assignment and Acceptance, together with the Note subject to such Assignment and Acceptance, the Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Company and the Banks (other than the assigning Bank). Within five (5) Business Days after receipt of such notice, the Company shall execute and deliver to the Agent, in exchange for its surrendered Note, a new Note to the order of such Eligible Assignee, in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance, and, if the assigning Bank has retained some portion of its obligations hereunder, a new Note to the order of such assigning Bank in an amount equal to the amount retained by it hereunder. Such new Note shall provide that it is in replacement of the surrendered Note, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Note, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A hereto. Contemporaneously with the issuance of any new
            ------- -
Note pursuant to this (S)17.4, the Company shall deliver, at its own expense, an opinion of counsel, addressed to the Banks and the Agent, relating to the due authorization, execution and delivery of such new Note and the legality, validity and binding effect thereof, in form and substance satisfactory to the Banks. The surrendered Note shall be canceled and returned to the Company.

     (S)17.5.  Participations.  Each Bank may sell participations to one or more
               --------------
banks or other entities in all or a portion of such Bank's rights and obligations under this Agreement and the other Loan Documents; provided that (a)
                                                               --------
each such participation shall be in an amount of not less than $5,000,000, (b) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Company and (c) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of this Agreement or the other Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Loans, or alter any Letter of Credit Fees, extend the term or increase the amount of the Commitment of such Bank as it relates to such participant, reduce the amount of any Commitment Fees or other fees to which such participant is entitled, or extend any regularly scheduled payment date for principal or interest, provided, that the Banks may
                                                  --------
sell participations hereunder to their respective affiliates without restriction or limitation.

     (S)17.6.  Disclosure.  The Company agrees that any Bank may disclose
               ----------
information obtained by such Bank pursuant to this Agreement to assignees, potential assignees, participants and potential participants hereunder, with the prior written consent of the Company; provided that such assignees, potential
                                      --------
assignees, participants or potential participants shall agree (a) to treat in confidence such information unless such information otherwise becomes public knowledge, (b) not to disclose such information to a third party and (c) not to make use of such information for purposes of transactions unrelated to such contemplated assignment.

     (S)17.7.  Assignee or Participant Affiliated with the Sterling Companies.
               --------------------------------------------------------------
If any assignee Bank is an Affiliate of any of the Sterling Companies, then any such assignee Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to (S)12.1 or
(S)12.2, and the determination of the Majority Banks shall for all purposes of this Agreement and the other Loan Documents be made without regard to such assignee Bank's interest in any of the Loans. If any Bank sells a participating interest in any of the Loans or Reimbursement Obligations to a participant, and such participant is any of the Sterling Companies or an Affiliate of any of the Sterling Companies, then such transferor Bank shall promptly notify the Agent of the sale of such participation. A transferor Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to (S)12.1 or (S)12.2 to the extent that such participation is beneficially owned by any of the Sterling Companies or any Affiliate of any of the Sterling Companies, and the determination of the Majority Banks shall for all purposes of this Agreement and the other Loan Documents be made without regard to the interest of such transferor Bank in the Loans to the extent of such participation information to a third party and (c) not to make use of such information for purposes of transactions unrelated to such contemplated assignment.

     (S)17.8.  Miscellaneous Assignment Provisions.  Any assigning Bank shall
               ------------- ---------- ----------
retain its rights to be indemnified pursuant to (S)15 and to be reimbursed under
(S)14 with respect to any claims or actions arising prior to the date of such assignments. If any assignee Bank is not incorporated under the laws of the United States of America or any state thereof, it shall, prior to the date on which any interest or fees are payable hereunder or under any of the other Loan Documents for its account, deliver to the Company and the Agent certification as to its exemption from deduction or withholding of any United States federal income taxes. Anything contained in this (S)17 to the contrary notwithstanding, any Bank may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Note) to any of the twelve Federal Reserve Banks organized under (S)4 of the Federal Reserve Act, 12 U.S.C. (S)341. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

     (S)17.9.  Assignment by the Company.  The Company shall not assign or
               ---------- -- --- -------
transfer any of its respective rights or obligations under this Agreement or any of the other Loan Documents without the prior written consent of each of the Banks.

     (S)18.  NOTICES, ETC.  Except as otherwise expressly provided in this
             -------  ---
Agreement, all notices and other communications made or required to be given pursuant to this Agreement or the Notes shall be in writing and shall be delivered in hand, mailed by United States first-class mail, postage prepaid, sent by overnight express courier, or sent by telecopier and confirmed by letter, addressed:

          (a)  if to the Company, at
               Sterling Software, Inc.
               8080 North Central Expressway, Suite 1100
               Dallas, TX  75206-1895
               Attention:  Richard Connelly

          or

          (b) if to the Agent or any Bank, at the address set forth for such Person on Schedule 1.1 hereto.
          -------- ---

Any such notice or demand shall be deemed to have been duly given or made and to have become effective if delivered by hand or telecopied or otherwise telecommunicated, to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer, or if sent by registered or certified first-class mail, postage prepaid, three days after the date when mailed, or if sent by overnight mail or overnight courier service to such a responsible officer, when received by such officer.

     (S)19.  GOVERNING LAW.  THIS AGREEMENT AND, EXCEPT AS OTHERWISE
             --------- ---
SPECIFICALLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID COMMONWEALTH (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE COMPANY AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE COMPANY BY HAND AT THE ADDRESS SPECIFIED IN (S)18. THE COMPANY HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT. The parties hereto acknowledge that the foregoing shall not be construed to impose the laws of the Commonwealth of Massachusetts on environmental disputes arising solely under the environmental laws of any other jurisdiction.

     (S)20.  HEADINGS.  The captions in this Agreement are for convenience of
             --------
reference only and shall not define or limit the provisions hereof.

     (S)21.  COUNTERPARTS.  This Agreement and any amendment hereof may be
             ------------
executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

     (S)22.  ENTIRE AGREEMENT, ETC.  This Agreement, together with the Notes,
             ------ ---------  ---
the other Loan Documents and any other documents executed in connection herewith or therewith, express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in
(S)23.

     (S)23.  CONSENTS, AMENDMENTS, WAIVERS, ETC.  Except as otherwise expressly
             --------  ----------  -------  ---
provided in this Agreement, any consent or approval required or permitted by this Agreement to be given by the Banks may be given, and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Company of any terms of this Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Company and the written consent of the Majority Banks. Notwithstanding the foregoing, the rate of interest on the Notes (other than interest accruing pursuant to (S)2.5(b) following the effective date of any waiver by the Majority Banks of the Default or Event of Default relating thereto), the term of the Notes, the amount of the Commitments of the Banks, the scheduled amortization of the Loans, and the amount of Commitment Fees or Letter of Credit Fees hereunder may not be changed without the written consent of all of the Banks; except for the deactivation of Sterling Subsidiaries pursuant to (S)8.18 hereof and the sale of Subsidiaries permitted by (S)9.9 hereof, no Sterling Subsidiary shall be released from its obligations under the Guaranty without the written consent of all of the Banks; the definitions of Conversion Date, Final Maturity and Majority Banks and the provisions of this sentence may not be amended without the written consent of all of the Banks; and (S)(S)2.13 and 13 and any Letter of Credit Fees payable to the Agent hereof may not be amended without the written consent of the Agent. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Company shall entitle the Company to other or further notice or demand in similar or other circumstances.

     (S)24.  NO RESTRICTIONS WITH RESPECT TO MARGIN STOCK.  Notwithstanding any
             -- ------------ ---- ------- -- ------ -----
other provision of this Agreement, and further implementing the exceptions with respect to Margin Stock from the restrictions on Indebtedness in (S)9.1, the restrictions on liens in (S)9.2, the restrictions on sale of assets in (S)9.9, certain defaults in (S)11(f), and the right of setoff in (S)12, (a) nothing in the Loan Documents shall prevent the sale, transfer, pledge or other disposition of any Margin Stock, and (b) the Company's right or ability to sell, transfer, pledge or otherwise dispose of Margin Stock shall not in any way be restricted while any Loan, Reimbursement Obligation or Note is outstanding, nor shall any such sale, transfer, pledge or other disposition ever be the cause for acceleration of the maturity of the Loans or Reimbursement Obligations, it being the intention of the parties hereto that in no event or manner shall any Loans, Notes, Reimbursement Obligations or any obligations of any of the Sterling Companies under the Loan Documents be secured, directly or indirectly, by any Margin Stock.

     (S)25.  USURY PROVISION.  It is not the intention of any parties to this
             ----- ---------
Agreement to make an agreement in violation of the laws of any applicable jurisdiction relating to usury. Regardless of any provision of this Agreement, neither the Agent nor any Bank shall ever be entitled to receive, collect or apply, as interest on the Loans, any amount in excess of the maximum amount permitted by applicable law. If under the laws of any applicable jurisdiction there is no legal limitation on the rate of interest that may be charged with respect to an Obligation owing to any Bank or the Agent (including the outstanding principal amount of the Loans, unpaid interest with respect to any Loan, or any other Obligations due and payable under any Loan Document), there shall be no maximum amount applicable to such Obligation, notwithstanding any reference thereto herein or in any of the Loan Documents. The existence of a maximum amount for Obligations owing to any one Bank or the Agent shall not cause such maximum amount to apply to the Obligations owing to any other Bank or the Agent, the maximum amount being independently determined with respect to each Bank or the Agent. If at any time the rate at which interest is payable to any Bank or the Agent on any Loan exceeds the maximum amount, such Loan shall bear interest at the maximum amount only but shall continue to bear interest at the maximum amount until such time as the total amount of interest accrued on such Loan equals (but does not exceed) the total amount of interest which would have accrued thereon had there been no maximum amount applicable thereto. If at the maturity or final payment of such Loan (whether at stated maturity, by acceleration or prepayment or otherwise) the total amount of interest which has then accrued or been paid thereon as provided above (the "Collected Interest") is less than the total amount of interest which would have accrued thereon had there been no maximum amount applicable thereto (the "Unrestricted Interest"), then the Company shall in addition to the Collected Interest pay to each Bank or (as the case may be) the Agent an amount equal to (a) the lesser of the Unrestricted Interest owed or accrued for the benefit of such Bank or (as the case may be) the Agent or the total amount of interest which would have accrued thereon for the benefit of each Bank and the Agent had such Loan at all times borne interest at the maximum amount, minus (b) the Collected Interest paid for the account of each Bank and the Agent). This Section 25 shall control every other provision of all agreements pertaining to the transactions contemplated by or contained in this Agreement and the other Loan Documents.

     (S)26.  WAIVER OF JURY TRIAL.  The Company hereby waives its right to a
             ------ -- ---- -----
jury trial with respect to any action or claim arising out of any dispute in connection with this Agreement, the Notes or any of the other Loan Documents, any rights or obligations hereunder or thereunder or the performance of such rights and obligations. The Company (a) certifies that neither any representative, agent or attorney of any Bank has represented, expressly or otherwise, that such Bank would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that it has been induced to enter into this Agreement and the other Loan Documents to which it is a party by, among other things, the mutual waivers and certifications herein.

     (S)27.  SEVERABILITY.  The provisions of this Agreement are severable and
             ------------
if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

     (S)28.  TRANSITIONAL ARRANGEMENTS.
             ------------ ------------

     (S)28.1.  Original Credit Agreement Superseded.  This Agreement shall
               -------- ------ --------- ----------
supersede the Prior Credit Agreement in its entirety, except as provided in this
(S)28. On the Closing Date, the rights and obligations of the parties under the Prior Credit Agreement and the "Notes" as defined therein shall be subsumed within and be governed by this Agreement and the other Loan Documents, provided,
                                                                       --------
however, that each of the "Loans" (as defined in the Original Credit Agreement)
- -------
outstanding under the Original Credit Agreement on the Closing Date shall, for purposes of this Agreement, be Loans, and shall continue to bear interest or be subject to fees at the respective rates in effect immediately prior to the Closing Date to the Closing Date, in the case of Base Rate Loans, and to the end of the applicable Interest Period in the case of Eurodollar Rate Loans.

     (S)28.2.  Return and Cancellation of Notes.  Upon its receipt of its Note
               ------ --- ------------ -- -----
or Notes hereunder on the Closing Date, each Bank will promptly return to the Company, marked "Canceled", any notes of the Company held by such Bank pursuant to the Prior Credit Agreement.

     (S)28.3.  Fees Under Superseded Agreement.  All commitment, agent's and
               ---- ----- ---------- ---------
other fees and expenses owing or accruing under or in respect of the Prior Credit Agreement through the Closing Date shall be calculated as of the Closing Date (prorated in the case of any fractional periods), and shall be paid in accordance with the method, and on the dates, specified in the Prior Credit Agreement, as if the Prior Credit Agreement were still in effect.

     (S)29.  DELIVERY IN MASSACHUSETTS.  This Agreement will not take effect
             -------- -- -------------
until it has been duly executed by all parties and delivered, whether in one fully executed document or in counterparts which together comprise one fully executed document, to the Agent at its head office in Boston, Massachusetts.

     IN WITNESS WHEREOF, the undersigned have duly executed this Agreement under seal as of the date first set forth above.

                              STERLING SOFTWARE, INC.


                              By: /s/ Richard Connelly
                                  ________________________
                                Title: Vice President,
                                       Controller,
                                       Assistant Treasurer

                              THE FIRST NATIONAL BANK OF
                               BOSTON, individually and as
                               Agent


                              By: /s/ Debra E. DelVecchio
                                  ________________________
                                Title: Vice President

                              BANK ONE, TEXAS, NATIONAL
                              ASSOCIATION


                              By: /s/ William R. Little
                                  ________________________
                                Title: Vice President


                              BANK OF AMERICA NATIONAL
                               TRUST AND SAVINGS
                               ASSOCIATION


                              By: /s/ P.A. Tomei
                                  ________________________
                                Title: Vice President

                                                                       EXHIBIT A
                                                                       ------- -

                      FORM OF [AMENDED AND RESTATED]* NOTE
                      ------------------------------------

$[Insert amount of Commitment]                                 August ___, 1995

     FOR VALUE RECEIVED, the undersigned STERLING SOFTWARE, INC., a Delaware corporation (the "Company") hereby promises to pay to the order of [Insert name of Bank] (the "Bank"), at the head office of the Agent (as that term is defined in the Agreement referred to below), 100 Federal Street, Boston, Massachusetts 02110:

          a) prior to or on the Final Maturity the principal amount of [Insert amount of Commitment] ($______) or, if less, the aggregate unpaid principal amount of Loans advanced by the Bank to the Company pursuant to the Second Amended and Restated Revolving Credit and Term Loan Agreement dated as of August 24, 1995 (as amended and in effect from time to time, the "Agreement"), among the Company, the Bank, the Agent and the other parties thereto;

          (b) the principal outstanding hereunder from time to time at the times provided in the Agreement; and

          (c) interest on the principal balance hereof from time to time outstanding from the Closing Date under the Agreement through and including the Final Maturity at the times and at the rate provided in the Agreement.

This [Amended and Restated] Note (this "Note") [is an amendment and restatement of the Amended and Restated Promissory Note of the Company dated as of June 8, 1990 and issued by the Company to the Bank, which promissory note was in turn an amendment and restatement of the Promissory Note of the Company dated as of April 20, 1988 and issued by the Company to the Bank. This Note]* evidences borrowings

____________________
*Bracketed language to be inserted into notes issued to The First National
 Bank of Boston and Bank One, Texas, National Association.

under and has been issued by the Company in accordance with the terms of the Agreement. The Bank and any holder hereof is entitled to the benefits of the Agreement and the other Loan Documents, and may enforce the agreements of the Company contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. Payment of this Note is guaranteed pursuant to the Guaranty. All capitalized terms used in this Note and not otherwise defined herein shall have the same meanings herein as in the Agreement.

     The Company irrevocably authorizes the Bank to make or cause to be made, at or about the time of the Drawdown Date of any Loan or at the time of receipt of any payment of principal of this Note, an appropriate notation on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, reflecting the making of such Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Loans set forth on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Bank with respect to any Loans shall be prima facie evidence of the principal
                                        ----- -----
amount thereof owing and unpaid to the Bank, but the failure to record, or any error in so recording, any such amount on any such grid, continuation or other record shall not limit or otherwise affect the obligation of the Company hereunder or under the Agreement to make payments of principal of and interest on this Note when due.

     The Company has the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal of this Note on the terms and conditions specified in the Agreement.

     If any one or more of the Events of Default shall occur, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Agreement.

     No delay or omission on the part of the Bank or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Bank or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

     The Company and every endorser and guarantor of this Note or the obligation represented hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

     THIS NOTE AND THE OBLIGATIONS OF THE COMPANY HEREUNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE COMPANY AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND THE CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE COMPANY BY MAIL AT THE ADDRESS SPECIFIED IN (S)18(a) OF THE AGREEMENT. THE COMPANY HEREBY WAIVES ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

     This Note shall be deemed to take effect as a sealed instrument under the laws of the Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, the undersigned has caused this Note to be signed in its corporate name and its corporate seal to be impressed thereon by its duly authorized officer as of the day and year first above written.

[Corporate Seal]                       STERLING SOFTWARE, INC.

                                       By: _________________________
                                           Name:
                                           Title:


- -----------------------------------------------------
                   Amount of     Balance of
        Amount   Principal Paid  Principal   Notation
Date    of Loan    or Prepaid      Unpaid    Made By:
- -----------------------------------------------------

- -----------------------------------------------------

- -----------------------------------------------------

- -----------------------------------------------------

- -----------------------------------------------------

- -----------------------------------------------------

- -----------------------------------------------------

- -----------------------------------------------------

- -----------------------------------------------------

- -----------------------------------------------------

- -----------------------------------------------------

- -----------------------------------------------------

- -----------------------------------------------------

- -----------------------------------------------------

- -----------------------------------------------------

- -----------------------------------------------------

- -----------------------------------------------------

- -----------------------------------------------------

- -----------------------------------------------------

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- -----------------------------------------------------

- -----------------------------------------------------

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- -----------------------------------------------------

- -----------------------------------------------------

- -----------------------------------------------------

- -----------------------------------------------------

- -----------------------------------------------------

- -----------------------------------------------------

- -----------------------------------------------------

- -----------------------------------------------------



                                                                       EXHIBIT B
                                                                       ------- -



                                  LOAN REQUEST


                                     [Date]



The First National Bank of Boston,
 as Agent
100 Federal Street
Boston, Massachusetts   02110
Attention:  High Technology Division

Ladies and Gentlemen:

     Sterling Software, Inc. (the "Company") submits this Loan Request pursuant to (S)2.6 of the Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of August 24, 1995 (as amended, modified, supplemented or restated from time to time, the "Agreement"), among the Company, the lenders listed on Schedule 1.1 thereto (collectively, the "Banks"), and The First
          ------------
National Bank of Boston, as Agent. All capitalized terms which are used in this Loan Request without definition and which are defined in the Agreement shall have the same meanings herein as in the Agreement.

     We hereby represent, warrant and certify to you that (a) the proceeds specified herein shall be used in accordance with the provisions of the Agreement, (b) the representations and warranties of the Company and its Subsidiaries contained in the Agreement and the other Loan Documents or otherwise made by the Company and its Subsidiaries in connection with the transactions contemplated thereby were true and correct in all material respects when made and are true and correct in all material respects on and as of the date hereof with the same effect as if made herein, except, in each case, as affected by the consummation of the transactions contemplated by the Loan Documents and to the extent that such representation or warranty may relate by its terms solely to a prior date, (c) the Company has performed and complied in all material respects with all of the terms and conditions contained in the Agreement and the other Loan Documents required to be performed or complied with by the Company prior to or at the time of the borrowing requested hereunder, and
(d) at and as of the date hereof, no Default or

Event of Default has occurred and is continuing or will result from the borrowing requested hereunder.

     The Company requests that the Banks make a [Base] [Eurodollar] Rate Loan on [insert proposed Drawdown Date] for the Interest Period commencing on [insert proposed Drawdown Date] and ending on [___________________________] in the principal amount of [$_____________________] and credit the proceeds of such Loan to Account No. ______ of the Company with the Agent.


                                       Very truly yours,

                                       STERLING SOFTWARE, INC.


                                       By:______________________________
                                          Title:

                                August 24, 1995



The First National Bank of Boston,
as Agent, and the Banks referred to below
100 Federal Street
Boston, Massachusetts  02110

     Re:  $35,000,000 Financing of Sterling Software, Inc.
          and its Subsidiaries

Ladies and Gentlemen:

     Reference is hereby made to a certain Second Amended and Restated Revolving Credit and Term Loan Agreement dated as of the date hereof (the "Agreement"), among Sterling Software, Inc., a Delaware corporation (the "Company"), the lender institutions listed on Schedule 1.1 thereto (collectively, the "Banks"),
                              ------------
and The First National Bank of Boston, as Agent (the "Agent"). Reference is further made to the Second Amended and Restated Guaranty dated as of the date hereof (the "Guaranty"), executed by the Sterling Subsidiaries (as defined in the Agreement) in favor of the Agent and the Banks. Capitalized terms used herein without definition shall have the same meanings herein as in the Amended Loan Agreement.

     We have acted as counsel to the Company and each of the Sterling Subsidiaries (collectively, the "Sterling Companies") in connection with the negotiation, execution and delivery of (i) the Agreement, (ii) the Notes, (iii) the Guaranty, and (iv) the other Loan Documents (as defined in the Agreement).

     The opinions contained herein are rendered to you pursuant to (S)6.9 of the Agreement. Capitalized terms used herein without other definition shall have the respective meanings given them in the Agreement.

     In rendering the opinions contained herein, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the Loan Documents as well as the charter and bylaws of each of the Sterling Companies. We have also examined the originals or copies, certified or otherwise identified to our satisfaction, of all such records of each of the Sterling Companies and all such agreements, certificates of public officials, certificates of officers of the Sterling Companies and others, and such other documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for the opinions set forth below.

     In our examination, we have assumed the genuiness of all signatures other than signatures on behalf of the Sterling Companies, the legal competence of all natural persons, the authenticity of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. As to any facts material to the opinions expressed below that we did not independently establish or verify, we have relied upon written certificates and representations of officers and other representatives of the Sterling Companies or others and have assumed, without independent inquiry, the accuracy of those certifications and representations. We have also assumed the valid authorization, execution and delivery of each of the agreements referred to herein by each party thereto other than the Sterling Companies, and we have assumed that each of such other parties has been duly organized and is validly existing and in good standing under its jurisdiction of incorporation with the corporate or other organizational power to perform its obligations thereunder. We have further assumed that, as to any instrument, agreement, or document delivered, or Obligations incurred, by the Sterling Companies, the Sterling Companies have received the agreed to consideration therefor. As to statements based on our knowledge, we have not undertaken independent investigation in connection with such statements.

     Members of our firm are admitted to the bar in the State of Texas, and we express no opinion as to the laws of any other jurisdiction except the laws of the United States of America and the general corporate laws of the State of Delaware. To the extent to which the opinions contained herein deal with matters governed by or relating to the laws of the Commonwealth of Massachusetts, by which the Agreement, the Notes, the Guaranty and certain of the other Loan Documents are stated to be governed, we have assumed that such laws are identical to the internal substantive laws of the State of Texas. To the extent of the opinion expressed in paragraph 2 hereof regarding the due authorization of the Loan Documents to which Sterling Software (U.S.A.), Inc., Sterling Software (Mid America), Inc. and Sterling Software (Southern), Inc. are a party, we have examined and relied upon the general corporate statutory laws of California, Michigan and Georgia, respectively, pertaining to the authorization of corporation actions, but we are not admitted to the bar in any of such states and our opinions in such regard are accordingly limited to the extent of such examination.

     Our opinions set forth below relating to the enforceability of any agreement between any of the Sterling Companies, the Agent and/or the Banks are subject to the following exceptions, qualifications and assumptions:

     (a) We have assumed that (i) such agreement is the binding obligation of each other party thereto which is not a Sterling Company, and (ii) such agreement represents the legal, valid and binding obligation of the Sterling Company executing such agreement under any laws applicable thereto other than those of the State of Texas, the general corporate laws of the State of Delaware and the federal laws of the United States of America;

     (b) the enforceability of any obligation of any of the Sterling Companies or any right or remedy in favor of the Agent and/or the Banks may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, marshalling or other similar laws affecting the enforcement generally of creditors rights and remedies (including such as may deny giving effect to waivers of debtors' or guarantors' rights), general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and other applicable federal and state laws, statutes, ordinances, rules, regulations, judicial decisions and constitutional requirements, which may delay but not materially diminish the practical realization of the enforceability of such obligation, right or remedy;

     (c) no opinion is given herein as to the availability of any specific or equitable relief of any kind or as to the enforceability of any particular remedy provided in any document relating to collateral security;

     (d) the enforcement of any of the rights of the Banks or the Agent is subject to any implied duty of good faith which any of the Banks or the Agent may have;

     (e) we have assumed, for purposes of our opinion in paragraph 3 below, that the laws of the Commonwealth of Massachusetts are substantially similar to the laws of the State of Texas, without research or confirmation; and

     (f) we render no opinion as to the enforceability of any provision contained in any of the Loan Documents purporting to waive any right to a judicial hearing or trial jury.

     Based upon the foregoing, and subject to the limitations and qualifications set forth herein, we are of the opinion that:

     1. Each of the Sterling Companies, other than Sterling Software (U.S.A.), Inc., Sterling Software (Mid America), Inc. and Sterling Software (Southern), Inc., is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation, and has the corporate power and authority to own and operate its properties, to conduct its business as now conducted by it and to enter into and to perform its obligations under each of the Loan Documents. Based solely on current certificates issued by officials of the States of California, Michigan and Georgia, respectively, each of Sterling Software (U.S.A.), Inc., Sterling Software (Mid America), Inc. and Sterling Software (Southern), Inc. is validly existing and in good standing under the laws of the State of California, Michigan and Georgia, respectively. Sterling Software (U.S.A.), Inc., Sterling Software (Mid America), Inc. and Sterling Software (Southern), Inc. each has the corporate power and authority under its charter documents and by-laws to own and operate its properties, to conduct its business as now conducted by it and to enter into and to perform its obligations under each of the Loan Documents. Each of the Sterling Companies, other than Sterling International, Inc., is duly qualified, licensed, admitted or approved to do business as a foreign corporation in the jurisdiction where its chief executive office is located and, to the best of our knowledge and solely in reliance on the certificates delivered to us by and on behalf of each of the Sterling Companies, in each jurisdiction where the failure of such Sterling Company to so qualify would have a material adverse effect on the business or financial condition of the Company and its Subsidiaries taken as a whole. We have been advised by the Company that the failure of Sterling International, Inc., to qualify to do business as a foreign corporation in the jurisdiction where its chief executive offices is located will not have a material adverse effect on the business or financial condition of the Company and its Subsidiaries taken as a whole.

     2. The execution and delivery by each of the Sterling Companies of each of the Loan Documents to which it is a party, the borrowing of the Loans by the Company and the obtaining by the Letters of Credit by each of the Sterling Companies and the performance by each of the Sterling Companies of its agreements and obligations under each of the Loan Documents to which it is a party has been duly authorized by all necessary corporate action including the vote or consent of the shareholders, where necessary, on the part of each of the Sterling Companies and do not and will not (i) conflict with its charter or by-laws, (ii) violate or contravene any provision of any applicable law, regulation, order, ruling or interpretation thereunder (including, without limitation, the Investment Company Act of 1940, as amended), or, to the best of our knowledge, any decree, order or judgment of any court or governmental or regulatory authority, bureau, agency or official (all as from time to time in effect and applicable to any of the Sterling Companies), (iii) to our knowledge, constitute a violation of or a default under, or result in the creation of any mortgage, lien, pledge, charge, security interest or other encumbrance upon any of the property of any of the Sterling Companies under any indenture, mortgage, deed of trust, agreement or instrument to which any of the Sterling Companies is a party or by which any of the Sterling Companies or any of their property is bound, (iv) require any authorization, approval, consent, order or license or any other action by, and no notice to or filing with any governmental or regulatory authority applicable to the Sterling Companies, (v) to the best of our knowledge require any waivers, consents or approval by any of the creditors of any of the Sterling Companies which have not been obtained, or (vi) other than any taxes which may be payable by reference to the gross income of the Agent or any of the Banks in the State of Texas, require the payment of any mortgage recording tax, stamp tax, documentary tax, or other fees or taxes of or within the State of Texas.

     3. Each of the Sterling Companies has duly executed and delivered each of the Loan Documents to which it is a party and each of the Loan Documents constitute the legal, valid and binding obligations of each Sterling Company, enforceable against it in accordance with their respective terms.

     4.  To the best of our knowledge, except as set forth on Schedule 5.11 to
                                                              -------------
the Agreement, there is no pending or threatened action, suit or proceeding before any court, governmental or regulatory authority, agency, commission or board of arbitration, against any of the Sterling Companies, which, if adversely determined, (a) would, after giving effect to applicable reserves, have a materially adverse effect on the financial condition, assets or operation of the Sterling Companies taken as a whole, or (b) would bring into question the legality, validity, or enforceability against such Sterling Company of any Loan Document or the performance thereof.

     5. The execution and delivery by each of the Sterling Companies of each of the Loan Documents to which it is party constitute transactions not requiring registration under the Securities Act of 1933, as amended (the "Securities Act"), and registration or qualification by such Sterling Company of the Loan Documents to which it is a party is not required under the Securities Exchange Act of 1934, as amended, or the securities laws of the States of Texas and Delaware. Qualification of an indenture under the Trust Indenture Act of 1939, as amended, is not required with respect to the transactions contemplated by the Loan Documents.

     6. Assuming the accuracy of the representations and warranties made in the Agreement with respect to the intended use of the proceeds of the Loans and the Letters of Credit, the transactions and arrangements contemplated by the Loan Documents do not violate Regulations G, T or U of the Board of Governors of the Federal Reserve System.

     7. None of the Sterling Companies is an "investment company", or an "affiliated person" or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

     8. A Texas court (or a Federal court applying Texas conflict of law rules), in a properly presented case, should give effect to the express choice of law provisions of the Loan Documents providing that they shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, subject to the qualifications set forth below.

     We note for your information that if a provision in any of the Loan Documents is unenforceable under the law of the chosen jurisdiction, under
Section 35.51 of the Texas Business and Commerce Code, the law of the jurisdiction having the most significant relation to the transaction, the subject matter of the transaction and the parties may be applied to support enforceability of that provision only. We express no opinion herein as to the jurisdiction having the most significant relation to the transaction that are the subject of the Loan Documents, the subject matter of such transactions or the parties to such transactions.

     9. Assuming, contrary to the express choice of law provisions in the Loan Documents that the laws of the State of Texas were to govern the Loan Documents,
(a) the Loan Documents would constitute the valid and binding obligations of the Sterling Companies parties thereto, enforceable against such Sterling Companies in accordance with their respective terms, and (b) the Loan Documents do not, on their face, require the payment of interest at a rate which is usurious.

     10. Under the laws of the State of Texas there is no requirement that the Agent qualify to do business in such state in order to enforce the provisions of the Loan Documents, as amended by the Amendment.

     In rendering the opinion expressed in this paragraph 10, we have relied on
Article 8.01 B subsections (7), (8), (9) and (12) of the Texas Business Corporations Act, all of which exceptions, we believe, are applicable to the transactions evidenced by the Loan Documents, as amended by the Amendment. Such opinion is further based on the assumption that Agent's only contacts with the State of Texas are the transactions evidenced by the Loan Documents.

     In rendering the opinion set forth in paragraph 9 above, we have relied upon the provisions of Tex. Rev. Stat. Ann. art. 506, (S)(S) 1.01 through 1.07 (Vernon 1987), and have assumed:

     (a) that each and every fee payable under and in connection with the Loan Documents is either a bona fide commitment fee or a fee payable for the performance of a service and not for the use, forbearance or detention of money; and

     (b) that each and every usury savings clause contained in the Loan Documents will be given effect and complied with by the Banks in the charging and collection of interest hereunder, and that no amount of interest, by virtue of each such usury savings clause, shall accrue or be due thereunder to the extent that such amount, when taken together with all other payments of interest paid or payable thereunder over the life of the Loans exceeds the highest rate of interest permitted under applicable law.

     In rendering the opinion in paragraph 5, we have evaluated the issuance of the Notes and the transactions evidenced by the Loan Documents in light of the decision rendered by the United States Supreme Court in the case of Reves v.
                                                                    --------
Ernst & Young, 110 S. Ct. 945 (1990) in which the Court adopted the "family
- -------------
resemblance" test for purposes of determining whether notes are "securities." This test permits an issuer to rebut the presumption that a note is a security if it can show that the note in question bears a strong family resemblance to an item on the judicially crafted list of exceptions. Specifically, we believe that a fact-finder in a properly presented case would find that: (a) when assessing the motivations of the parties, the Notes were issued to advance a commercial purpose of Sterling and that the Banks have not acquired the Notes with a view toward the profit the Notes themselves are expected to generate (other than the interest to be paid on the Notes); (b) the plan of distribution of the Notes to the Banks is not such that the Notes were offered and sold to a broad segment of the public or that there is or will be common trading for speculation or investment with respect thereto; (c) the expectation of the Banks and the public generally is that the Notes are not securities; and
(d) the regulatory structure applicable to the Banks and the loans made by the Banks (including Federal Deposit Insurance) reduces the risks associated by the Notes likely rendering the application of securities laws unnecessary. As a result, we believe such fact-finder would conclude that the Notes are not "securities" for purposes of applicable securities laws. It should be noted, however, that with respect to the first aspect of the family resemblance test, the Court in Reves did not specifically conclude that notes reflecting loans
             -----
made by the bank or financing company to a business in the ordinary course of business are not securities. Alternatively, if a fact-finder concluded that the Notes are "securities" under applicable securities laws, we believe that a fact-finder, in a property presented case, should conclude that the issuance of the Notes to the Banks is exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) as a transaction "by an issuer not involving any public offering." In reaching this conclusion, we have assumed
(i) that the Banks are sophisticated, institutional investors and are "accredited investors" as such term is defined in the rules promulgated under the Securities Act, and (ii) the direct negotiation between Sterling and the Banks with respect to the issuance of the Notes did not constitute a general solicitation.

     This opinion is as of the date hereof, and we hereby disclaim any obligation to advise you of any change in any matters set forth herein.

     This opinion is limited to the matters expressly set forth herein and no opinion is to be inferred or may be implied beyond the matters expressly so stated.

     This opinion is being furnished only to you and is solely for your benefit. This opinion may not be used, circulated, quoted, relied upon or otherwise referred to for any purpose without our prior written consent; provided,
                                                               --------
however, that you may furnish this opinion to a proposed assignee of or a participant in the Loans.


                                       Very truly yours,



                                       JACKSON & WALKER, L.L.P.

                                                                       EXHIBIT D
                                                                       ------- -


                             COMPLIANCE CERTIFICATE

                              ___________ __, 1995

To Each of the Banks Referred to Below,
c/o The First National Bank of Boston, as Agent
100 Federal Street
Boston, Massachusetts  02110
Attn: High Technology Division

Ladies and Gentlemen:

  Reference is made to the Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of August 24, 1995 (as amended and in effect from time to time, the "Agreement") among the undersigned, the lenders listed on Schedule
              ---------                                                --------
1.1 thereto (collectively, the "Banks") and The First National Bank of Boston,
- ---                             -----
as agent for the Banks (the "Agent").  Capitalized terms which are used herein
                             -----
without definition and which are defined in the Agreement shall have the same meanings herein as therein.

  The undersigned hereby certifies as follows: (a) the information furnished in the materials attached hereto was true, correct and complete as at the last day of the calendar quarter immediately preceding the date of this certificate; (b) as of the date hereof, no Default or Event of Default has occurred and is continuing; (c) the financial statements attached hereto were prepared in accordance with Generally Accepted Accounting Principles; and (d) the representations and warranties contained in the Agreement were true and correct in all material respects when made and are true and correct in all material respects at and as of the date hereof, except, in each case, as affected by the consummation of the transactions contemplated by the Loan Documents and to the extent that such representation or warranty may relate by its terms solely to a prior date.

  IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate on behalf of Sterling Software, Inc. as of the date first written above.

                            STERLING SOFTWARE, INC.



                            By:_____________________________
                              Title:

                           [Worksheet to be provided]

                                                                       EXHIBIT E
                                                                       ---------

                       FORM OF ASSIGNMENT AND ACCEPTANCE
                       ---------------------------------

                           Dated as of [Insert date]

     Reference is made to the Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of August 24, 1995 (as from time to time amended and in effect, the "Agreement"), among STERLING SOFTWARE, INC., a Delaware corporation (the "Company"), the banking institutions referred to therein as Banks (collectively, the "Banks"), and THE FIRST NATIONAL BANK OF BOSTON, a national banking association, as agent (in such capacity, the "Agent") for the Banks. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Agreement.

     [Insert name of Bank] (the "Assignor") and [Insert name of Assignee] (the "Assignee") hereby agree as follows:

     1.  Assignment.  Subject to the terms and conditions of this Assignment and
         ----------
Acceptance, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes without recourse to the Assignor, a $[Insert amount purchased] interest in and to the rights, benefits, indemnities and obligations of the Assignor under the Agreement equal to [Insert percentage of Total Commitment]% in respect of the Total Commitment immediately prior to the Effective Date (as hereinafter defined).

     2.  Assignor's Representations.  The Assignor (i) represents and warrants
         --------------------------
that (A) it is legally authorized to enter into this Assignment and Acceptance,
(B) as of the date hereof, its Commitment is $[Insert amount of Assignor's Commitment], its Commitment Percentage is [Insert Assignor's Commitment Percentage]%, the aggregate outstanding principal balance of its Loans equals $[Insert outstanding principal balance of Loans payable to Assignor], the aggregate amount of its Letter of Credit Participations equals $[Insert aggregate amount of Letter of Credit Participations] (in each case after giving effect to the assignment contemplated hereby but without giving effect to any contemplated assignments which have not yet become effective), and (C) immediately after giving effect to all assignments which have not yet become effective, the Assignor's Commitment Percentage will be sufficient to give effect to this Assignment and Acceptance, (ii) makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement, the other Loan Documents or any other instrument or document furnished pursuant thereto or the attachment, perfection or priority of any security interest or mortgage, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder free and clear of any claim or encumbrance; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or any of its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Company or any of its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of its obligations under the Agreement or any of the other Loan Documents or any other instrument or document delivered or executed pursuant thereto; and (iv) attaches hereto the Note delivered to it under the Agreement.

     The Assignor requests that the Company exchange the Assignor's Note for new Notes payable to the Assignor and the Assignee as follows:

                   Notes Payable to                    Amount of
                     the Order of:                        Note
              ----------------------------      ------------------------


              Assignor                          $[Insert amount]
              Assignee                          $[Insert amount]

     3.  Assignee's Representations.  The Assignee (i) represents and warrants
         --------------------------
that (A) it is duly and legally authorized to enter into this Assignment and Acceptance, (B) the execution, delivery and performance of this Assignment and Acceptance do not conflict with any provision of law or of the charter or by-laws of the Assignee, or of any agreement binding on the Assignee, (C) all acts, conditions and things required to be done and performed and to have occurred prior to the execution, delivery and performance of this Assignment and Acceptance, and to render the same the legal, valid and binding obligation of the Assignee, enforceable against it in accordance with its terms, have been done and performed and have occurred in due and strict compliance with all applicable laws; (ii) confirms that it has received a copy of the Agreement, together with copies of the most recent financial statements delivered pursuant to (S)8.4 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement; (iv) represents and warrants that it is an Eligible Assignee; (v) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Agreement and the other Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (vi) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Agreement are required to be performed by it as a Bank; and (vii) acknowledges that it has made arrangements with the Assignor satisfactory to the Assignee with respect to its pro rata
                                                                   --- ----
share of Letter of Credit Fees in respect of outstanding Letters of Credit.

     4.  Effective Date.  The effective date for this Assignment and Acceptance
         --------------
shall be [Insert Effective Date] (the "Effective Date"). Following the execution of this Assignment and Acceptance and the consent of the Company hereto having been obtained, each party hereto shall deliver its duly executed counterpart hereof to the Agent for acceptance by the Agent and recording in the Record by the Agent. Schedule 1.1 to the Agreement shall thereupon be replaced as of the
           -------- ---
Effective Date by the Schedule 1.1 annexed hereto.
                      -------- ---

     5.  Rights Under Agreement.  Upon such acceptance and recording, from and
         ----------------------
after the Effective Date, (i) the Assignee shall be a party to the Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder, and (ii) the Assignor shall, with respect to that portion of its interest under the Agreement assigned hereunder, relinquish its rights and be released from its obligations under the Agreement; provided, however, that the Assignor shall retain its rights to be indemnified
- --------  -------
pursuant to (S)15 of the Agreement with respect to any claims or actions arising prior to the Effective Date.

     6.  Payments.  Upon such acceptance of this Assignment and Acceptance by
         --------
the Agent and such recording, from and after the Effective Date, the Agent shall make all payments in respect of the rights and interests assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and the Assignee shall make any appropriate adjustments in payments for periods prior to the

Effective Date by the Agent or with respect to the making of this assignment directly between themselves.

     7.  Governing Law.  THIS ASSIGNMENT AND ACCEPTANCE IS INTENDED TO TAKE
         -------------
EFFECT AS A SEALED INSTRUMENT TO BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICT OF LAWS).

     8.  Counterparts.  This Assignment and Acceptance may be executed in any
         ------------
number of counterparts which shall together constitute but one and the same agreement.

     IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Assignment and Acceptance to be executed on its behalf by its officer thereunto duly authorized, as of the date first above written.

                              [INSERT NAME OF BANK]

                              By: _________________________
                                  Name:
                                  Title:

                              [INSERT NAME OF ASSIGNEE]

                              By: _________________________
                                  Name:
                                  Title:

CONSENTED TO:
- -------------

STERLING SOFTWARE, INC.

By:__________________________
      Name:
      Title:

THE FIRST NATIONAL BANK
OF BOSTON, as Agent

By:__________________________
      Name:
      Title: